As filed with the Securities and Exchange Commission on October 6, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ACETEX CORPORATION

(Exact name of Registrant as specified in its charter)

Alberta	Not Applicable
(Province or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

750 World Trade Centre

999 Canada Place

Vancouver, British Columbia V6C 3E1

(604) 688-9600

(Address and telephone number of Registrant's principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address (including zip code) and telephone number

(including area code) of agent for service)

Copies to:

Phyllis G. Korff, Esq.	David W. Ross, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP	Burnet Duckworth & Palmer LLP
4 Times Square	350 – 7th Avenue S.W.
New York, New York 10036-6522	Calgary, Alberta T2P 3N9
(212) 735-3000	(403) 260-0100

Approximate date of commencement of proposed sale of the securities to the public:

From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares	2,355,598	$5.30	$9,303,575.64	$752.66

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant's common shares on The Toronto Stock Exchange on October 3, 2003, converted to U.S. dollars using a factor of .7452, which was the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on such date.

(2)

Fees paid in  respect of that F-3 withdrawn on October 3, 2002 are to be carried forward and applied to this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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ACETEX CORPORATION

2,355,598 Common Shares

2,355,598 shares of our common shares are being offered from time to time by the selling shareholders named in this prospectus.  The selling shareholders acquired these shares in connection with our acquisition of AT Plastics Inc., which occurred on August 5, 2003.  The common shares may be offered and sold from time to time by the selling shareholders through underwriters, dealers or agents or directly to one or more purchasers in fixed price offerings, in negotiated transactions, at market prices prevailing at the time of sale or at prices related to the market prices.  The terms of the offering and sale of common shares in respect of which this prospectus is being delivered shall be set forth in a prospectus supplement.  See "Plan of Distribution."

Our common shares are listed on the Toronto Stock Exchange under the symbol "ATX".  On October 3, 2003, the last reported sale price for our common shares on the Toronto Stock Exchange was Cdn $5.40.

We will not receive any proceeds in connection with the common shares sold by the selling shareholders pursuant to this prospectus.

An investment in our common shares involves a high degree of risk.  Before purchasing any common shares, you should consider carefully the risks described under "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offence.

The date of this prospectus is October 6, 2003.

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TABLE OF CONTENTS

Page

RECENT DEVELOPMENTS

Business of AT Plastics

RESTRUCTURING PLAN

RESEARCH AND DEVELOPMENT

RAW MATERIALS

PRODUCTION PROCESS

SALES AND MARKETING

EMPLOYEES

MANUFACTURING FACILITIES

ENVIRONMENTAL MATTERS

LITIGATION

RISK FACTORS

CAPITALIZATION

SPECIAL NOTE REGARDING FORWARD LOOKING INFORMATION

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

WHERE YOU CAN GET MORE INFORMATION

INCORPORATION BY REFERENCE

USE OF PROCEEDS

DIVIDEND POLICY

Market History

DESCRIPTION OF SHARE CAPITAL

INCOME TAX CONSIDERATIONS

SELLING SHAREHOLDERS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

You should rely only on the information contained in this prospectus or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This prospectus may only be used where it is legal to sell these securities.  The information contained in this prospectus may only be accurate as of the date of this prospectus.

References in this prospectus to "Acetex," "we," "us," and "our" refer to Acetex Corporation and its subsidiaries, unless otherwise specified.

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PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, and included elsewhere in the prospectus.  Except as otherwise indicated, "Acetex", "company", "we", "our" and "us" refer to Acetex Corporation and "AT Plastics" refers to AT Plastics Inc.  With respect to the description of our business contained in this prospectus, such terms refer to Acetex Corporation and our subsidiaries.  "Fiscal 2002" refers to the 12 month period ended December 31, 2002.  "LTM". refers to the 12 month period ended June 30, 2003.  "AT Plastics Acquisition" refers to the acquisition ! of AT Plastics Inc. as described under the AT Plastics Acquisition.

General

Acetex is a leading integrated European producer and distributor of acetic acid, vinyl acetate monomer ("VAM"), polyvinyl alcohol ("PVOH") and other derivative products of acetic acid, collectively referred to as "Acetyls".

AT Plastics Acquisition

On August 5, 2003 Acetex acquired AT Plastics Inc. pursuant to a transaction in which AT Plastics was amalgamated with a subsidiary of Acetex and each shareholder of AT Plastics received 1/6 of an Acetex share for each AT Plastics share held.  Acetex assumed AT Plastics' employee stock option plans and subject to certain adjustments, certain outstanding warrants of AT Plastics.

Concurrently with the acquisition Acetex issued $75 million 10 7/8% senior notes due 2009, the proceeds of which were applied to reduce certain of the outstanding indebtedness of AT Plastics.

Business of AT Plastics

AT Plastics develops and manufactures specialty plastic resins and film products for a number of niche end markets in North America and around the world.

Selling Shareholders

Perry Partners LP and Perry Partners International, Inc. acquired 2,355,598 common shares of Acetex pursuant to the AT Plastics acquisition.  This prospectus covers the resale by those parties of up to that number of shares.

Risk Factors

You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before buying common shares qualified for resale pursuant to the terms hereof.

THE COMPANY

Acetex is a leading integrated European producer and distributor of acetic acid, vinyl acetate monomer (“VAM”), polyvinyl alcohol (“PVOH”) and other acetic acid derivatives, collectively referred to as “Acetyls”.  Acetyls are key chemical intermediates used in a wide variety of end use products, including paints, coatings, adhesives, beverage containers, detergents, textiles, pharmaceuticals and agrochemicals.  Based on reported capacity, Acetex is the second largest producer of acetic acid, the third largest producer of VAM and one of the lowest-cost manufacturers of Acetyls in Europe, where the Company has historically generated approximately 90% of its sales.  The Company attributes its favorable market position to (i) its low manufacturing costs stemming from its economies of scale a! nd integrated manufacturing facilities, close proximity to its customers and natural gas supply, favorable methanol and natural gas supply contracts and technologically advanced production methods; (ii) its long-standing customer relationships; and (iii) the reliable and cost-effective service it provides to its customers include large multi-national chemical companies, such as AK2O, Atofina, BASF, Dow Chemical, Repsel, Rhodia and Vinamel.

*  *  *

Our principal executive offices are located at 750 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1.  Our telephone number is (604) 688-9600.

RECENT DEVELOPMENTS

On August 5, 2003 Acetex completed an acquisition transaction with AT Plastics pursuant to which AT Plastics was amalgamated with a subsidiary of Acetex and each shareholder of AT Plastics received 1/6 of an Acetex share for each AT Plastics share held.  Acetex also assumed AT Plastics' employee stock option plans and, subject to certain adjustments, outstanding warrants of AT Plastics.

Concurrent with the acquisition Acetex completed an increase to its bond indenture raising a face amount of 75,000,000 10 7/8% senior notes due August 1, 2009.  The net proceeds of this offering were applied together with a portion of cash on hand to the repayment of term debt and related interest and fees of AT Plastics.

The selling shareholders which together owned or exercised direction or control over approximately 28% of the issued and outstanding shares of AT Plastics agreed to vote in favor of the transaction provided that Acetex complied with its covenants to such parties and filed an application to register the Acetex shares to be received by such parties with the United States Securities and Exchange Commission on or before July 20, 2003.  The selling shareholders now hold 2,355,598 common shares of Acetex representing approximately 6.96% of the issued and outstanding shares of Acetex.

AT Plastics was incorporated under the Ontario Business Corporations Act by certificate of incorporation dated March 14, 1989.  AT Plastics' only operating subsidiaries are wholly owned North Carolina incorporated AT Plastics Corporation and wholly owned Alberta incorporated Alberta AG-Industries Ltd.

AT Plastics develops and manufactures specialty plastic resins and film products for a number of niche end markets in North America and around the world.  Through unique process engineering, AT Plastics has developed proprietary and patented process designed to meet evolving customer requirements for high quality, specialized products and services.  Operating from an engineering and manufacturing facility in Edmonton, Alberta, Canada AT Plastics produces specialty plastic resins and compounds for applications such as thermal laminating, hot melt adhesives, automotive products, packaging, as well as medical and film products for horticultural markets.

BUSINESS OF AT PLASTICS

General

AT Plastics develops and manufactures specialty plastic resins and film products for a number of niche end markets in North America and around the world. Through unique process engineering, AT Plastics has developed proprietary and patented processes designed to meet evolving customer requirements for high quality, specialized products and services. Operating from a modern, state-of-the-art engineering and manufacturing facility in Edmonton, Alberta, Canada, AT Plastics produces specialty plastic resins and compounds for applications such as thermal laminating, hot-melt adhesives, automotive products, packaging and medical products, as well as film products for horticultural markets.  Plastics has reached a leading market position in the specialty polymers and films markets by: (i) focusing on developing products addressing sp! ecific customer needs; (ii) leveraging its advanced product development and leading proprietary technologies used in its five versatile reactors; and (iii) taking advantage of its strategically located manufacturing operations in Edmonton, Alberta, where AT Plastics can access a low cost ethylene feedstock supply.  Plastics sells its products to over 300 primary customers in the United States, Canada and the rest of the world, including A1phaGary, Avery Denison, Baxter Healthcare, Cardinal Healthcare, CITGO, Collins & Aikman, General Binding Corporation, H. B. Fuller, Henkel and Kraft. In 2002, 71 % of AT Plastics' sales were to US customers, 21 % to Canadian customers and 8 % to customers outside Canada and the US.

For the fiscal year ended December 31, 2002, the Specialty Polymers business generated sales of US$128.2 million (excluding intra-company sales of US$4.7 million), representing 82% of AT Plastics consolidated sales and the Films business generated sales of US$28.1 million, representing 18 % of AT Plastics consolidated sales. For the year ended December 31, 2002, AT Plastics generated total consolidated sales of US$156.3 million and a net loss of US$7.0 million.

Industry Overview

The plastics industry is a multi-billion dollar industry consisting of commodity and specialty resin producers, compounders, fabricators, additive suppliers and machinery and equipment manufacturers. Large volume commodity resins include polyethylene, polypropylene, polyvinyl chloride and polystyrene. Specialty and engineering resins include polyamides (nylon), thermoplastic elastomers, polycarbonates and ethylene copolymers such as EVA, ethylene ethyl acrylate ("EEA"), ethylmethyl acrylate ("EMA") and ionomers. Specialty plastics such as those produced by AT Plastics generate materially higher profit margins and have greater price stability than commodity products.

Polyethylene is the most widely used thermoplastic in the world and is one of the principal plastics used in the manufacture of hundreds of consumer and industrial products. In general, polyethylene offers a number of properties suitable for many different end uses. There are three main types of polyethylene: low density polyethylene ("LDPE"), linear low-density polyethylene ("LLDPE"), and high density polyethylene ("HDPE").

AT Plastics only participates in the LDPE segment of the polyethylene market with a focus on specialty EVA homopolymers and medium/high EVA copolymers (those with greater than 5% vinyl acetate monomer content). This differentiated segment of the LDPE market is estimated to be approximately 20% of the total LDPE market.

AT Plastics' specialty polymers are used to produce thermal laminating products, hot-melt adhesives, foam, automotive parts, pipe, medical tubing and food, industrial, pharmaceutical and other consumer packaging. Being highly specialized and marketed in relatively small quantities, resins for many of these markets tend to be of limited interest to larger producers. These markets also require a high level of product development capability and an intense level of sales and technical service interaction with the customer. However, they can generate healthy profits for niche end market competitors such as AT Plastics and result in greater price stability than commodity products.

Through the first quarter of 2003, selling prices for specialty polymers and commodity products increased following significant spikes in feedstock costs. During the second quarter of 2003, selling prices of commodity products fell marginally due to a corresponding decrease in raw material costs. Specialty products selling prices, which historically were less volatile, remained stable throughout the period. During the second quarter, industry announcements on increasing selling prices for commodity and low-density polymer products were made, effective August 2003, contributing to the price stability for the speciality products.

AT Plastics films are used in the agricultural, horticultural and construction industries as well as in greenhouse and nursery films, silage bags and construction films. The Films business benefits from cost and knowledge sharing with the Specialty Polymer business.  AT Plastics films are produced using externally sourced resins as well as captively produced specialty polymer resins, both of which enhance the films' characteristics. The Films business participates in two specialty markets (Silage and Greenhouse & Nursery) and complements the seasonal nature of these markets with discretionary commodity sales to the construction industry.

The most significant change in AT Plastics' competitive environment in the Films business has been the active participation of off-shore manufacturers, primarily from Europe and China. The market strategy of European and Chinese producers in the North American films market has been to offer large amounts of low-quality, inexpensive commodity products.  AT Plastics' response has been to maintain its market share by offering high-quality specialty products to niche end markets and by emphasizing customer service. Although higher than ever before, pricing has recently showed indications of softening as a result of end-use customers looking for more inexpensive options due to the overall poor economic climate.

Competition

AT Plastics is a leading producer of EVA copolymers in Canada. There are three major competing manufacturers of medium and high EVA copolymers located in the United States: DuPont, Equistar and ExxonMobil. In addition, Dow Chemical manufactures EVA primarily for captive use. Most of AT Plastics' competitors have generally emphasized high volume and low cost commodity polyethylene production. Conversely, AT Plastics' management has carefully selected growing in international niche end markets for homopolymers and copolymers that require significant propriety technology, shorter production runs and a significant element of customer service.

The principal competitors in the high margin segment of the North American horticultural and specialty agricultural film market include Ag-Bag International Limited, Armin (a division of Tyco Laboratories, Inc.), Klerks of Belgium and Up North. Technology and rigorous quality control represent significant barriers to entry into these markets, as such products must withstand a full range of climatic conditions in order to protect high value crops and animal feed  AT Plastics is one of many suppliers in the construction and commodity agricultural films market in Canada.

Products

The following table sets forth certain sales volume information relating to AT Plastics products:

	Years Ended December 31,
	1998	1999	2000	2001	2002
		(thousands of tones)
Specialty Polymers	82.1	120.2	133.2	126.1	131.6
Films	12.8	12.5	11.9	11.9	12.9

Specialty Polymers

Business Overview

The Specialty Polymers business manufactures EVA copolymers, specialty low-density compounds and homopolymers in a wide range of grades, each of which offers unique performance characteristics.  AT Plastics' flexible reactor configuration allows economic production runs tailored to the needs of its customers. This ability to offer multiple product grades with varying VAM content, molecular weight and other properties has been a key component of AT Plastics' specialty copolymers strategy. The Specialty Polymers business strategy is to focus its product mix on EVA copolymers, specialty compounds and other specialty homopolymers. The specialization strategy employed by AT Plastics allows it to reduce its exposure to the cyclical nature of the commodity polyethylene industry.

AT Plastics' Specialty Polymers business has a nameplate capacity of 150 MT, which may vary depending on the mix of products produced over any given period. LTM period production was 135.7 MT, or 90% of nameplate capacity, and was influenced by planned maintenance shutdowns, product mix and the proportion of capacity utilized for new product developments. Capacity utilization on a LTM period basis was 89.5%.

Products Overview

AT Plastics holds a leading market position in the hot melt adhesives, medical, coating and laminating, and automotive end-use markets. In addition, AT Plastics participates in the flexible packaging market, as well as other markets, to maximize the capacity utilization of its plants as well as to capitalize on favorable pricing opportunities.

The following represent some of the end-use markets for AT Plastics specialty EVA and homopolymers resins:

Hot Melt Adhesives - AT Plastics sells medium to high EVA copolymers used in adhesives for the consumer packaging, bookbinding, automotive, construction and furniture industries. Environmental regulations are driving customers away from traditional solvent-based adhesives, which may have adverse effects on air quality, to the newer hot-melt technology which uses AT Plastics' products. The North American market in EVA is characterized by a very small number of technically sophisticated suppliers offering similar product ranges and emphasizing service.

Medical - AT Plastics supplies EVA copolymers used for medical products, such as medical hoses, tubing and intravenous bags, in which EVAs are replacing polyvinyl chlorides for some film applications. EVA copolymers and specialty LDPE are also used in pharmaceutical packaging, which includes aqueons drug inhalers, medical ointment packaging and tablet containers. The high quality standards of this customer group create a strong barrier to entry for competitors, as approvals for new resin suppliers take up to two years. Resins for medical and pharmaceutical applications are often highly specialized and sold in small quantities that are generally of limited interest to larger producers. However, such resins can generate healthy profits for niche end market producers such as AT Plastics.

Coating and Laminating - AT Plastics sells homopolymer LDPE to the extrusion coating market and EVA copolymers to the extrusion coating and laminating market. End uses include snack food packaging, sugar paper and industrial coated products. Thermal lamination films are replacing solvent and water-based coatings because of environmental concerns and lower costs. This market has a small number of technically sophisticated customers and suppliers.

Automotive - AT Plastics has developed certain EVA copolymer grades for blending with other materials to provide lightweight, easily molded, foamable and temperature resistant materials with good sound dampening properties. These grades are generally used in the automotive industry for carpet backing and sound dampening sheet and body sealants.  AT Plastics' flexible production techniques allow it to compete in this highly specialized, rapidly changing market, in which customers demand high-quality products at reasonable cost.

Flexible Packaging - AT Plastics sells EVA copolymers, homopolymers and compounds to the North American packaging market.  AT Plastics focuses on niche, higher margin applications such as food and medical packaging, printed labels, batch inclusion film, and seal layer co-extrusions. The North American flexible packaging film market for LDPE and EVA resins is approximately 4.8 billion pounds per year.  AT Plastics' share of this market is small as AT Plastics has redirected its manufacturing capacity to meet the stringent specifications of the more demanding applications in flexible packaging.

Other - In addition to the product groups above, AT Plastics sells to other customers that use its specialty copolymers and compounds for a variety of industrial and manufacturing end use applications, including plastic compounds, wax blends, foam and injection molded and blow molded products.

Films

Business Overview

AT Plastics' Films business primarily manufactures single and multi-layer specialty films, from internally produced and externally purchased polyethylene commodity resins and specialty polymers. These include horticultural and specialty agricultural films and commodity agricultural and construction films. Agricultural film products include greenhouse and silage films while construction products include film for vapor barriers.  AT Plastics holds leading market positions in both the "Greenhouse and Nursery" and "Silage and Grain" storage markets.

AT Plastics' Films business has a nameplate capacity of 18.1 thousand tonnes, which may vary depending on the mix of products produced over any given period. LTM period production was 14.8 thousand tonnes or 82% of nameplate capacity. The production of master rolls and subsequent downstream rewinding to the roll length required by the customer has the potential to increase the effective output of the business.

Products Overview

Greenhouse and Nursery-AT Plastics manufactures greenhouse and nursery films, which have become a cost-effective alternative to glass for greenhouses.  AT Plastics now offers the most complete line of horticultural films worldwide, with product lines that include ultraviolet-stabilized, energy-efficient thermal and anti-condensate film. These films, in addition to being cost effective, provide improved energy efficiency, light distribution and anti-condensate control features.

Silage and Grain Storage -AT Plastics produces silage films and large silage bags for use in on-farm production and storage of silage. Large bags (up to 500 feet long and up to 14 feet wide) are replacing concrete silos and open pit bunkers for the storage and production of silage for animal feed. Concrete silos are expensive to build and silage bags offer lower capital costs. In addition, silage bags can be filled in the field and stored in the field until needed, which eliminates the cost and effort of transporting feed to and from a fixed concrete silo. University studies also indicate that silage produced in bags is more nutritious.  AT Plastics is the only supplier of 60 foot silage sheeting in North America. Benefits of large sheeting include reduced waste and labor for the customer.

Construction and Commodity Agricultural Films - Construction and commodity agricultural films consist primarily of lower margin products such as vapor barriers used in residential construction and in miscellaneous on-farm applications, such as haystack covers.  AT Plastics competes in the construction and commodity agricultural films business primarily in order to utilize excess capacity during seasonal production lows.

RESTRUCTURING PLAN

AT Plastics installed a new management team in 2000 that engaged in restructuring efforts. Over the past two years, AT Plastics has undertaken a number of strategic initiatives designed to improve the company's overall financial strength by focusing the business on areas where AT Plastics holds competitive advantages.

These initiatives included the disposal of several business units with combined sales for the year ended December 31, 2000 of US$52.0 million, the issuance of US$20.9 million of new equity, a US$121.9 million refinancing of company debt and ongoing cost reduction programs.

The restructuring program was completed in the first quarter of 2002 and a resulting special charge of US$6.4 million was recorded at that time. Special charges of US$10.5 million were incurred in 2001 that related to the disposition of discontinued operations and certain restructuring fees. Additionally, in February 2003, AT Plastics undertook a cost reduction initiative that combined the reorganization and consolidation of certain management and operational functions through a series of reassignments and restructurings with an additional 8% reduction in AT Plastics' workforce.  AT Plastics expects to realize annualized pre-tax savings of approximately US$2.4 million from the initiative, with approximately US$1.8 million in savings occurring in fiscal 2003. A special pre-tax restructuring charge of US$1.2 million was incurred! in the first quarter of 2003.

Various other initiatives that AT Plastics has engaged in over the course of the restructuring efforts include the Target Account Program, whereby target accounts within specified markets are identified and account managers are expected to turn prospects into buying customers. These customers tend to appreciate AT Plastics' customer-focused approach, which emphasizes sales, technical service, customer service, manufacturing, logistics, research and technology, and which distinguishes the company from its lower-volume competitors' threshold.  AT Plastics has also focused on introducing new technology to solidify and improve its market position, including introducing improvements in reactor design, which allow AT Plastics to broaden its product range and flexibly respond to short-notice market opportunities.  AT Plastics also un! dertook to improve the profitability of its Films business, by using lower cost materials, improving manufacturing processes, implementing longer production runs and reducing waste.

RESEARCH AND DEVELOPMENT

AT Plastics maintains its market position in specialty and value-added niche end markets through ongoing research and development aimed at advancing its own technology and providing expert technical service to customers using AT Plastics products. This technical capability is an integral part of AT Plastics' marketing strategy.  AT Plastics' research and development group establishes relationships with customers through on-going development and support. In the Specialty Polymers business, the high-pressure polymerization technology employed by AT Plastics requires highly competent engineering skills. In the Films business, programs of applied research have led to advances in mono- and co-extruded films, long-life greenhouse coverings and thinner film with equivalent strength.  AT Plastics relies upon and benefits from laws gov! erning trade secrets and proprietary technology to establish and maintain its proprietary rights and is the holder of several patents and trademarks relating to its products and technical processes.  AT Plastics also benefits from its knowledge and experience in process engineering and formulations required in the manufacture of its specialty products. These factors represent significant barriers to entry into the markets AT Plastics serves.

RAW MATERIALS

AT Plastics' operating cost structure is primarily dependent on the costs of its raw materials, particularly ethylene, vinyl acetate and commodity resins, which are generally driven by changes in the price of natural gas. Logistics costs, including transportation, warehousing and rail car costs, have been gradually managed downward over the past two years. Costs for VAM, which are driven by market cycles and fluctuate with the cost of ethylene and supply demand, have been historically volatile and account for approximately 10% of AT Plastics' total production costs.

Ethylene is the major raw material for AT Plastics' main business segment, representing approximately 52% of its cost of sales. Ethylene is purchased under a long-term contract, with the price based on several benchmark parameters, including the cost of natural gas and the price of US Gulf Coast ethylene.  AT Plastics has enjoyed a cost advantage for its ethylene due to the "Alberta Advantage". The "Alberta Advantage" refers to the historically lower price of natural gas in Alberta, compared to the United States, due to differing supply and demand factors, extraction and gathering efficiencies and distribution costs.

Natural gas prices over the last ten years were relatively stable with small incremental adjustments for market and seasonal conditions. Very unusual circumstances in the fourth quarter of 2000 and in early 2001 caused an almost quadrupling of historical gas prices which resulted in a doubling of ethylene purchase costs for AT Plastics compared to 2000. Natural gas prices then declined slowly through 2002, but spiked upward again through the first six months of 2003.

Because of the increase in volatility of natural gas pricing over the past two years, it has been difficult for AT Plastics to pass the full cost increase through to its customers until recently. Price increases were announced by industry participants in early 2001, but the duration of the cost spike allowed for only minor gains in selling prices involving certain market segments. To further help offset the increase in raw material costs, AT Plastics maintained strong cost control measures including overhead reductions. In addition, through the winter of 2001 to 2002, AT Plastics hedged its natural gas exposure using call options that protected it from a price increase but allowed AT Plastics to benefit fully from the lower gas prices over the period. This program of purchasing call options on natural gas was continued through 2002 and ! ended in early 2003. The program helped mitigate the effects of a natural gas price spike in the markets through the first half of 2003. In addition, selling price increases were successfully implemented in the first quarter of 2003 to help offset the impact of higher raw material costs resulting primarily from the increase in the price of natural gas.

In 1999, AT Plastics began purchasing ethylene directly under a long term contract with Novacor Chemicals Ltd. (now NOVA Chemicals Corp.) that has ensured a long-term supply of ethylene for AT Plastics. This new "cost of manufacture-related" contract is expected to continue to provide a favorable ethylene cost, as compared to the contract price of ethylene on the US Gulf Coast. A provision has been made for incremental ethylene supply to support increased volume for potential increased production in the future.

PRODUCTION PROCESS

Specialty Polymers

The AT Plastics Polymers facility in Edmonton is in continuous operation 365 days per year. The facility's five separate reactors are tailored for the smaller, specialized runs required by higher EVA applications.

Ethylene is an important raw material used in the production of plastic resins, fibers, solvents, paints and adhesives. Ethylene is polymerized to produce low-density polyethylene in a multi-step reaction that transforms a monomer feedstock into a polymer product with a range of chain lengths in either autoclave or tubular reactors. VAM is introduced during the polymerization process to create copolymers. These copolymers can contain up to 40% VAM. Autoclave processing is employed by AT Plastics and is well-suited to smaller production runs of specialty grade homopolymers and copolymers, particularly those with high VAM content. Tubular processing is well-suited to long production runs creating large volumes of commodity-grade homopolymers and copolymers. Tubular processing is not able to produce high-VAM content copolymers and does not! allow grades to be easily changed. Approximately 20 to 25 times the volume of off-spec material will be produced during a grade change in a tubular reactor versus an autoclave reactor.

The newest reactor in the Edmonton facility offers a unique extruder and screen pack for films grade products, specialized filtration technology for production of clear EVA products and a degassing process to ensure high product purity. The recent addition of improved mixing technology allows AT Plastics to participate in the opportunistic commodity business when favorable market conditions arise.

Films

AT Plastics uses the blown film process to fabricate its film products. The blown film process is used to produce a wide variety of products, ranging from simple monolayer films for bags to very complex multilayer structures used in food packaging. The process begins when virgin resin material, which can be used in combination with recycled material and can be either a single component or a blend of two or more polymers, is fed into an extruder. Various additives such as slip, antiblock, or pigments can also be added. The extruder melts the polymer and creates the necessary high level of pressure to push the molten polymer through a die which forms molten polymer from the extruder. After stretching and cooling, the polymer material is stabilized and collapsed in a frame below the nip rolls. Any of several auxiliary processes, such as tr! eating, slitting, sealing or printing can be performed on the polymer material. Once finished, film can be made into rolls using a winder for subsequent processing, or fed to a bag and tubing machine and converted into bags.

SALES AND MARKETING

AT Plastics' marketing strategy is to maintain its strong customer base and expand its share of the growing market for its Specialty Polymer and Film products. Marketing offices are located in Canada and the United States.

AT Plastics maintains multiple routes to market to service its customer base. Products are primarily sold and distributed through sales representatives employed by AT Plastics, which targets sales to specific customers. Certain products, such as AT Plastics' greenhouse, horticultural and silage films, are marketed through using a network of specialized distributors. In instances where technical expertise is less important to the product user, AT Plastics uses general distribution channels to sell its products.

A portion of AT Plastics sales are made pursuant to long-term sales contracts. For 2002, four customers accounted for approximately 32.5% of AT Plastics' total revenues.  AT Plastics enjoys long-standing relationships with these and other customers.

EMPLOYEES

As of December 31, 2002, AT Plastics had a total of 416 full-time employees, with 305 in operations functions in Edmonton, 35 in sales and marketing throughout North America and the balance in service and corporate functions primarily in Edmonton and the Canadian head office in Brampton, Ontario.

AT Plastics employees are represented by the Edmonton and Westlock branches of the Communication, Energy & Paperworkers Union. AT Plastics has not experienced strikes, slow downs or work stoppages in the last 40 years, and AT Plastics believes that its relationship with its employees is satisfactory.  AT Plastics' current labor agreement expires in February 2004, with negotiations slated to begin in the fall of 2003.

MANUFACTURING FACILITIES

AT Plastics' production facilities are located in Edmonton, Alberta, Canada. The site is located on approximately 100 acres owned by AT Plastics and has been in operation since 1953. There are five compolymer reactors and four blown films lines at the Edmonton facility in addition to warehouse, office and rail facilities. The main feedstock, ethylene, is delivered via pipeline to the site. VAM, the second major consumable, is delivered by truck. Outgoing product is shipped by rail, hopper truck and other common carriers in accordance with customer's requirements.  AT Plastics also operates a rewind facility in Westlock, Alberta. This facility rewinds and folds silage bags for the Films business.

Initial start-up of production at the new 5R copolymer reactor at Edmonton took place in November 1998, and the facility achieved commercial production during the first quarter of 1999. By the second half of 2000, the new reactor had been successfully fine-tuned and all reactors in the facility achieved monthly performance records. During 2002, AT Plastics made technical improvements to the 5R reactor, permitting more flexible production planning and allowing the Edmonton facility to be more responsive to changing market demands.  AT Plastics management believes the 5R reactor to be the most flexible reactor of its type in North America.

Since 1990, the Specialty Polymers business has held an ISO 9002 certification as independent verification of the standards met by its manufacturing methods and quality control systems and procedures. In 1997, the Specialty Polymers business obtained ISO 9001 certification. This certification facilitates the acceptance by potential customers of AT Plastics as a new supplier.  AT Plastics' Edmonton films facility has also obtained ISO 9001 certification.

ENVIRONMENTAL MATTERS

In the period from February 1999 to May 1999, coincident with early operations of the new reactor at the Edmonton copolymer facility, the plant experienced an increase in the frequency of decompositions. A decomposition is a safety mechanism which permits the release of built-up pressure into the atmosphere through safety valves. Decompositions are not unusual occurrences for a high pressure facility such as AT Plastics' Edmonton facility.  AT Plastics received an Environmental Protection Order which required AT Plastics to investigate and make adjustments to the plant to reduce the frequency of the decompositions. The facility underwent extensive containment studies and experienced no decompositions in the second half of 2000 or through 2001 and the Environmental Protection Order has been lifted.  AT Plastics experienced one ! decomposition in late 2002.

Capital expenditures with respect to environmental protection are expected to average approximately C$1 to C$2 million per year over the next five years. These expenditures primarily relate to the control of storm water discharges and ethylene and vinyl acetate air emissions. Although AT Plastics is not currently required to control such air emissions, AT Plastics anticipates that it is reasonably likely to be required to reduce such emissions in the future.

AT Plastics does not believe that it has any other significant environmental issues.

LITIGATION

AT Plastics is involved in routine litigation incidental to its business. Such litigation is not, in the opinion of AT Plastics management, likely to have a material adverse effect on the financial condition or results of operations of AT Plastics.

RISK FACTORS

You should carefully consider the following risks and all other information contained in this prospectus before purchasing our common shares.  If any of the following risks occur, our business, results of operations and financial condition could be seriously harmed, the market price of our common shares could decline, and you could lose all or part of your investment.

Demand for some of our products is cyclical and we may experience prolonged depressed market conditions for our products.

Acetex’s business consists of the production and sale of Acetyls.  Historically, the prices of these products have been cyclical and sensitive to worldwide supply relative to demand, the level of general business activity and the availability and the price of methanol and natural gas, the principal feedstocks.  In the past, Acetex’s products have experienced alternating periods of market tightness, resulting in higher prices, and periods of oversupply, resulting in lower prices.

The following table provides an overview of the Company’s average gross selling prices per tonne for acetic acid and VAM for the periods indicated:

	Years Ended December 31,
	1998	1999	2000	2001	2002	Six Months Ended June 30, 2003
Acetic acid	$394	$310	$361	$376	$347	$436
VAM	$594	$534	$682	$680	$578	$748

According to ICIS-LOR, the northwest European contract prices for acetic acid and VAM in the second quarter of 2003 were 13.4% and 11.8% higher, respectively, than in the first quarter of 2003.  The prices for Acetex’s products are expected to continue to fluctuate in the future, and any prolonged or severe softness in the market for any of its principal products will adversely affect the Company’s results of operations and financial condition.

The industries in which we compete are highly competitive and we may not be able to compete effectively with our competitors that are larger and have greater resources.

The chemical businesses in which Acetex and AT Plastics operate are highly competitive.  Competition is based on a number of factors, including reliability of supply, proximity to customers, process technology and price.  Acetex competes primarily with large European chemical companies, such as BP and Celanese, and, to a lesser extent, with United States producers.  AT Plastics competes primarily with large US chemical companies such as Dupont, Exxon and Equistar.  Many of Acetex’s and AT Plastics' competitors have significantly greater financial and technological resources than Acetex and AT Plastics and have access to captive raw materials sources.  These competitors may be able to respond more quickly than Acetex to new or emerging technologies or changes in customer requirements.  In Europe, import! tariffs of 6.6% and 6.1% in 2002 for acetic acid and VAM, respectively, are scheduled to decrease every year, reaching 5.5% for 2005 when the tariff will become fixed.  This reduction in import duties will reduce the advantage of European producers over their American counterparts selling to customers in Europe.  In addition, recent technological developments may increase the level of competition in the acetyl and polyethylene industries by enabling our competitors to increase the operating capacity of their existing plants or reducing their cost of production and by enabling new producers to enter the market.  Increased competition could adversely affect the Company’s results of operations and financial condition.

Our businesses operate in France, Spain, United States and Canada only and may be adversely affected by currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labour strikes, risks of increased duties and  taxes, and changes in foreign laws, policies governing operations of foreign based companies.

The Company is a holding company incorporated in Alberta, Canada, with subsidiaries that operate production facilities in Canada (through the AT Plastics acquisition), France and Spain.  International operations are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies.  In addition, earnings of foreign subsidiaries and intercompany payments are subject to foreign income tax rules that reduce cash flow available to meet required debt service and other obligations of Acetex.

Moreover, because Acetex and AT Plastics derives a substantial portion of their revenues from production and sales by subsidiaries outside of Canada, the payment of dividends or the making of other cash payments or advances by these subsidiaries to Acetex may be subject to restrictions or exchange controls on the transfer of funds in or out of the respective countries or result in the imposition of taxes on such payments or advances.  Acetex has organized its holding company and group structure and its operations in part based on certain assumptions about various tax (including, among others, income tax and withholding tax) laws, foreign currency exchange and capital repatriation laws and other relevant laws of a variety of jurisdictions.  While Acetex believes that such assumptions are correct, there can be no assurance that ! foreign taxing or other authorities will reach the same conclusion.  If such assumptions are incorrect, or if such foreign jurisdictions were to change or modify such laws or the current interpretation thereof, Acetex may suffer adverse tax and financial consequences that could substantially reduce the funds that can be transferred to the Canadian parent company.

Our business may be adversely affected by fluctuations in currency exchange rates as the revenues received will be affected by exchange rates as between the United States dollar and the Euro and as between the United States dollar and the Canadian Dollar.

Fluctuations in the exchange rate between the United States dollar and the Euro and between U.S. and Canadian dollars can have an effect on Acetex and AT Plastics revenues, cash flows and earnings.  The products manufactured by Acetex and AT Plastics and the principal raw materials that both use in the course of production are globally traded products, the prices of which are linked to the prices charged for such products by United States producers.  Accordingly, fluctuations in the value of the U.S. dollar affect the prices charged by Acetex and AT Plastics for their products and the prices both companies pay for their principal feedstocks.  In addition, because a significant portion of Acetex's and AT Plastics' sales, cost of goods sold and other expenses are denominated in Euros and Canadian dollars, respectively, Acet! ex and AT Plastics have a translation exposure to fluctuations in the Euro and the Canadian dollar, respectively, against the U.S. dollar.  These currency fluctuations could have a material impact on Acetex and AT Plastics as increases in the value of the Euro or the Canadian dollar relative to the U.S. dollar have the effect of increasing the U.S. dollar equivalent of cost of goods sold and other expenses with respect to Acetex and AT Plastics production facilities.

Our business is dependent upon manufacturing facilities at our Pardies and Edmonton plants.

Acetex's and AT Plastics' manufacturing facilities contain sophisticated manufacturing equipment.  In the event of a major disruption in the operations of any of their plants, such plants may not be able to recommence operations for an extended period of time.  While Acetex and AT Plastics maintain property damage and business interruption insurance, there is no assurance that the losses incurred due to such a disruption will not exceed the insurance.

As of June 30, 2003, all of Acetex’s acetic acid and approximately 76% of its VAM was produced at the Pardies Plant, which accounted for more than 80% of Acetex sales for the LTM period.  Significant unscheduled downtime at the Pardies Plant due to equipment breakdowns, interruptions in the supply of methanol or natural gas, work stoppages due to labor problems, power failures, natural disasters, the need to comply with directives of government agencies or any other cause, including the normal hazards associated with the use of methanol and natural gas and the production of acetic acid and VAM, could materially adversely affect Acetex’s results of operations and financial condition.  For example, in 1996, the Pardies Plant was shutdown for three weeks due to an equipment breakdown and at the end of 1999, the plant wa! s closed down for six days as a result of a strike-lockout triggered by French labor law changes reducing the number of employee working hours.  Acetex’s operations at Pardies are also subject to various hazards incident to the production of chemicals, including the use, handling, processing, storage and transportation of certain hazardous materials.  These hazards, which include the risk of explosions, fires and chemical spills or releases, can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage, suspension of operations and potentially subject Acetex to lawsuits relating to personal injury and property damages.  Although Acetex maintains insurance, including business interruption insurance, that it considers to be adequate under the circumstances, there can be no assurance that Acetex will not incur losses beyond the limits or outside the coverage of its insurance.

In 1999, AT Plastics completed an expansion of its Edmonton copolymer facility.  Initial start-up of production at the new copolymer reactor at Edmonton took place in November 1998 and the facility achieved commercial production during the first quarter of 1999.  However, production and startup difficulties delayed achieving satisfactory operations until the end of the third quarter of 1999.  During its first year of operation, the new reactor at the Edmonton copolymer facility experienced a number of brief outages.  Early in 2000, the facility experienced performance issues with its new 5R reactor.  However, in the second half of the year monthly performance records on all reactors in the Edmonton facility were achieved as AT Plastics fine-tuned the new equipment.  During 2002, AT Plastics made technical i! mprovements to the 5R reactor which permitted more flexible production planning and a facility more responsive to changing market demands.  Renewed difficulties with the 5R reactor, however, or other difficulties relating to our Edmonton copolymer facility may potentially subject AT Plastics to decreased productivity and lawsuits.

Our business is dependent upon relationships with key customers and key suppliers.

Acetex's largest customers account for a significant percentage of its revenues.  For 2002, Rhodia and Atofina accounted for 24% of the Company’s total sales.  For the same period, ten companies accounted for approximately 52% of Acetex sales.  Although Acetex believes its relationships with its largest customers are good, the loss of a material amount of sales to any of these customers could materially adversely affect Acetex.  In addition, consolidation of Acetex’s customers could materially adversely affect Acetex’s results of operations and financial condition.  Acetex relies on one company to supply its natural gas requirements and upon one company to supply a substantial portion of its methanol requirements.  Although Acetex enjoys long-term contracts with both of these companies, the f! ailure of either of the suppliers to perform as obligated by their respective contracts could have material adverse effects on Acetex.

Similarly, during the year ended December 31, 2002, approximately 32.5% of AT Plastics’ total sales were derived from four customers.  The loss of any of these customers could have a material adverse effect on AT Plastics.  AT Plastics has entered into supply agreements with certain of its suppliers.  In particular, AT Plastics has entered into a long-term supply agreement with NOVA Chemicals Corp.  The loss of a major supplier could, in the short term, adversely affect AT Plastics’ business until alternative supply arrangements are secured.  In addition, there is no assurance that an alternate supply can be arranged on terms favorable to AT Plastics.

Our business is dependent upon maintaining good labor relations with the workers at our plants in Europe and Alberta

At December 31, 2002, Acetex had a total of 546 employees, with 403 located in France, 126 located in Spain and the balance located in Acetex's sales offices and Canadian head office.  All Acetex’s employees in France and Spain are covered by chemical workers’ collective bargaining agreements.  Acetex’s employees in France are represented by three French labor unions, the Confédération Générale du Travail, the Confédération Française Démocratique du Travail and the Confédération Générale des Cadres, Acetex’s employees in Spain are represented by two Spanish labor unions, the Comisiones Obreras and Union General de Trabajadores. Any labor problems such as prolonged work stoppages due to labor strikes at any one of ! our principal manufacturing facilities may have an adverse effect on Acetex's results of operations and financial condition.  In addition, Acetex can also be indirectly affected by labor problems at other sites for example, significant work disruption at any major transportation centers or at any major raw material supplier’s facilities may adversely affect Acetex.  AT Plastics employees are represented by the Edmonton and Westlock local branches of the Communication, Energy & Paperworkers Union.  AT Plastics has not experienced strikes, slow downs or work stoppages in the last 40 years and AT Plastics believes that its relationship with its employees is satisfactory.  AT Plastics' current labor agreement expires in February 2004, with negotiations slated to begin in the fall of 2003.  There can be no assurance that Acetex will not experience significant labor problems in the future.

Our business may be adversely affected by the supply and price volatility of methanol and natural gas and ethylene.

Acetex’s profitability depends largely on the price and continuity of supply of methanol and natural gas.  Acetex obtains a significant portion of its methanol requirements under a long-term fixed price supply contract with Saturn Methanol Trinidad LLC (“Saturn”) extending until 2010.  Acetex obtains substantially all of its natural gas requirements pursuant to a contract with Gaz du Sud Ouest (“GSO”), which expires on December 31, 2002.  Acetex expects to renew these contracts on an annual basis going forward.  If Acetex’s suppliers of methanol and natural gas were unable to meet their obligations under present supply arrangements or if a natural gas contract with GSO were not available to Acetex, Acetex could be required to incur increased costs for its raw materials which could make i! t uneconomic for Acetex to continue to run the Pardies Facility.  Under the Saturn agreement, Acetex has agreed to purchase an amount of methanol, which currently represents approximately 50% of its annual requirements, from Saturn at a fixed price for the duration of the contract.  Acetex purchases the remainder of its methanol from other suppliers at prices based on a blend of published European quarterly contract prices and spot prices.  The price of methanol historically has been cyclical and, in recent periods, highly volatile.  In addition, the price we may be obligated to pay under the Saturn contract from time to time may be higher than the then current market price.  Acetex believes that the outlook for world methanol prices is for decreases as new production comes on-line and U.S. natural gas prices decline from record high levels.  Because methanol and natural gas account for a substantial percentage of Acetex’s total production ! costs, Acetex’s ability to pass on increases in such cos! ts will have a significant impact on Acetex’s profitability.  The ability to pass on increases in methanol and natural gas costs is, to a large extent, dependent on market conditions.  Because of the large volume of purchases of methanol and natural gas, any increase in price of or any shortage in the availability of either feedstock or a shortage in the availability of methanol would adversely affect Acetex’s results of operations and financial condition.

Amounts paid for raw materials, particularly ethylene (which is linked in part to natural gas prices) represent the largest components of AT Plastics’ variable costs.  The cost of these materials is subject to market fluctuations caused by factors beyond AT Plastics’ control.  Significant increases in raw material or other variable costs, to the extent that AT Plastics is not able to pass these along to customers in the prices for its products, could materially and adversely affect AT Plastics’ business, results of operation and financial condition.  In 1999, AT Plastics entered into a 15-year ethylene supply agreement for approximately 135,000 tonnes per year under a partial ‘‘take or pay’’ arrangement.  In the event AT Plastics’ ethylene requirements decrease, AT Plastics wil! l be forced to purchase ethylene in excess of its needs or pay a penalty.

Factors which have caused volatility in raw materials prices in the past and which may do so in the future include: shortages of raw materials due to increasing demand (due to growing uses or new uses); capacity constraints (due to construction delays, strike action or involuntary shutdowns); the general level of business and economic activity; and the direct or indirect effects of governmental regulation, political factors, war or other outbreak of hostilities.  While we attempt to match raw material price increases with corresponding product price increases, we are not able to immediately raise product prices and, ultimately, our ability to pass on increases in the cost of raw materials to our customers is greatly dependent upon market conditions.

Our business may be adversely affected by future acquisitions.

One of the key elements in Acetex's strategy is to pursue selective expansion opportunities, including the acquisition of chemical businesses which could be expected to enhance Acetex's operations and profitability.  There is considerable competition within Acetex’s industry for suitable acquisition targets.  There can be no assurance that suitable acquisition candidates will be identified or Acetex will be able to finance or complete transactions that it selected.  In addition, there can be no assurance that any such acquisitions will be profitable or be successfully integrated into Acetex operations, that such integration will not divert management resources or that such acquisition and integration will not have an adverse effect on Acetex results of operations or financial condition.

Our business may be subject to significant influence by our principal shareholder who, because of his large ownership position of securities, may be able to determine the outcome of certain corporate actions that would require common shareholder approval including election of the board of directors.

Brooke N. Wade, Chairman of the Board, Chief Executive Officer and a director of Acetex, directly held 30.5% of the issued voting shares of Acetex before the consummation of the AT Plastics acquisition and holds 23.77% after its completion.  Kenneth E. Vidalin, President and Chief Operating Officer of Acetex, directly held 9.9% of the voting shares of Acetex before the consummation of the AT Plastics acquisition and holds 7.5% after its completion.  See "Securities Ownership of Certain Beneficial Owners".  As a result, Mr. Wade may be able to determine the outcome of certain corporate actions requiring common shareholder approval, including, among other things, the election of the Board of Directors.

Our business is dependent upon key personnel and may be adversely affected by the loss of such key personnel.

Acetex believes that its ability to implement its strategy of pursuing selective expansion opportunities is dependent on the services of Messrs. Wade and Vidalin, the Chairman and Chief Executive Officer and the President and Chief Operating Officer, respectively, of Acetex.  In addition, Acetex and AT Plastics operations depend, in part, upon the continued services of certain key employees.  The loss of Messrs. Wade or Vidalin or such key employees could adversely affect our results of operations and financial condition.

AT Plastics’ success is dependent on its ability to attract and retain highly skilled persons.  Development of new technologies may require additional personnel.  Competition for qualified personnel is intense and AT Plastics’ future success will depend in part on its continuing ability to attract and retain qualified employees

We are subject to many environmental regulations and this may result in unanticipated costs or liabilities.

Acetex’s and AT Plastics' operations are subject to a wide variety of environmental laws and regulations, including French, Spanish and Canadian laws concerning air quality, hazardous and solid wastes, chemical management, water quality and the remediation of environmental pollution.  Acetex’s and AT Plastics' subsidiaries hold various environmental permits for operations at its Pardies, Tarragona, Guardo and Roussillon Plants and Edmonton, respectively, and are required to conduct their operations in accordance with conditions specified in these operating permits.  Plant expansions are also subject to securing environmental operating permits.  All such permits are subject to revocation, modification and renewal.  Environmental, health and safety requirements provide for substantial fines and criminal sanct! ions for violations.  However, the operation of any chemical manufacturing plant entails risk or adverse environmental effects and there can be no assurance that material costs or liabilities will not be incurred to rectify any such damage.

Each of Acetex and AT Plastics has made and will continue to make the necessary capital expenditures for environmental remediation and compliance with applicable environmental requirements.  Acetex and AT Plastics believe that compliance with current environmental requirements will not have a material adverse effect on its future rate of capital expenditures, financial condition or results of operations.  However, environmental requirements have changed rapidly in recent years and are expected to evolve rapidly in the future.  It is also possible that remedial activities, if required, could interfere with manufacturing operations.  We cannot predict with certainty the ultimate costs to come into compliance with changing regulatory standards under environmental laws and the time period during which such costs are like! ly to be incurred.  To meet changing licensing and regulatory standards, Acetex and AT Plastics may be required to make additional significant site or operational modifications, potentially involving substantial expenditures to repair or upgrade facilities, or the reduction or suspension of certain operations.

Our business is dependent upon development of new products and may be adversely affected if we are unsuccessful in developing such new products.

Acetex's and AT Plastics' operating results depend significantly on the development of commercially viable new products, product upgrades and applications, and production technologies.  Both companies have made strategic technology investments in order to develop these capabilities.

Since the early 1990s, metallocene catalysts have been developed for use in manufacturing polyethylene with improved physical properties.  As the cost of manufacturing metallocene catalysts has fallen, a second generation of metallocene-based linear low density polyethylene polymers ("LLDPEs") offering improved performance characteristics over standard LLDPE commodity resins have come to market.  The majority of the metallocene polypropylene products currently sold have replaced commodity polyethylenes, principally LLDPEs used in the flexible packaging market.  Metallocene-based catalyst technology is expected to have a significant impact on the polyethylene and polypropylene markets if, as expected, the cost of metallocene production continues to decrease and new applications suitable for metallocene use are de! veloped.  A number of metallocene products enjoy cost and performance advantages over competing commodity products, particularly in the area of flexible packaging products, and metallocene LLDPEs often offer better performance at lower cost than their competitors.  Based on current research being conducted in the polymers industries, AT Plastics' management believes it is unlikely that a new metallocene based process will be developed and commercialized to economically manufacture EVA co-polymers.  However, if new metallocene based processes are ever developed and commercialized to economically manufacture products to compete with EVA co-polymers or other products that AT Plastics offers, AT Plastics sales may be adversely affected.

Terrorist attacks and other attacks or acts of war may adversely affect the markets in which we operate, our operations and our profitability.

The attacks of September 11, 2001 and subsequent events, including the military action in Iraq, have caused instability in financial markets and have led and may continue to lead to, further armed hostilities, prolonged military action in Iraq, or further acts of terrorism worldwide, which could cause further instability in financial markets.  Current regional tensions and conflicts in various OPEC member nations, including the current military action in Iraq, have caused, and may continue to cause, escalated raw material costs, specifically raising the prices of oil and gas, which affects our operations.  In addition, the uncertainty surrounding the current military action in Iraq and the threat of further armed hostilities or acts of terrorism may impact any or all of our physical facilities and operations, or those of our c! lients or suppliers.  Furthermore, terrorist attacks, subsequent events and future developments in any of these areas may result in reduced demand from our clients for our products.  These developments will subject us to increased risks and, depending on their magnitude, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We carry insurance coverage on our facilities of types and in amounts that we believe are in line with coverage customarily obtained by owners of similar properties.  We continue to monitor the state of the insurance market in general, and the scope and cost of coverage for acts of terrorism in particular, but we can not anticipate what coverage will be available on commercially reasonable terms in future policy years.  Currently, AT Plastics does not carry terrorism insurance coverage.

If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged facilities, as well as the anticipated future revenues from those facilities.  Depending on the specific circumstances of each affected facility, it is possible that we could be liable for indebtedness or other obligations related to the facility.  Any such loss could materially and adversely affect our business, financial condition, results of operations or cash flows.

The significant price volatility of energy costs may result in increased costs to our business.

The profitability of Acetex and of AT Plastics depends largely on the price and continuity of supply of various energy types.  The ability to pass on increases in energy costs is, to a large extent, dependent on market conditions.  Any increase in energy prices or a shortage in energy availability would adversely affect our results of operations and financial condition, and those of AT Plastics.

Factors which have caused volatility in energy prices in the past and which may do so in the future include: shortages due to increasing demand; production constraints on energy producers (due to construction delays, strike action and voluntary or involuntary production shutdowns and slowdowns); the general level of business and economic activity and the direct or indirect effects of governmental regulation, political factors, war or other outbreak of hostilities.  In addition, the current events in the Middle East may have an effect on world energy costs.  While we attempt to match energy price increases with corresponding product price increases, we are not able to immediately raise product prices and, ultimately, our ability to pass on increases in the energy costs to our customers is greatly dependent upon market condition! s.

Risks Related to the AT Plastics Acquisition

We have limited information concerning AT Plastics and it may have liabilities or obligations that are not adequately reflected in its historical financial statements.

Prior to our acquisition, AT Plastics entered into a number of agreements for disposition of its assets and businesses and in the course of such transactions may have incurred contractual, financial, litigatory, environmental or other obligations and liabilities that are not currently or adequately reflected in historical financial statements of AT Plastics or otherwise known to us.  We have not interviewed or surveyed any of the third parties involved in these transactions and have relied upon the management of AT Plastics for the information that has been provided to us.

The AT Plastics Acquisition may result in increased environmental costs and liabilities.

AT Plastics’ operations and properties are subject to environmental regulation.  Such regulation can result in increased compliance costs and the risk of penalties for environmental violations.  AT Plastics’ operations, including past disposal practices, may subject AT Plastics to additional potential liabilities relating to the investigation and potential clean-up of possibly contaminated properties and to potential claims alleging personal injury.  We cannot assure you that AT Plastics’ environmental liabilities will not exceed our estimates and that the productions affected by the Combination Agreement will be sufficient to address these potential liabilities.

Risks Related to this Offering

We are permitted to prepare the documents that we incorporate by reference in this prospectus in accordance with Canadian disclosure standards, which are different from those of the United States.

Under the U.S./Canada Multijurisdictional Disclosure System, or MJDS, we are permitted to prepare the documents that we incorporate by reference in this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States.  In addition, we prepare our financial statements in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, and they are subject to Canadian generally accepted auditing standards.  As a result, our financial statements may not be comparable to financial statements of U.S. companies.

Because we are a Canadian company, it may be difficult for you to enforce against us liabilities based solely upon the federal securities laws of the United States.

We are organized under the laws of the Province of Alberta and our head office is in Vancouver, British Columbia, Canada.  Many of our directors, controlling persons, officers and the experts named in this prospectus are residents of Canada, and a substantial portion of their assets and a majority of our assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon the directors, controlling persons, officers and the experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the federal securities laws of the United States.  There is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers o! r experts who are not residents of the United States of original actions or actions for enforcement of judgments of United States courts of liabilities based solely upon the federal securities laws of the United States.

Because we have substantial indebtedness you may lose all of your investment.

Following the issuance of the additional $75 million 10 7/8% senior unsecured bonds due August 1, 2009, the Company has total bonds outstanding of $265 million which have annual cash interest payments of $28.8 million.  In addition, the Company has $35.6 million drawn on its CIT facility which would have annual interest payments of approximately $1.5 million.  The combined cash flow from operations of the two companies for the twelve months ended June 30, 2003, was $48 million.  Acetex’s high degree of leverage will have important consequences to its shareholders. In particular, (i) the ability of Acetex to obtain additional financing in the future for working capital, acquisitions and capital expenditures may be impaired; (ii) a substantial portion of Acetex’s anticipated cash flow from operations will be requi! red for the payment of Acetex’s interest expense and repayment obligations and will not be available to fund working capital requirements, acquisitions and capital expenditures; (iii) Acetex may be placed at a competitive disadvantage and made more vulnerable to downturns in general economic conditions or in its business, which historically has been relatively sensitive to changes in general economic conditions and (iv) Acetex’s flexibility in planning for, or reacting to, changes in its business and the chemical industry will be limited.

Our ability to meet our debt service obligation depends on many factors.

The ability of Acetex to meet its debt service obligations will depend on the future operating performance and financial results of Acetex’s operating subsidiaries, which will be subject in part to factors beyond the control of Acetex, such as interest rates, prevailing economic conditions and financial, business and other factors including the cost of methanol and natural gas. If Acetex is unable to generate sufficient cash flow in the future to service its debt, it may be required to refinance all or a portion of its debt, obtain additional financing, sell certain of its assets or reduce capital expenditures. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained, nor can there be any assurance as to the timing of any such asset sales or the proceeds which Acetex c! ould realize therefrom.

Acetex is a holding company that conducts all of its operations through subsidiaries, and its ability to make debt service payments is dependent upon the operations of its subsidiaries. A subsidiary’s ability to pay dividends or make other distributions to its shareholders is limited by local corporate laws, may be further limited in some jurisdictions by other applicable laws (including tax laws) and generally is subject to the availability of funds that are legally available for the payment of dividends or other distributions.

We are subject to numerous financial covenants.

The terms and conditions of our financing arrangements contain numerous financial and operating covenants that, among other things, limit the ability of Acetex and its restricted subsidiaries to (1) incur additional indebtedness, (2) repurchase or redeem capital stock, (3) create liens or other encumbrances, (4) redeem debt that is junior in right of payment to the notes, (5) make certain payments and investments, including dividend payments, (6) enter into sale/leaseback transactions, (7) sell or otherwise dispose of assets, (8) merge or consolidate with other entities or (9) engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. Agreements governing future indebtedness could also contain significant financial and operating restrictions. Our ability to comply with these restrictions! may be affected by factors beyond our control. A failure to comply with the obligations contained in our indenture could result in an event of default under the indenture and acceleration of debt under other instruments that may contain cross-acceleration or cross default provisions. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments.  Acetex is subject to a principal amount outstanding of US $265 million 10 7/8% senior notes due 2009.  AT Plastics Inc. is subject to a financing agreement with CIT Business Canada Inc. of a revolving loan of which $35.6 million is now outstanding.

We may be required to repay our debt upon a change of control.

Upon the occurrence of certain change of control events, each holder of our notes may require us to repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and premium, if any. Our ability to repurchase the notes upon a change of control may be limited by the terms of our other debt agreements and by our cash-flow. Any requirement to offer to purchase any outstanding notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, such financing may not be on terms favorable to us.

There is no established market in the United States for the common shares of Acetex and a market in the United States for the common shares may be illiquid.

Our common shares will not be listed on any stock exchange in the United States and we cannot assure you that a liquid market will develop for the common shares in the United States, and that you will be able to sell your common shares at a particular time in the United States or that the prices you will receive when you sell will be favorable.

CAPITALIZATION

The following table sets forth the consolidated cash and consolidated capitalization of the Company as of June 30, 2003 prepared in accordance with US GAAP (i) on an historical basis and (ii) on a pro forma basis after giving effect to the AT Plastics Acquisition and to the offering of the notes and the use of the proceeds therefrom.  This table should be read in conjunction with note 14 to the consolidated financial statements and notes to the pro forma consolidated financial statements, of the Company.

	As of June 30, 2003
	Actual	Pro Forma
	(dollars in thousands)
Cash and cash equivalents	$ 71,438	$ 54,137
Long-term debt
10⅞% senior notes due 2009	$ 190,000	$ 271,750
Other, including capital leases	—	35,850
	190,000	307,600
Shareholders’ equity
Common stock	63,640	103,011
Authorized: unlimited number
Issued: 25,496,864 common shares (pro forma: 33,867,436 common shares)
Additional paid-in capital	607	2,274
Deficit	(13,033)	(13,033)
Accumulated other comprehensive income	(27,251)	(27,251)
Total shareholders’ equity	23,963	65,001
Total capitalization	$ 213,963	$ 372,601

SPECIAL NOTE REGARDING FORWARD LOOKING INFORMATION

The statements contained in this prospectus that are not historical facts are or may be deemed to be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  Some of these statements can be identified by the use of forward-looking terminology such as "believes", "estimates", "intends", "expects", "may", "will", "should" or "anticipates" or the negative or other variation of these or similar words, or by discussion of strategy or risks and uncertainties.  In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing.  Furthermore, such forward-looking statements may be included in various filings that we make with the Secur! ities and Exchange Commission, or SEC, or press releases or oral statements made by or with approval of one of our authorized executive officers.  Forward-looking statements in this prospectus include, among others, statements regarding:

•

our anticipated growth and business strategies;

•

anticipated trends and conditions in the chemical industry;

•

our future capital needs;

•

the cost and availability of raw materials; and

•

our ability to compete.

These statements are only present expectations.  Actual events or results may differ materially.  Factors that could cause such a difference include those discussed under the heading "Risk Factors" in this prospectus.

We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

Our consolidated financial statements are reported in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP.  To the extent applicable to our consolidated financial statements, these principles conform in all material respects with generally accepted accounting principles in the United States, or U.S. GAAP, except as described in the notes to our audited consolidated financial statements, which form part of our Form 40-F and are incorporated herein by reference.

We have included in this prospectus the consolidated financial statements of AT Plastics, which we acquired on August 5, 2003, together with unaudited pro forma consolidated financial information that illustrates on a pro forma basis the effects of our acquisition of AT Plastics and the concurrent notes financing on our consolidated financial statements.  AT Plastics' consolidated financial statements are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.  To the extent applicable to AT Plastics' consolidated financial statements, these principles conform in all material respects with U.S. GAAP, except as described in notes to AT Plastics' consolidated financial statements.  The unaudited pro forma financial information included in this prospectus is reported in U.S. dollars, has been prepared i! n accordance with Canadian GAAP, and has been reconciled to U.S. GAAP as set forth in notes to the unaudited pro forma financial information.

In this prospectus, except where otherwise indicated, all dollar amounts are expressed in U.S. dollars, references to "$" are to United States dollars and references to "Cdn$" are to Canadian dollars.  The following table sets forth, for each period indicated, the low and high exchange rates for Canadian dollars expressed in United States dollars, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the inverse of the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York:

	Year Ended December 31,			Six months ended June 30,
	2000	2001	2002	2002	2003
Low	0.6410	0.6241	0.6200	0.6200	0.6349
High	0.6969	0.6697	0.6619	0.6619	0.74918
Period End	0.6669	0.6279	0.6329	0.6583	0.7376
Average	0.6732	0.6457	0.6369	0.6353	0.6836

The following table sets forth, for each of the last six months, the low and high exchange rates and the exchange rate at the end of the month for Canadian dollars expressed in United States dollars, based on the inverse of the noon buying rate:

	March	April	May	June	July	August
Low	0.6709	0.6737	0.7032	0.7263	0.71053	0.710884
High	0.6822	0.6976	0.7437	0.7491	0.748055	0.722752
End of Month	0.6805	0.6976	0.7293	0.7375	0.71053	0.722022

On October 3, 2003, the inverse of the noon buying rate was US$.7452 = Cdn$1.00.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act with respect to the common shares described in this prospectus.  This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits.  For further information with respect to us and our common shares, you should consult the registration statement and its exhibits.

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and applicable Canadian securities legislation, and in accordance therewith we file reports and other information with the SEC and with the securities regulators in each of the provinces of Canada.  Under the MJDS, we are permitted to prepare these reports and other information in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not requ! ired to publish financial statements as promptly as U.S. companies.

We file annual reports with the SEC on Form 40-F, which includes:

•

our Canadian Annual Information Form;

•

Management's Discussion and Analysis of Financial Condition and Results of Operations;

•

our consolidated financial statements, which have been prepared in accordance with Canadian GAAP and reconciled to U.S. GAAP; and

•

other information specified by the Form 40-F.

We also furnish the following types of information to the SEC under cover of Form 6-K:

•

material information we otherwise make publicly available in reports that we file with regulatory authorities in Canada;

•

material information that we file with, and which is made public by, the Toronto Stock Exchange; and

•

material information that we distribute to our shareholders in Canada.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.  You may also obtain copies of the same document from the public reference room of the SEC in Washington by paying a fee.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains a web site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents.  The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus.  We incorporate by reference into this prospectus the documents listed below:

•

our Annual Report on Form 40-F for the fiscal year ended December 31, 2002 dated March 31, 2003 as amended in Form 40-F/A dated April 29, 2003; and

•

our Reports on Form 6-K, dated March 6, 2003 (as amended by form 6K/A dated March 6, 2003), April 29, 2003, July 2, 2003 and July 17, 2003.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the common shares offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents.  Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement.  The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents).  Please direct written or oral requests for copies to our Secretary at 750 World Trade Centre, 999 Canada Place, Vancouver, British Columbia, Canada V6C 3E1.  Our telephone number is (604) 688-9600.

USE OF PROCEEDS

We will not receive any of the proceeds from the common shares sold by the selling shareholders.  We have agreed to pay all expenses in connection with the registration of the common shares offered by the selling shareholders.  Normal underwriting commissions and brokers fees, however, as well as any applicable transfer taxes and other selling expenses, are payable by the Selling Shareholders.

The following table sets forth expenses payable by us in connection with the registration of the common shares.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	US$786
Legal fees and expenses	$100,000
Accounting fees and expenses	$25,000
Miscellaneous	$1,000
Total	US$126,786

DIVIDEND POLICY

Acetex has never paid dividends on its common stock and is restricted in its ability to pay dividends pursuant to the terms of its $265 million 10 7/8% Senior Notes due 2009.

MARKET HISTORY

Acetex common shares are traded on the TSX under the symbol "ATX".  The following table sets forth for the calendar periods indicated the high and low closing sale prices for Acetex common shares as reported on the TSX in Canadian dollars.

Period	High	Low
1999	$10.00	$2.00
2000	10.50	4.85
2001	10.50	5.50
2002	7.00	3.00
2003 (to October 3)	7.40	4.80

DESCRIPTION OF SHARE CAPITAL

Common Shares

The authorized capital of Acetex consists of an unlimited number of common shares.  Each common share is entitled to a pro rata share of dividends if and when declared by the board of directors, a pro rata share of assets of the Corporation distributed on its winding-up and to one vote at all meetings of shareholders.

Registration Rights

Acetex entered into a registration rights agreement with Perry Partners L.P. and Perry Partners International, Inc. on June 27, 2003.  This agreement contemplates that Acetex will proceed to register the Shares of Acetex to be acquired by Perry Partners L.P. and Perry Partners International, Inc. by filing an F-3 no later than July 20, 2003.  The agreement also provides Perry Partners L.P. and Perry Partners International, Inc. with demand and piggy back registration rights.

Ownership Restrictions

There is no law or government decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to non-resident holders of common shares, other than withholding tax requirements.

There is no limitation imposed by Canadian law or by our charter or other charter documents on the right of a non-resident to hold or vote our common shares, other than as provided by the Investment Canada Act, the North American Free Trade Agreement Implementation Act (Canada) and the World Trade Organization Agreement Implementation Act.  The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a "non-Canadian" of "control" of a "Canadian business," each as defined in the Investment Canada Act.  In general, the threshold for review will be higher in monetary terms for a member of the World Trade Organization or North American Free Trade Agreement.

Transfer Agent and Registrar

The Canadian transfer agent and registrar for our common shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario.

INCOME TAX CONSIDERATIONS

The following summaries are of a general nature only and are not intended to be, nor should they be construed to be, legal or tax advice to any particular holder of warrants or common shares.  Accordingly, holders should consult their own tax advisors for advice with respect to the income tax consequences to them of acquiring, holding and disposing of common shares and warrants having regard to their own particular circumstances.

Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") generally applicable to shareholders not resident in Canada who, for purposes of the Tax Act and at all relevant times, hold their common shares as capital property and deal at arm’s length and are not and will not be affiliated with Acetex.

This summary is based on the Tax Act, the regulations thereunder and our understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency.  This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account or anticipate any other changes in income tax law whether by legislative, judicial, governmental or administrative action or decision.

This summary is applicable to a holder of common shares who, for purposes of the Tax Act, is not and will not be a resident or deemed to be a resident of Canada at any time and whose common shares will not be “taxable Canadian property” for purposes of the Tax Act.  Generally, common shares will not be taxable Canadian property of a non-resident shareholder at a particular time provided that (i) the holder does not use or hold (and is not deemed to use or hold) such shares in connection with carrying on a business in Canada, (ii) the shares are listed on the Toronto Stock Exchange and the holder, alone or together with persons with whom the holder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of the capital stock of Acetex at any time within the 60-mont! h period immediately preceding the particular time, (iii) the Acetex shares are not “designated insurance property held in the course of carrying on insurance business in Canada and elsewhere, and (iv) the common shares are otherwise not deemed to be taxable Canadian property of the non-resident holder.

Generally, such a non-resident shareholder will not be subject to tax under the Tax Act on the sale or other disposition of common shares.  Where the common shares are taxable Canadian property of a non-resident Shareholder, the holder should seek advice to determine whether an applicable income tax treaty will provide an exemption from such tax.

Where a non-resident holder of common shares receives a dividend thereon such amount will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax treaty.  Under the provisions of the Canada-United States Income Tax Convention (the “Treaty”), the rate of withholding tax on dividends payable by a corporation resident in Canada to a person who is resident in the United States for purposes of the Treaty is generally reduced to 10%.

United States Federal Income Tax Considerations

The following is a summary of the principal United States federal income tax considerations generally applicable to U.S. Holders (as defined below) who receive Acetex shares and Non-U.S. Holders (as defined below) who hold Acetex shares.  For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares that is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof, including the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (a) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have t! he authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.  A “Non-U.S. Holder” is a beneficial owner of Acetex shares that is not a U.S. Holder.

This summary does not discuss all United States federal income tax considerations that may be applicable and/or relevant to U.S. Holders and Non-U.S. Holders (collectively, “Holders”) in light of their particular circumstances or to certain Holders that may be subject to special treatment under United States federal income tax laws (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, real estate investment trusts, regulated investment companies, grantor trusts, dealers in securities or currencies, certain United States expatriates, persons who hold Acetex shares as part of a straddle, hedge, or conversion transaction, U.S. Holders whose functional currency is not the U.S. dollar and Holders who acquire Acetex shares through exercise of employee stock options or otherwise as ! compensation for services).  This discussion is limited to Holders who hold their Acetex shares as capital assets and does not consider the tax treatment of Holders who hold Acetex shares through a partnership or other pass-through entity.  Furthermore, this summary does not address any aspect of state, local, foreign, estate or gift taxation.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as available and in effect on the date hereof.  All of the foregoing are subject to change, possibly with retroactive effect.  No advance income tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described in this Circular.

EACH HOLDER IS ADVISED TO CONSULT ITS TAX ADVISER REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF HOLDING AND DISPOSING OF ACETEX SHARES.

Assuming Acetex is not at any relevant time classified as a passive foreign investment company ("PFIC"), as defined below, any gain or loss on the exchange of common shares will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder held its common shares for more than one year at the time of the exchange.  In the case of a non-corporate U.S. Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. Holder’s holding period for such common shares exceeds one year.  The deductibility of capital losses is subject to limitations.

For United States federal income tax purposes, a corporation is classified as a PFIC for each taxable year in which either (i) 75% or more of its income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income.  For purposes of applying these tests, a corporation is deemed to own the assets and receive the gross income of its significant subsidiaries.  Special rules apply to shareholders of a corporation that is classified as a PFIC during any taxable year that could result in the imposition of additional tax and an interest charge when shares of such corporation are disposed of.  While there can be no assurance with respect to the classification! of Acetex as a PFIC, Acetex believes that it was not a PFIC during any taxable year ending prior the date hereof.  U.S. Holders are urged to consult their tax advisers regarding the potential application of the PFIC rules.

A U.S. holder of common shares generally will be required to include in gross income, as ordinary income, dividends paid on common shares to the extent paid out of Acetex’s current or accumulated earnings and profits, as determined under United States federal income tax principles.  Distributions on common shares to a U.S. holder in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis for such shares and, to the extent in excess of adjusted basis, as capital gain.

The discussion of United States federal income tax consequences set forth above does not purport to be a complete analysis or listing of all potential tax effects that may apply to a Holder.  Each Holder is strongly urged to consult its tax adviser to determine the particular tax consequences to it of the Amalgamation, including the application and effect of United States federal, state, local, foreign, estate or gift tax laws.

SELLING SHAREHOLDERS

This prospectus covers the resale, from time to time, of up to 2,355,598 common shares that we issued to Perry Partners L.P. and Perry Partners International, Inc. in connection with our acquisition of AT Plastics on August 5, 2003.  See "Plan of Distribution."

Perry Partners L.P. and Perry Partners International, Inc. which owned or exercised direction or control over approximately 28% of all outstanding common shares of AT Plastics, agreed to vote in favor of the AT Plastics Acquisition provided Acetex complied with its covenants to such party and filed a Registration Statement to register the Acetex shares to be received by such party with the United States Securities and Exchange Commission on or before July 20, 2003. The registration statement will be kept effective until the earlier of August 6, 2004 or until the distribution described herein has been completed. We have filed the registration rights agreement as an exhibit to the registration statement of which this prospectus forms a part.

On closing of our acquisition of AT Plastics, Perry Partners L.P. and Perry Partners International, Inc. beneficially owned approximately 6.96% of our outstanding common shares.  Perry Partners L.P. and Perry Partners International, Inc. will determine the number of common shares that it will actually sell, based upon a number of factors, including, among other things, the market price of our common shares.  Because Perry Partners L.P. and Perry Partners International, Inc. may offer all, some or none of the common shares that it holds, and because the offering contemplated by this prospectus is currently not being underwritten, we cannot estimate the number of common shares that will be held by Perry Partners L.P. and Perry Partners International, Inc. upon or prior to the termination of this offering.  Perry Partners L.! P. and Perry Partners International, Inc. have furnished all information in this prospectus regarding its beneficial ownership.  Perry Partners L.P. and Perry Partners International, Inc. have sole voting and investment power over the common shares covered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC.  Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after the date hereof through the exercise of any warrant, stock option or other right.  The beneficial ownership information in the paragraph above is based on 33,833,5111 common shares being outstanding as of August 5, 2003 following completion of the acquisition of AT Plastics.

PLAN OF DISTRIBUTION

When shares of our common shares are actually sold, to the extent required, the number of shares sold, the purchase price, the public offering price, the names of any agent or dealer and any applicable commission or discount with respect to that particular sale will be set forth in an accompanying prospectus supplement.  A prospectus supplement also may update or change information contained in the basic prospectus.  We expect that all relevant information about the shares will be contained in this prospectus.  In all cases, you should read this prospectus (as it may be supplemented) together with the additional information described in the section "Where You Can Find More Information" on page 22.

There currently is no market in the United States for shares of our common stock.  Prior to the development of a public market for our shares in the United States, the selling shareholders will sell the shares in privately-negotiated transactions.

The selling shareholders may sell shares of our common shares offered under this prospectus from time to time in transactions on the exchanges or markets in the United States, if any, where our common shares may be then listed for trading or otherwise than on those exchanges or markets.  "Selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling common shares received after the date of this prospectus from the selling shareholders as a gift, pledge, partnership distribution or other non-sale related transfer.  Common shares offered under this prospectus also may be sold in privately-negotiated transactions, in underwritten offerings or by a combination of those methods of sale.  Sales of common shares may be made at fixed prices, which may be changed, at market prices p! revailing at the time of sale on the exchanges or markets in the United States where our common shares may be then listed for trading, at prices related to prevailing market prices on the exchanges or markets in the United States where our common shares may be then listed for trading or at negotiated prices.  The selling shareholders may effect these transactions by selling the common shares to or through broker-dealers, as principals or agents, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

Other methods by which the selling shareholders may sell the common shares offered under this prospectus include, without limitation:

•

"at the market" to or through market makers or into an existing market for our common shares in the United States;

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers, negotiated transactions or sales effected through agents;

•

through transactions in options or swaps or other derivatives, whether exchange-listed or otherwise;

•

through cross or block trades;

•

through short sales;

•

any other method permitted pursuant to applicable law; or

•

any combination of any of these methods of sale.

A "short sale" or "selling short" is when an investor sells shares not owned by the investor to take advantage of an anticipated decline in the price or to protect a profit in the shares owned by the investor.  The selling shareholders also may enter into option or other transactions with broker-dealers that require the delivery to those broker-dealers of the common shares offered by this prospectus, which common shares may be resold by the broker-dealers under this prospectus.  The selling shareholders also may make sales under Rule 144 of the Securities Act if an exemption from registration is available, or pursuant to an offshore resale through the facilities of the Toronto Stock Exchange or otherwise, rather than under this prospectus.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions.  The broker-dealers or financial institutions may engage in short sales of the common shares in the course of hedging the positions they assume with the selling shareholders, including positions assumed in connection with distributions of the shares by the broker-dealers or financial institutions.  The selling shareholders also may enter into options or other transactions with broker-dealers or other financial institutions with respect to the shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  In addition, the selling shareholders may loan or pledge shares to a broker-dealer, wh! ich may sell the loaned shares or, upon a default by the selling shareholders of the secured obligation, may sell or otherwise transfer the pledged shares.

The selling shareholders and any broker-dealers who act in connection with the sale of the shares of our common shares under this prospectus may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares of our common shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Because the selling shareholders may be deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

We have agreed to indemnify the selling shareholders and each underwriter, if any, against certain liabilities, including certain liabilities under the Securities Act, or will contribute to payments the selling shareholders or underwriters may be required to make in respect of certain losses, claims, damages or liabilities.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares offered hereby against certain liabilities, including liabilities arising under the Securities Act.

After we have been notified by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•

the name of the selling shareholder and of the participating broker-dealers;

•

the type and number of securities involved;

•

the price at which the securities were sold;

•

the commissions paid or discounts or concessions allowed to such broker-dealer, where applicable;

•

that the broker-dealer did not conduct any investigations to verify the information set out or incorporated by reference in this prospectus;

and other facts material to the transaction.

LEGAL MATTERS

Burnet Duckworth & Palmer LLP of Calgary, Alberta, Canada, will pass upon the legality of the common shares offered by this prospectus.  David Ross, who is a partner of Burnet, Duckworth & Palmer LLP and the corporate secretary of Acetex owns less that 1% of the issued common shares of Acetex.

EXPERTS

Our audited consolidated financial statements have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Our Supplemental Information - Item 18 Reconciliation has included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of AT Plastics have been included herein in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.  The auditors' report covering the December 31, 2002 consolidated financial statements of AT Plastics contains additional comments for U.S. readers that states that the financial statements are affected by conditions and events that cast substantial doubt on AT Plastics Inc.'s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.  In addition, the additional comments for U.S. readers refers to changes in accounting policies for goodwill, foreign currency translation and stock! -based compensation and other stock-based payments.

G:\058746\0020\F-3 v.11. doc#

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	Page
Consolidated Financial Statements of AT Plastics Inc.	33
1. Audited consolidated balance sheets as at December 31, 2001 and December 31, 2002 and unaudited consolidated balance sheet at June 30, 2003	36
2. Audited consolidated statements of operations and deficit for the 12 month periods ending December 31, 2000, December 31, 2001 and December 31, 2002 and unaudited consolidated statements of operations and deficit for the 6 month period ending June 30, 2003	37
3. Audited statements of cash flows for the 12 month periods ending December 31, 2000, December 31, 2001 and December 31, 2002 and unaudited consolidated statements of operations and deficit for the 6 month period ending June 30, 2003	39
4. Notes to consolidated financial statements	40

Unaudited Pro Forma Consolidated Financial Statements of Acetex Corporation and AT Plastics Inc.	80
1. Consolidated Balance Sheet dated June 30, 2003	85
2. Consolidated Statement of Operations year ended December 31, 2002	86
3. Consolidated Statement of Operations six months ended June 30, 2002	87
4. Consolidated Statement of Operations six months ended June 30, 2003	88

Supplemental Information – Item 18 Reconciliation of Acetex Corporation	94

G:\058746\0020\F-3 v.11. doc#

Consolidated Financial Statements

(Expressed in thousands of United States dollars)

AT PLASTICS INC.

For the years ended December 31, 2002, 2001 and 2000
(Information as at June 30, 2003 and for the six months
ended June 30, 2003 and 2002 is unaudited)

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KPMG LLP Chartered Accountants 10125 - 102 Street Edmonton AB T5J 3V8 Canada	Telephone (780) 429-7300 Telefax (780) 429-7379 www.kpmg.ca

AUDITORS' REPORT

THE BOARD OF DIRECTORS

AT PLASTICS INC.

We have audited the consolidated balance sheets of AT Plastics Inc. as at December 31, 2001 and 2002 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2002.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles.

KPMG LLP (signed)

Chartered Accountants

Edmonton, Canada

February 19, 2003, except as to Notes 1, 9 and 20 which are as of June 30, 2003.

KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.

#

KPMG LLP Chartered Accountants 10125 - 102 Street Edmonton AB T5J 3V8 Canada	Telephone (780) 429-7300 Telefax (780) 429-7379 www.kpmg.ca

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements.  Our report to the directors dated February 19, 2003 (except as to Notes 1, 9 and 20 which are as of June 30, 2003) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

In addition, in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company’s financial statements, such as the changes to the consolidated financial statements relating to the adoption by the Company of new accounting policies relating to goodwill [note 2(h)], foreign currency translation [note 2(k)], and stock-based compensation and other stock-based payments [note 2(o)].  Our report to the directors dated February 19, 2003 (except as to Notes 1, 9 and 20 which are as of June 30, 2003) is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accoun! ted for and adequately disclosed in the financial statements.

KPMG LLP (signed)

Chartered Accountants

Edmonton, Canada

February 19, 2003, except as to Notes 1, 9 and 20 which are as of June 30, 2003.

KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.

#

AT PLASTICS INC.

Consolidated Balance Sheets

(In thousands of United States dollars)

December 31

June 30

2001

2002

2003

(Unaudited)

Assets

Current assets:

Cash

$

11,657

$

–

$

–

Accounts receivable

20,338

21,991

30,419

Inventory (note 6)

28,316

28,762

38,353

Prepaid expenses

922

1,301

525

61,233

52,054

69,297

Other assets (note 8)

6,957

9,239

8,174

Fixed assets (note 7)

183,064

179,171

205,629

Future income taxes (note 12)

4,402

7,305

–

$

255,656

$

247,769

$

283,100

Liabilities and Shareholders' Equity

Current liabilities:

Cheques issued in excess of cash
on deposit

$

–

$

106

$

1,256

Accounts payable and accrued liabilities

23,527

21,032

22,195

Current portion of long-term debt (note 9)

1,998

1,827

115,564

25,525

22,965

139,015

Employee future benefits (note 10)

3,727

3,999

4,882

Long-term debt (note 9)

100,994

97,613

56

Shareholders' equity:

Capital stock [note 11(a)]

163,560

163,560

163,560

Contributed surplus [note 11(b)]

–

4,450

4,785

Deficit

(26,780)

(34,692)

(39,710)

Cumulative translation adjustment [note 2(k)]

(11,370)

(10,126)

10,512

125,410

123,192

139,147

Going concern (note 1)

Commitments and contingencies (note 16)

Combination agreement with

    Acetex  Corporation (note 20)

United States generally accepted

    accounting principles (note 19)

$

255,656

$

247,769

$

283,100

See accompanying notes to consolidated financial statements.

#

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AT PLASTICS INC.

Consolidated Statements of Operations and Deficit

(In thousands of United States dollars, except per share amounts)

Year ended December 31

Six months ended June 30

2000

2001

2002

2`002

2003

Restated – Note 2(l)

(Unaudited)

Sales

$

170,245

$

158,601

$

156,253

$

75,230

$

86,108

Cost of sales and other expenses

140,955

138,522

133,928

64,444

74,464

Special charges (note 14)

2,908

4,186

16

–

3,754

Amortization

14,224

16,146

12,536

5,162

5,873

158,087

158,854

146,480

69,606

84,091

Operating income (loss)

12,158

(253)

9,773

5,624

2,017

Other expenses (income):

Interest and fees on long-term debt

13,035

14,282

14,180

7,788

9,030

Old lending facilities exit costs
(note 14)

–

6,335

6,430

6,430

–

Other interest expense (income)

780

(65)

(37)

–

–

Foreign exchange loss (gain)

1,136

399

(668)

(3,137)

(10,138)

Gain on sale of assets (note 5)

–

(871)

–

–

–

14,951

20,080

19,905

11,081

(1,108)

Income (loss) before income taxes
and discontinued operations

(2,793)

(20,333)

(10,132)

(5,457)

3,125

Income taxes (note 12):

Current

603

526

654

308

217

Future (reduction)

(269)

(4,471)

(2,874)

(2,678)

7,926

334

(3,945)

(2,220)

(2,370)

8,143

Loss from continuing operations

(3,127)

(16,388)

(7,912)

(3,087)

(5,018)

Loss on discontinued operations
(note 4)

(14,950)

(2,161)

–

–

–

Loss for the period

(18,077)

(18,549)

(7,912)

(3,087)

(5,018)

Retained earnings (deficit),
beginning of period:

As previously reported

19,798

(6,978)

(26,780)

(26,780)

(34,692)

Adjustment:

Foreign currency
translation [note 2(k)]

(557)

(1,253)

–

–

–

Employee future benefits
[note 2(j)]

(6,404)

–

–

–

–

Future income taxes
[note 2(m)]

(1,738)

–

–

–

–

As restated

11,099

(8,231)

(26,780)

(26,780)

(34,692)

Deficit, end of period

$

(6,978)

$

(26,780)

$

(34,692)

$

(29,867)

$

(39,710)

Loss per share (note 13):

Basic and diluted before
discontinued operations

$

(0.10)

$

(0.42)

$

(0.16)

$

(0.06)

$

(0.10)

Basic and diluted –
discontinued operations

(0.47)

(0.05)

–

–

–

Basic and diluted

(0.57)

(0.47)

(0.16)

(0.06)

(0.10)

See accompanying notes to consolidated financial statements.

#

G:\058746\0020\F-3 v.11. doc

AT PLASTICS INC.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

Restated – Note 2(l)

(Unaudited)

Cash provided by (used in):

Operations:

Loss for the period

$

(18,077)

$

(18,549)

$

(7,912)

$

(3,087)

$

(5,018)

Items not affecting cash:

Write-off of deferred
financing costs (note 14)

–

–

557

557

–

Amortization

18,642

17,871

12,536

5,162

5,873

Write-down of assets of
discontinued operations
(note 4)

20,840

–

–

–

–

Deferred interest on long-
term debt (note 9)

–

–

2,699

2,438

1,534

Loss (gain) on foreign exchange

1,136

399

(929)

(3,850)

(11,983)

Future income taxes

(9,551)

(5,627)

(2,874)

(2,678)

7,926

Gain on sale of assets
(notes 4 and 5)

–

(1,701)

–

–

–

Write-off of investment tax
credits recoverable (note 14)

–

–

–

–

1,864

Change in non-cash operating

    working capital:

Accounts receivable

(959)

3,058

(1,463)

(5,783)

(4,331)

Inventory

(8,828)

4,780

(174)

1,670

(4,336)

Prepaid expenses

(393)

(203)

(373)

556

925

Accounts payable and
accrued liabilities

(4,525)

(2,861)

(2,734)

(3,375)

(2,250)

(1,715)

(2,833)

(667)

(8,390)

(9,796)

Financing:

Issue of long-term debt

–

7,738

103,506

107,994

11,935

Principal repayments of long-term
debt

(14,583)

(43,128)

(106,407)

(105,012)

(1,353)

Issue of common shares

22,870

20,868

–

–

–

8,287

(14,522)

(2,901)

2,982

10,582

Investing:

Purchase of fixed assets

(5,843)

(4,673)

(3,761)

(2,060)

(1,331)

Increase in other assets

(1,429)

(607)

(4,602)

(4,438)

(503)

Proceeds from Wire and Cable
business [note 4(a)]

–

6,401

–

–

–

Proceeds from Packaging
business [note 4(b)]

–

24,857

–

–

–

Proceeds from sale of assets  (note 5)

–

3,575

–

–

–

(7,272)

29,553

(8,363)

(6,498)

(1,834)

Foreign exchange gain (loss) on cash
held in foreign currency

(20)

(557)

168

132

(102)

Increase (decrease) in cash

(720)

11,641

(11,763)

(11,774)

(1,150)

Cash, beginning of period

736

16

11,657

11,657

(106)

Cash (cheques issued in excess of
cash on deposit), end of period

$

16

$

11,657

$

(106)

$

(117)

$

(1,256)

Supplemental cash flow information:

Interest paid

$

13,347

$

14,001

$

10,919

$

5,300

$

7,576

Income taxes paid

603

526

567

308

418

See accompanying notes to consolidated financial statements.

#

G:\058746\0020\F-3 v.11. doc

1.

Going concern:

These consolidated financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles.  The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future (not to exceed one year beyond the date of the financial statements) and be able to realize its assets and discharge its liabilities and commitments in the normal course of business.  There is significant doubt about the appropriateness of the use of the going concern assumption because the Company experienced significant losses in each of the years ended December 31, 2000, 2001 and 2002.  The Company also experienced negative cash flows from operations, which are after deducting special charges (note 14), in each of the past three years.  The Company has an accumulated def! icit at each of the periods presented.  In addition, at June 30, 2003 the Company is in violation of certain of its financial covenants under its debt agreements and therefore has classified its long-term indebtedness as a current liability, as its creditors have the ability to demand immediate repayments of the Company’s credit facilities (note 9).  The covenants not met include achieving certain levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), maintaining a minimum level of net worth and maintaining certain fixed charge and interest coverage ratios.  This classification of debt as a current liability has resulted in a working capital deficiency at June 30, 2003.

On June 20, 2003, the Company entered into an agreement with Acetex Corporation, a Canadian public company, to pursue the combination of their businesses.  Further details regarding this agreement are provided in Note 20.  In management’s view, the combination of the Company with Acetex Corporation, if approved by the shareholders of the Company, will provide access to new capital to fund the operations of the Company for the foreseeable future.  There can be no assurances provided that this agreement will be consummated or that the Company will have access to such capital when required to fund its future operations.

The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities when due is dependent on the successful consummation of the agreement with Acetex Corporation or negotiations with the Company’s creditors to remedy the covenant violations at June 30, 2003 and achieving profitable operating results.  Management believes that the completion of the actions taken or planned, some of which are described above, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements.  There is no certainty that these or other strategies will be sufficient to permit the Company to continue operations as a going concern for a reasonable period of time and thus be able to realize its asse! ts and discharge its liabilities and commitments in the normal course of operations.

1.

Going concern, continued:

The consolidated financial statements do not reflect adjustments that would be necessary if the “going concern” assumption was not appropriate.  If the “going concern” basis was not appropriate for these financial statements, then significant adjustments would likely be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

2.

Significant accounting policies:

(a)

Basis of presentation:

The consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).  Material items that could give rise to measurement differences to these consolidated financial statements under United States GAAP are outlined in note 19.  The consolidated financial statements include the accounts of AT Plastics Inc. and its wholly-owned subsidiary companies.  Material inter-company transactions and balances are eliminated on consolidation.

The consolidated financial position as at June 30, 2003 and the results of operations and cash flows for the six months ended June 30, 2002 and 2003 are unaudited.  The unaudited consolidated financial statements, in the opinion of management, contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such unaudited periods and the accounting policies applied therein are consistent with those described below.

The Films operating segment is seasonal with most of the activity occurring in late summer and early fall months coinciding with agricultural and horticultural markets.

(b)

Revenue recognition:

The Company recognizes revenue when title to the product has been transferred to the customer, collection of the sales proceeds is reasonably assured and the Company has no significant continuing risks or obligations with respect to the product.  Title to the product usually occurs at the time shipment is made.  The Company recognizes customer volume rebates as they are earned as a reduction of revenue.  A provision for returns is also recognized as a reduction of revenue; however, this amount is not significant.  Amounts charged to customers for freight are recorded as revenue.  Cost of sales and other expenses include freight and shipping costs of $10,229 for the period ended December 31, 2002 and $5,510 for the period ended June 30, 2003 (2001 - $10,625; 2000 - $12,069; June, 2002 - $4,580).

(c)

Cash:

Cash consists of cash, cash equivalents and cheques issued in excess of cash on deposit.  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

2.

Significant accounting policies, continued:

(d)

Inventory:

Raw materials are valued at the lower of weighted average cost and net replacement cost.  Work in progress and finished goods are stated at the lower of weighted average cost and net realizable value and include the cost of raw materials, variable labour and manufacturing overheads.

(e)

Fixed assets:

Fixed assets are recorded at cost.  The Company reviews the estimated useful lives of assets on a regular basis.  Amortization is provided over the expected remaining useful lives of the assets on a straight-line basis as follows:

Buildings

20 years

Plant equipment

5 – 20 years

Computers

1 – 5 years

Office furniture and fixtures

4 – 10 years

Amortization is not provided on assets under construction which are not in operation.

The Company capitalizes interest on major assets under construction which are not in operation.

During the year ended December 31, 2002, the Company revised its estimate of the useful life of certain buildings and plant equipment from 17.5 years to 20 years.  The effect of this change has been applied prospectively and has increased earnings for the year ended December 31, 2002 by approximately $1,180 ($0.02 per share) before income taxes.

(f)

Development costs:

Product development costs are deferred and amortized on a straight-line basis over a maximum period of five years, commencing when full commercial production is achieved.

(g)

Deferred financing costs:

Deferred financing costs represent the unamortized cost of the issue of long-term debt.  Amortization is provided on a straight-line basis over the term of the related debt.

2.

Significant accounting policies, continued:

(h)

Goodwill:

In September 2001, the Canadian Institute of Chartered Accountants (“CICA”) issued Handbook Section 3062, “Goodwill and Other Intangible Assets.”  The new standards require that goodwill no longer be amortized but instead be tested for impairment at least annually.

The Company has adopted these new standards effective January 1, 2002.  As of January 1, 2002, the Company had unamortized goodwill of $371, which is no longer being amortized.   This change in accounting policy is not applied retroactively and the amounts presented for prior periods have not been restated for this change.  Amortization expense for the years ended December 31, 2001 and 2000 was $50 and $48 respectively.  The effect on net loss for the years ended December 31, 2001 and 2000 of not amortizing goodwill would be to decrease net loss by $50 (nil per share) and $48 (nil per share) respectively.

(i)

Pre-operating costs:

Pre-operating costs for significant manufacturing additions are deferred and are amortized using the straight-line method over a period not to exceed five years from the date operations commence.

(j)

Employee future benefits:

The Company maintains non-contributory defined benefit pension plans, a defined contribution pension plan and a defined benefit life insurance and health care plan which cover substantially all of its employees.  The pension plans provide pensions based on length of service and the best three years' average earnings.  The Company also sponsors defined benefit life insurance and dental health care plans for substantially all retirees and employees.  The Company measures the costs of its obligation based on its best estimate.

Effective January 1, 2000, the Company has adopted The Canadian Institute of Chartered Accountants’ (“CICA”) new standard on accounting for employee future benefits, including pension benefits and post-retirement benefits other than pensions.  The new standard moves the accounting for non-pension post-retirement benefits to an accrual basis from the cash accounting basis previously used by most companies, and with respect to pensions, requires the use of a current settlement discount rate to measure the accrued pension benefit obligation.  Prior to adoption of this new accounting standard, pension expense was determined using a long-term rate of return to measure accrued pension benefits.  The Company adopted the new standard for employee future benefits retroactively without restatement.  As a result, effective January 1, 2000! , the Company recorded an adjustment to deferred pension costs and employee future benefits of $10,005, a decrease to retained earnings of $6,404 and a reduction to deferred tax liabilities of $3,601.

2.

Significant accounting policies, continued:

(j)

Employee future benefits, continued:

The Company accrues its obligations under employee benefit plans as the employees render the services necessary to earn the pension and other employee future benefits.  The Company has adopted the following policies:

(i)

The cost of pensions and other retirement benefits earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages and expected health care costs.

(ii)

For the purpose of calculating expected return on plan assets, plan assets are valued at fair value.

(iii)

Past service costs from plan amendments are amortized on a straight-line basis over the average remaining service period of employees active at the date of the amendment.

(iv)

When a restructuring of a benefit plan gives rise to both a curtailment and a settlement of obligations, the curtailment is accounted for prior to the settlement.

The Company uses the corridor method to amortize actuarial gains or losses (such as changes in actuarial assumptions and experience gains or losses).  Under the corridor method, amortization is recorded only if the accumulated net actuarial gains or losses exceed 10% of the greater of the accrued pension benefit obligation and the value of the plan assets.  Amortization is taken over the average remaining service period of active employees.

(k)

Foreign currency translation:

The Company’s functional currency is the Canadian dollar.  Monetary items denominated in foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred.  Revenue and expenses are translated at rates in effect at the time of the transactions.  Foreign exchange gains and losses are included in income.  The Company translates foreign currency denominated transactions and the financial statements of its integrated foreign operations using the temporal method, which is as described above.

2.

Significant accounting policies, continued:

(k)

Foreign currency translation, continued:

These financial statements have been prepared using the United States dollar as the reporting currency.  The financial statements have been translated into United States dollars from the Company’s Canadian dollar functional currency using the current rate method.  Under this method, statement of operations items are translated into the United States dollar reporting currency at average exchange rates in effect for the respective period, cash flow statement items are translated into the reporting currency using rates in effect at the date of the transactions, and assets and liabilities are translated using the exchange rate at the end of each period.  All resulting exchange differences are reported as a separate component of shareholders’ equity captioned cumulative translation adjustment.  The cumulative translation adjustment amoun! t included in shareholders’ equity solely relates to the effects of this translation into the United States dollar reporting currency.

Effective January 1, 2002, the Company adopted the amendments to CICA Handbook Section 1650, “Foreign Currency Translation.”  The revisions to Section 1650 eliminated the deferral and amortization of foreign currency translation differences resulting from the translation of long-term monetary assets and liabilities denominated in foreign currencies.  All such translation differences are reflected in income immediately.

As a result of the adoption of these amendments on January 1, 2002, prior year financial statements have been restated retroactively to adopt the revised standard resulting in net loss decreasing by $980, net of income taxes of $556, and both loss per share and diluted loss per share decreasing by $0.02 for the year ended December 31, 2001. For the year ended December 31, 2000 net loss increased by $696, net of income taxes of $66, and both loss per share and diluted loss per share increased by $0.02. The deficit at December 31, 1999  has been increased by $557, net of income taxes of $53, to reflect the cumulative effect of the change to that date.

(l)

Senior and subordinated term credit facilities:

The Company uses an effective yield method of accounting for interest and annual fees associated with these credit facilities.  This method recognizes interest and annual fees on a level percentage basis over the term of the respective credit facility.  The Company applied this policy beginning October 1, 2002, retroactive to the date these facilities were entered into in January 2002.  Previously, such amounts had been recorded based on scheduled terms of payment.  Accordingly, the results for the six month period ended June 30, 2002 have been restated.  Interest expense has increased by $927 and net loss has increased by $607 (nil per share) from the amounts previously reported.

2.

Significant accounting policies, continued:

(m)

Income taxes:

The Company uses the asset and liability method of accounting for income taxes.  Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  A valuation allowance is recorded against any future income tax asset if it is not more likely than not that th! e asset will be realized.  Income tax expense is the sum of the Company’s provision for current income taxes and the difference between opening and ending balances of future income tax assets and liabilities.

Effective January 1, 2000, the Company adopted the asset and liability method of accounting for income taxes retroactively, without restatement.  As a result, the Company recorded a decrease to retained earnings of $1,738 and an increase to the future income tax liability of $1,738.

(n)

Loss per share:

Basic loss per share is computed by dividing loss by the weighted average shares outstanding during the period.  Diluted loss per share is computed similar to basic earnings per share, except that the weighted average shares outstanding are increased to include additional shares from the assumed exercise of stock options, if dilutive, using the treasury stock method.  Under the treasury stock method, the number of additional shares is calculated by assuming that outstanding stock options were exercised and that the proceeds from such exercises were used to acquire shares of common stock at the average market price during the period.

(o)

Stock-based compensation and other stock-based payments:

Effective January 1, 2002, the Company adopted the new recommendations of the CICA with respect to the accounting for stock-based compensation and other stock-based payments, Handbook Section 3870, “Stock-based Compensation and Other Stock-based Payments”.  The new standards are applied prospectively to all stock-based payments to non-employees, and to employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, except grants outstanding at January 1, 2002 that call for settlement in cash or other assets or stock appreciation rights that call for settlement in equity instruments.  For such grants, the new standards are applied retroactively, without restatement.  As the Com! pany had no such grants, there has been no adjustment to retained earnings, liabilities or contributed surplus as at January 1, 2002.

2.

Significant accounting policies, continued:

(o)

Stock-based compensation and other stock-based payments, continued:

The Company accounts for all stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, using the fair value based method.  No compensation cost is recorded for all other stock-based employee compensation awards.  Consideration paid by employees on the exercise of stock options is recorded as share capital and contributed surplus.  The Company discloses the pro forma effect of accounting for these awards under the fair value based method (note 11).  No disclosure has been made for the pro forma effect of awards granted before January 1, 2002.

Under the fair value based method, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable.  The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is complete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.  The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

Under the fair value based method, compensation cost attributable to awards to employees that are direct awards of stock, or stock appreciation rights that call for settlement by the issuance of equity instruments, is measured at fair value at the grant date and recognized over the vesting period.  Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period.  Changes in intrinsic value between the grant date and the measurement date result in a change in the measure of compensation cost.  For awards that vest at the end of the vesting period, compensation cost is recognized on a straight-line basis; for awards that vest on a graded basis, compensation cost is recognized on a pro-rata basis over the vesting period.

2.

Significant accounting policies, continued:

(p)

Derivative financial instruments:

Derivative financial instruments may be utilized by the Company in the management of cash flows related to ethylene supply and foreign exchange.  The Company’s policy is not to utilize derivative financial instruments for trading or speculative purposes.

The Company uses derivative financial instruments to manage the exposure to market risks of rising ethylene prices.  As ethylene is a derivative of natural gas, the price of natural gas is the dominant factor affecting the Company’s cost of ethylene.  The Company purchases natural gas call options to establish a maximum price for the purchase of ethylene because the correlation between changes in the prices of natural gas and ethylene provides protection against increases in the price of ethylene.  Under these instruments, the Company has the right, but not an obligation, to exercise the option when the market price of natural gas exceeds the strike price contained in the option.  Amounts received from the option counterparty, on the exercise of the option, are recognized in inventory in the same period as the hedged transaction, and then inc! luded in cost of sales when the related inventory is sold.

The cost of these options is deferred and amortized to income as a component of cost of sales over the term of the option.  As the Company does not recognize unrealized changes in the value of the options used for hedging purposes, the amount recorded in the balance sheet at the end of each period is the unamortized cost of the option rather than the fair value of the option.

During the year ended December 31, 2001, the Company was party to forward foreign exchange contracts used to manage foreign currency exposures on export sales.  These instruments are not recognized in the consolidated financial statements on inception.  As the Company does not recognize unrealized changes in the value of the foreign exchange contracts used for hedging purposes, the amount recorded in the balance sheet at the end of each period is the cost, if any, rather than fair value.  Gains and losses on forward foreign exchange contracts are recognized in revenue in the same period as the foreign currency revenue to which they relate.  There were no foreign exchange contracts during the year ended December 31, 2002 or the six month period ended June 30, 2003.

(q)

Use of estimates:

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year.  Significant areas requiring the use of management estimates include the determination of pension and other employee benefits, the useful lives of assets for amortization and evaluation of the net recoverable amount, provisions for special charges, valuation allowances on future income tax assets and the determination of the fair value of financial instruments.  Actual results could differ from those estimates.

3.

Refinancing of the Company during 2002:

(a)

Repayment of long-term debt:

On January 10, 2002, in conjunction with the refinancing of the business as described in (b) below, the Company repaid all of its long-term debt, excluding capital leases, that was outstanding at December 31, 2001 and terminated those lending agreements.

On January 10, 2002, the Company made the following payments under the old lending agreements:

Principal repayments

$

104,426

Interest

357

Make whole premiums

7,339

With this settlement and these payments, the Company fully repaid all outstanding debt and other amounts due and has no further obligations under these previous lending facilities.

In conjunction with this settlement, the old lenders agreed to reduce the old lender restructuring fee from 3.5% to 2.5% of the outstanding indebtedness, representing a reduction of $1,466.

As this settlement occurred during 2002, the settlement loss of $6,430 (note 14), which includes the make-whole premiums, the reduction of the old lender restructuring fee and the write-off of the unamortized portion of related deferred costs is recognized in the consolidated statement of operations as old lending facilities exit costs in 2002.

(b)

Issuance of long-term debt (note 9):

On January 10, 2002, the Company put in place new lending facilities consisting of:

(i)

A $44,583 (Canadian denominated $70,000) revolving credit facility.

(ii)

A $6,369 (Canadian denominated $10,000) term loan facility bearing interest at Canadian bank prime plus 2.75% per annum which was available until July 31, 2002.

(iii)

A U.S. denominated $53,283 senior term credit facility.

(iv)

A U.S. denominated $25,000 subordinated term credit facility.

The Company incurred placement costs of $5,213 with respect to these new lending facilities.  These costs have been deferred and are included in “Other Assets” in the balance sheet and are being amortized in accordance with the Company’s accounting policies.

4.

Discontinued operations:

The 2000 and 2001 financial statements reflect the undernoted discontinued operations.  No interest expense has been allocated to discontinued operations.

(a)

Sale of Wire and Cable business:

Effective May 31, 2001, the Company sold the Wire and Cable component of its Performance Compound business, consisting of its PowerGuard business, including the Peachtree City, Georgia manufacturing facility, and its Aqua-Link business for net proceeds of approximately $6,401 resulting in a loss on disposition of $530 (after an income tax recovery of $285).  In addition, up to an additional $1,500 is payable by the purchaser over three years under an earnout clause, based on performance of the business.

The results of operations of the PowerGuard component of the Wire and Cable business for the year ended December 31, 2001 have been presented as discontinued operations in the consolidated statement of operations, as the Company has determined that this business is a distinguishable component of the Company's activities in that it represents a line of business and is directed to a particular class of customers significant to the Company as a whole.  The Aqua-Link component of the Wire and Cable business, which is manufactured in Edmonton, has been combined with the Company's Specialty Polymers segment, as the Company has determined that this business is integrated with the Specialty Polymers business.

In the year ended December 31, 2001, PowerGuard sales by the Company were approximately $2,568, loss before interest, taxes, amortization, special charges and allocation of corporate costs was approximately $1,467 and the net loss was $1,586, after a tax recovery of $854.  As at December 31, 2001, total net assets relating to the PowerGuard business included inventory of nil, fixed assets of nil and current liabilities of nil.

In the year ended December 31, 2000, PowerGuard sales by the Company were approximately $5,027, loss before interest, taxes, amortization, special charges and allocation of corporate costs was approximately $3,449 and the net loss was $16,865, after a tax recovery of $10,336.  As at December 31, 2000, total net assets relating to the PowerGuard business included inventory of $2,227, fixed assets of $4,049 and current liabilities of $593. The Company wrote down the value of the assets to reflect an impairment of value due to reduced economic prospects for the business as a special charge of $20,840.

(b)

Sale of Packaging business:

On December 21, 2001, the Company sold its Packaging business for net proceeds of approximately $24,857, resulting in a loss on disposition of $1,702 (after an income tax recovery of $896).  This includes the Company's estimate of a working capital adjustment (to reflect the working capital amount at the date of sale in determining the sales proceeds) as required under the terms of the purchase and sale agreement.  Included in this loss are termination benefits of $430.  The net proceeds from the sale of the Packaging business was paid to the Company's previous lenders as a permanent reduction of the principal indebtedness of the Company.

4.

Discontinued operations, continued:

(b)

Sale of Packaging business, continued:

The results of operations of the Packaging business for the year ended December 31, 2001 have been presented as discontinued operations in the consolidated statement of operations.

In the year ended December 31, 2001, Packaging sales by the Company were approximately $35,254, income before interest, taxes, amortization, special charges and allocation of corporate costs was approximately $3,288 and the net loss was $575, after a tax recovery of $302.  As at December 31, 2001, total net assets relating to the Packaging business included inventory of nil, fixed assets of nil and current liabilities of nil.

In the year ended December 31, 2000, Packaging sales by the Company were approximately $40,842, income before interest, taxes, amortization, special charges and allocation of corporate costs was approximately $4,476 and the net income was $1,915, after taxes of $1,054.

5.

Sale of assets from cross linked polyethylene product line:

Effective December 24, 2001, the Company sold assets consisting of the intellectual property and the fixed assets of its cross linked polyethylene product line, previously marketed under the Flexet® name, for net proceeds of approximately $3,575, resulting in a gain on disposition of $540  (after income taxes of $331).

As the assets of the cross linked polyethylene product line do not constitute a business segment for accounting purposes, its results are included in the consolidated statement of operations for the years ended December 31, 2000 and 2001 as a continuing operation (part of Specialty Polymers).

6.

Inventory:

December 31

June 30

2001

2002

2003

(Unaudited)

Raw materials

$

3,343

$

4,613

$

4,920

Work in progress

1,357

1,128

2,709

Finished goods

23,616

23,021

30,724

$

28,316

$28,762

$

38,353

7.

Fixed assets:

December 31, 2001

December 31, 2002

June 30, 2003

Accumulated

Net book

Accumulated

Net book

Accumulated

Net book

Cost

amortization

value

Cost

amortization

value

Cost

amortization

value

(Unaudited)

Land

$

3,717

$

–

$

3,717

$

3,753

$

–

$

3,753

$

4,393

$

–

$

4,393

Buildings

20,858

9,570

11,288

21,179

10,249

10,930

24,802

12,343

12,459

Plant
equipment

220,553

65,562

154,991

224,282

74,230

150,052

264,655

91,764

172,891

Computers

5,678

4,544

1,134

5,863

5,115

748

6,936

6,246

690

Office furniture
and fixtures

1,079

745

334

1,147

814

333

1,472

1,025

447

Assets under
construction
and spare
parts

11,619

19

11,600

13,372

17

13,355

14,752

3

14,749

$

263,504

$

80,440

$

183,064

$

269,596

$

90,425

$

179,171

$

317,010

$

111,381

$

205,629

Nil interest was capitalized on assets under construction during the periods presented.

Amortization expense for the years ended December 31, 2000, 2001 and 2002 amounted to $11,734, $11,335 and $9,443 respectively.  Amortization expense for the six months ended June 30, 2002 and 2003 amounted to $4,625  and $5,165 respectively.

8.

Other assets:

December 31, 2001

December 31, 2002

June 30, 2003

Accumulated

Net book

Accumulated

Net book

Accumulated

Net book

Cost

amortization

value

Cost

amortization

value

Cost

amortization

value

(Unaudited)

Development
costs

$

6,143

$

4,545

$

1,598

$

6,578

$

4,871

$

1,707

$

7,878

$

5,926

$

1,952

Deferred
financing
costs

3,309

2,101

1,208

5,213

1,018

4,195

6,598

1,810

4,788

Pre-operating
costs

4,530

2,692

1,838

4,573

3,574

999

5,354

4,686

668

Investment tax
credits
recoverable

1,571

–

1,571

1,677

–

1,677

–

–

–

Goodwill

696

325

371

375

–

375

439

–

439

Deferred employee
stock

–

–

–

195

53

142

228

100

128

Deferred pension
costs (note 10)

371

–

371

144

–

144

199

–

199

$

16,620

$

9,663

$

6,957

$

18,755

$

9,516

$

9,239

$

20,696

$

12,522

$

8,174

9.

Long-term debt:

December 31

June 30

Maturity dates

2001

2002

2003

(Unaudited)

Revolving credit facility

January 10, 2005

$

31,204

$

23,808

$

35,755

Senior term credit facility
(denominated in
U.S. dollars)

January 10, 2007

–

52,724

51,625

Subordinated term credit
facilities (denominated in
U.S. dollars) [note 11(b)]

June 2, 2008

–

22,857

28,145

Obligations under capital
leases (denominated in
Canadian dollars)

June 2007

54

51

95

Senior secured notes
(denominated in U.S. dollars)

26,226

–

–

Senior secured note
(denominated in Canadian dollars)

931

–

–

Senior secured debentures
(denominated in Canadian dollars)

44,577

–

–

102,992

99,440

115,620

Less current portion

1,998

1,827

115,564

$

100,994

$

97,613

$

56

All of the long-term debt outstanding as of December 31, 2001, excluding capital leases, was repaid on January 10, 2002 [note 3(a)].  The classification of long-term debt at December 31, 2001 reflects the terms of the new lending facilities.

The Company has a Canadian $70,000 committed revolving credit facility, which may be drawn in either Canadian or United States dollars.  This facility bears interest at Canadian bank prime plus 1% per annum on Canadian dollar advances, U.S. base rate plus 1% per annum on U.S. dollar advances and bankers’ acceptance rate plus 2.75% per annum on bankers’ acceptances issued.  This facility is secured by a first charge on accounts receivable and inventory and a third charge on fixed and other assets of the Company.  At December 31, 2002 and June 30, 2003, U.S. dollar advances under this facility were $23,808 and $35,755 respectively.

The senior term credit facility bears cash interest at 11% per annum plus additional interest of 2.77% effective February 1, 2003, which is deferred and is payable at maturity.  In addition, an annual fee is due each year, starting in 2003 of 1.0% (2004 – 1.25%, 2005 – 1.5%, 2006 – 1.75% and 2007 – 2.0%).  Amounts deferred at December 31, 2002 and June 30, 2003 totalled approximately $1,942 and $1,045 respectively [note 2(l)].  Principal repayments of $666 are required to be made on a quarterly basis, and commenced on April 30, 2002.  This facility is secured by a first charge on all assets other than accounts receivable and inventory and a second charge on accounts receivable and inventory.

9.

Long-term debt, continued:

The subordinated term credit facilities are comprised of:

(i)

a $25,000 principal amount bearing cash interest at 14% per annum plus additional interest of 5%, which is deferred and is payable at maturity.  Amounts deferred at December 31, 2002 and June 30, 2003 totalled approximately $1,265 and $1,901 respectively.  This credit facility was amended on June 2, 2003 for an additional $5,000 principal amount as discussed in Note 9(ii).

(ii)

an additional $5,000 principal amount bearing cash interest at 14% per annum plus additional interest of 5%, which is deferred and is payable at maturity was issued on June 2, 2003.  Amounts deferred at June 30, 2003 totalled approximately $20.

(iii)

the value of 5,088,676 warrants issued to the holders of this credit facility entitling the holders to purchase common shares of the Company as disclosed in Note 11(b).

The recorded amount of these subordinated term credit facilities will increase as the discount attributable to the warrants is recognized over the term of the facilities.

These facilities are secured by a second charge on all assets of the Company, other than accounts receivable and inventory and a third charge on accounts receivable and inventory.

Under the senior and subordinated term credit facilities, the Company is subject to a penalty if it does not maintain a minimum aggregate level of cash and unused revolving credit facility availability.  The penalty is calculated at 2.77% per annum of the outstanding loan balances, including deferred interest.  The Company has not violated these minimum requirements.

The required repayments on long-term debt and associated balance sheet presentation is as follows as at December 31, 2002:

2003

$

2,674

2004

2,674

2005

26,483

2006

2,674

2007

68,324

Total principal payments

102,829

Less discount attributable to warrants [note 11(b)]

(3,389)

99,440

Current portion

1,827

Long-term portion

$

97,613

9.

Long-term debt, continued:

The credit agreement for the revolving credit facility, senior term credit facility and the subordinated term credit facility contains covenant requirements relating to working capital, debt-to-equity ratios and other covenant matters.  At June 30, 2003, the Company was not in compliance with some of these covenant requirements and has recorded the full amount of the lending facilities as current liabilities.  The covenants not met include achieving certain levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”), maintaining a minimum level of net worth and maintaining certain fixed charge and interest coverage ratios.  This has resulted in a working capital deficiency at June 30, 2003.

10.

Employee future benefits:

The Company maintains non-contributory defined benefit pension plans and a defined benefit life insurance and health care plan covering substantially all of its employees.

The Company also maintains a defined contribution pension plan, for which the expense for the years ended December 31, 2000, 2001 and 2002 amounted to approximately $318, $297 and $215, respectively.

The Company's registered pension plans had no unfunded actuarial liability as at December 31, 2002 based upon the most recent estimate provided by the Company's actuaries using funding assumptions.

The Company also has voluntary money purchase retirement savings plans.

10.

Employee future benefits, continued:

Information about the Company's defined benefit plans, in aggregate, is as follows:

December 31, 2001

December 31, 2002

Pension

Other

Pension

Other

benefit

benefit

benefit

benefit

plans

plans

plans

plans

Accrued benefit obligation:

Balance, beginning of period

$

32,019

$

4,724

$

31,583

$

3,883

Divestitures

–

–

(6,209)

–

Experience loss

–

–

25

–

Current service cost

1,404

105

952

83

Interest cost

2,229

325

1,809

302

Benefits paid

(1,133)

(132)

(1,317)

(134)

Actuarial losses (gains)

(1,139)

154

560

119

Settlements

–

–

(536)

–

Corporate restructuring
programs giving rise to
curtailments/settlement

120

(1,032)

–

–

Foreign currency exchange rate
changes

(1,917)

(261)

327

36

Balance, end of period

31,583

3,883

27,194

4,289

Plan assets:

Fair value, beginning of period

31,376

–

27,382

–

Divestitures

–

–

(6,582)

–

Experience gain

–

–

741

–

Annual return on plan assets

(2,627)

–

(1,855)

–

Employer contributions

1,541

–

2,036

–

Benefits paid

(1,133)

–

(1,317)

–

Settlements

–

–

(536)

–

Foreign currency exchange rate
changes

(1,775)

–

298

–

Fair value, end of period

27,382

–

20,167

–

Funded status – deficit

(4,201)

(3,883)

(7,027)

(4,289)

Unamortized net actuarial loss

4,471

156

7,094

290

Unamortized past service costs

101

–

77

–

Accrued benefit asset (liability)

$

371

$

(3,727)

$

144

$

(3,999)

The curtailments/settlement reported in 2001 and the divestitures reported in 2002 occurred in connection with the sale of the packaging division in 2001.  The Company transferred the balance of both the accrued benefit obligation and the plan assets relating to the former employees of this discontinued operation in accordance with the terms of the benefit plans.

10.

Employee future benefits, continued:

Included in the above accrued benefit obligation and fair value of plan assets are the following amounts in respect of benefit plans that are not fully funded:

December 31

December 31

2001

2002

Pension

Other

Pension

Other

benefit

benefit

benefit

benefit

plans

plans

plans

plans

Accrued benefit obligation

$

30,824

$

3,883

$

26,624

$

4,289

Fair value of plan assets

26,565

–

19,454

–

$

(4,259)

$

(3,883)

$

(7,170)

$

(4,289)

Plan assets are invested in a pooled balance fund, managed by a professional investment manager, comprised of equity investments in public companies and fixed income securities which satisfy specific rating criteria.

The significant weighted average actuarial assumptions adopted in measuring the Company's accrued benefit obligations are as follows:

December 31

December 31

2001

2002

Pension

Other

Pension

Other

benefit

benefit

benefit

benefit

plans

plans

plans

plans

Discount rate

7.0%

7.0%

6.75%

6.75%

Expected long-term rate of return on
plan assets

8.0%

–

8.0%

–

Rate of compensation increase

3.5%

–

3.5%

–

The assumed health care cost trend rate at December 31, 2002 was 9%, decreasing 1% per year until an ultimate rate of 5% is reached.  The assumed dental care cost trend rate at December 31, 2002 was 3.9%, decreasing by 0.1% per year until an ultimate rate of 3% is reached.

10.

Employee future benefits, continued:

The Company’s net benefit plan expense is as follows:

Year ended December 31

2000

2001

2002

Pension

Other

Pension

Other

Pension

Other

benefit

benefit

benefit

benefit

benefit

benefit

plans

plans

plans

plans

plans

plans

Current service cost

$

1,357

$

107

$

1,404

$

105

$

952

$

83

Interest cost

2,180

310

2,229

325

1,809

302

Expected return on plan assets

(2,397)

–

(2,386)

–

(1,691)

–

Amortization of past service costs

13

–

25

–

25

–

Amortization of net actuarial loss

–

–

1

–

63

5

Settlement loss

11

–

–

–

93

–

Curtailment loss

550

–

–

–

–

–

Net benefit plan expense

$

1,714

$

417

$

1,273

$

430

$

1,251

$

390

11.

Capital stock and contributed surplus:

(a)

Capital stock:

Authorized:

Unlimited Class I preferred shares

Unlimited Class II preferred shares

Unlimited common shares

Issued and fully paid:

Number of

Shares

Amount

Common shares:

Balance, January 1, 2000

20,010,916

$

118,671

Issued for cash in 2000 (including a tax benefit of $599)

13,258,350

23,469

Balance, December 31, 2000

33,269,266

142,140

Issued for cash in 2001 (including a tax benefit of $552)

16,666,668

21,420

Balance, December 31, 2001, December 31, 2002
and June 30, 2003

49,935,934

$

163,560

11.

Capital stock and contributed surplus, continued:

(b)

Contributed surplus:

As disclosed in Note 9, the Company has issued a total of 5,088,676 warrants to the holders of its subordinated term credit facility.  4,171,798 warrants were issued at an exercise price of Cdn. $1.57 per share and expiring on January 11, 2007.  Under certain conditions, these warrants are cancellable at the option of the Company.  The fair value of these warrants on January 10, 2002, the date of issuance, was U.S. $4,275.  This credit facility was amended on June 2, 2003 whereby the existing warrants were extinguished and re-issued at the same exercise price per share to expire on June 2, 2008.  The extinguishment and re-issuance of these warrants was required to meet certain requirements of the Toronto Stock Exchange.

On June 2, 2003, 916,878 additional warrants were issued to the holders of the subordinated term credit facilities due to the amendment relating to an additional advance of $5,000 principal amount.  68,766 warrants have an exercise price of Cdn. $1.57 per share and 848,112 warrants are exercisable at Cdn. $0.72 per share expiring on June 2, 2008.  Under certain conditions, the warrants are cancellable at the option of the Company.  The fair value of these warrants on June 2, 2003, the date of issuance, was Cdn. $335. This amount has been credited to Contributed Surplus and recorded as a reduction of the principal amount of the subordinated term credit facility.

At December 31, 2002 and June 30, 2003, the book value of these warrants was $3,389 and $3,777, respectively; the amortization of $866 during the year ended December 31, 2002 (June, 2002 - $422; June, 2003 - $488) represents a component of the financing costs associated with this facility.

The fair value of the warrants at the date of grant has been estimated using the Black-Scholes option pricing model with the following assumptions: weighted average risk free interest rate of 4.9% (June, 2003 – 3.3%); dividend yield of 0.0% (June, 2003 – 0.0%); volatility factor of the Company’s common shares of 82% (June, 2003 – 106%) and a weighted average expected life of the warrants of 4.9 years (June, 2003 – 5 years).

11.

Capital stock and contributed surplus, continued:

(b)

Contributed surplus, continued:

On March 8, 2002, the Company enacted the AT Plastics Restricted Stock Unit (“RSU”) Plan whereby under Board of Directors approval, certain employees are granted annual awards to receive common shares of the Company as part of their total compensation.  The Company has reserved 150,000 common shares pursuant to the RSU Plan.  RSU’s vest three years after the date of the initial grant.  During 2002, 129,715 RSU’s were granted, 15,751 RSU’s were forfeited, leaving 113,964 RSU’s outstanding at December 31, 2002.  No RSU’s were granted or expired during the six months ended June 30, 2003.  The fair value of these awards as determined on the date of granting is $195.  This amount has been credited to Contributed Surplus and included in Other Assets and is being amortized evenly over the vesting period a! nd recorded as compensation expense.  Forfeited RSU’s are accounted for in the period of forfeiture.  The compensation expense recorded for the year ended December 31, 2002, in respect of this plan, was $53.  The compensation expense recorded for the six months ended June 30, 2002 and 2003 was $24 and $33 respectively.  The fair value of these awards was determined using the Black Scholes option pricing model with assumptions similar to those noted above.

(c)

Stock option plans:

On April 24, 2001, the Company established a new Executive Stock Option Plan (the "New Plan") in addition to an existing plan (the "Old Plan").  The aggregate numbers of options to purchase common shares, which may be issued under the New Plan and Old Plan, are 3,393,450 and 1,600,000, respectively.  Options to purchase common shares of the Company under the New Plan may be granted by the Board of Directors to certain executives of the Company.  These options are exercisable on a cumulative basis over three years and expire 10 years from the date of grant.  The Company also has a Director Stock Option Plan (the “Director Plan”) which has terms similar to the above plans except options under this plan may be exercised when granted.

11.

Capital stock and contributed surplus, continued:

(c)

Stock option plans, continued:

Weighted average

Number of options

exercise price

($Cdn)

Outstanding, December 31, 1999

1,091,533

$

10.29

Granted

828,242

2.75

Outstanding, December 31, 2000

1,919,775

7.04

Granted

765,000

2.19

Outstanding, December 31, 2001

2,684,775

5.66

Granted

1,012,500

1.90

Expired

(546,278)

6.12

Outstanding, December 31, 2002

3,150,997

4.37

Granted

862,500

0.53

Expired

(12,000)

1.81

Outstanding, June 30, 2003 (unaudited)

4,001,497

$

3.55

None of the options have been exercised during the years presented.

The following table summarizes stock options outstanding at December 31, 2002:

(Exercise prices are in Canadian dollars)

Weighted

Weighted

Number

Weighted

Range of

Number

average

average

exercisable,

average

exercise

outstanding,

remaining

exercise

December 31

exercise

prices

December 31

contractual

price

2002

price

($Cdn)

2002

life (years)

($Cdn)

($Cdn)

$1.68 – $2.50

1,927,500

8.5

$

2.11

678,334

$

2.25

$2.51 – $3.29

378,242

7.3

2.98

378,242

2.98

$8.00 – $13.95

845,255

4.0

10.16

845,255

8.16

11.

Capital stock and contributed surplus, continued:

(c)

Stock option plans, continued:

The following table summarizes stock options outstanding at June 30, 2003:

Weighted

Weighted

Weighted

Range of

Number

average

average

Number

average

exercise

outstanding,

remaining

exercise

exercisable,

exercise

prices

June 30,

contractual

price

June 30,

price

($Cdn)

2003

life (years)

($Cdn)

2003

($Cdn)

$0.53

861,500

9.7

$

0.53

–

$

–

$1.68 - $2.50

1,916,500

8.0

2.11

1,083,594

2.30

$2.51 - $3.29

378,242

6.8

2.98

378,242

2.98

$8.00 - $13.95

845,255

3.5

10.16

845,255

8.16

The Company applies the intrinsic value based method of accounting for stock based compensation awards granted to employees and directors.  As the exercise price of the options was based on the market price at the time of the grant of the Company’s Stock, no compensation cost has been recognized.  CICA Handbook Section 3870 allows companies to only include options issued subsequent to December 31, 2001 in the pro forma calculation of loss for periods after this date.  Had compensation cost for options granted to employees and directors subsequent to December 31, 2001 been determined based on the fair value at the grant date, pro forma net loss and net loss per share for the year ended December 31, 2002 would have been increased by $276 and $0.01 per share respectively.  For the six months ended June 30, 2002 and 2003, pro forma net loss and net loss per share ! would have increased by $103 and $nil per share and $146 and $nil per share, respectively.

The compensation cost reflected in these pro forma amounts was calculated using the Black-Scholes option pricing model with the following assumptions:

Year ended

Six months ended

December 31

June 30

2002

2002

2003

(Unaudited)

Weighted average risk free interest rate

4.66%

4.66%

3.59%

Dividend yield

0.00%

0.00%

0.00%

Volatility factor

82.00%

82.00%

106.00%

Weighted average expected life of options

3 years

3 years

3 years

For purposes of pro forma disclosure, the estimated fair value of these options is amortized, as compensation expense, on a straight line basis over the options’ vesting period of 3 years.

12.

Income taxes:

Income tax expense (recovery) differs from the amount that would be computed by applying the Federal and provincial statutory income tax rates to income from continuing operations.  The reasons for the differences are as follows:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Income (loss) before income taxes
from continuing operations

$

(2,793)

$

(20,333)

$

(10,132)

$

(5,457)

$

3,125

Income taxes payable (recoverable)
at statutory manufacturing and
processing income tax rates

(1,017)

(7,280)

(3,489)

(1,938)

1,096

Foreign exchange adjustment

–

651

154

308

(905)

Rate reduction on loss incurred in
foreign jurisdiction

–

702

–

–

–

Large Corporations Tax

607

526

480

–

217

Change in valuation allowance

–

904

448

–

8,245

Other

744

552

187

(740)

(510)

Income tax expense (recovery)

$

334

$

(3,945)

$

(2,220)

$

(2,370)

$

8,143

At December 31, 2002, Company has available to reduce future years' taxable income, unclaimed scientific research and experimental development expenditures of approximately $7,290, which can be carried forward indefinitely.  The benefit of these unclaimed expenditures has not been recognized in these financial statements.

12.

Income taxes, continued:

The tax effects of temporary differences that give rise to significant portions of the future income tax assets and future tax liabilities at December 31 are presented below:

December 31, 2001

December 31, 2002

Canada

U.S.

Total

Canada

U.S.

Total

Future income tax assets:

Employee future benefits

$

1,286

$

–

$

1,286

$

1,380

$

–

$

1,380

Development costs

1,864

–

1,864

1,977

–

1,977

Deferred interest and
financing fees

–

–

–

674

–

674

Losses carried forward

2,984

5,494

8,478

3,246

4,881

8,127

Share issue costs

797

–

797

504

–

504

Other

388

–

388

461

–

461

Total future tax assets

7,319

5,494

12,813

8,242

4,881

13,123

Less valuation allowance

879

–

879

1,334

–

1,334

6,440

5,494

11,934

6,908

4,881

11,789

Future income tax liabilities:

Fixed and other assets

(7,012)

–

(7,012)

(3,876)

–

(3,876)

Investment tax credits

(520)

–

(520)

(558)

–

(558)

Other

(50)

–

(50)

Total future tax liabilities

(7,532)

–

(7,532)

(4,484)

–

(4,484)

Net future tax assets

$

(1,092)

$

5,494

$

4,402

$

2,424

$

4,881

$

7,305

The Canadian income tax losses carried forward expire in varying amounts to 2009 and the U.S. losses carried forward expire in varying amounts to 2021.  These losses are available to reduce taxable income of future years.

In assessing the realizability of future income tax assets, management considers whether it is more likely than not that some portion or all of the future income tax assets will not be realized.  The ultimate realization of future income tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible.  Management considers the scheduled reversal of future income tax liabilities, projected future taxable income, the character of the tax asset and tax planning strategies in making this assessment.  To the extent that management believes that the realization of future income tax assets does not meet the more likely than not criteria realization criteria, a valuation allowance is recorded against future income tax assets.

During the six-month period ended June 30, 2003, the Company determined that an additional valuation allowance of $8,245 was required with respect of its future income tax assets.

13.

Loss per share:

The computations for basic and diluted loss per share are as follows:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Loss before
discontinued operations

$

(3,127)

$

(16,388)

$

(7,912)

$

(3,087)

$

(5,018)

Loss from
discontinued operations

(14,950)

(2,161)

–

–

–

Loss for the period

(18,077)

(18,549)

(7,912)

(3,087)

(5,018)

Weighted average number of
common shares outstanding:

Basic

31,385,566

39,288,722

49,935,934

49,935,934

49,935,934

Diluted

31,385,566

39,288,722

49,935,934

49,935,934

49,935,934

Loss per share:

Basic and diluted before
discontinued operations

(0.10)

(0.42)

(0.16)

(0.06)

(0.10)

Basic and diluted
discontinued operations

(0.47)

(0.05)

–

–

–

Basic and diluted

(0.57)

(0.47)

(0.16)

(0.06)

(0.10)

There is no dilutive effect on earnings per share from outstanding options (note 11) for the periods presented.

14.

Old lending facilities exit costs and special charges:

(a)

Old lending facilities exit costs:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Old lender restructuring
fee(1)

$

–

$

5,217

$

(1,466)

$

(1,466)

$

–

Make-whole payments(2)

–

323

7,339

7,339

–

Write-off of deferred
financing costs

–

–

557

557

–

Settlement with lender of
forward exchange
contracts(3)

–

795

–

–

–

$

–

$

6,335

$

6,430

$

6,430

$

–

14.

Old lending facilities exit costs and special charges, continued:

(b)

Special charges:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Redundant equipment,
leases and other(4)

$

–

$

910

$

16

$

–

$

–

Special compensation
payments

–

600

–

–

–

Workforce reductions(5)

1,716

172

–

–

1,238

Employment contract
terminations(6)

1,192

–

–

–

–

Write-off of investment tax
credits recoverable(7)

–

–

–

–

1,864

Legal, consulting and other
costs(8)

–

2,504

–

–

–

Acetex transaction costs(9)

–

–

–

–

652

$

2,908

$

4,186

$

16

$

–

$

3,754

(1)

The old lender restructuring fee represents amounts paid or payable, under agreement to the old lenders in 2001 to allow the Company to seek refinancing alternatives within a specific time period.  $1,466 of the old lender restructuring fee provision was reversed on January 10, 2002, reflecting the payment on settlement of $3,751 [note 3(a)].

(2)

Make-whole payments to lenders pertaining to debt prepayment that occurred during 2001 and 2002.  Make-whole payments represent a market interest rate differential penalty upon early settlement of debt.

(3)

Loss realized on early termination of U.S. dollar forward exchange contracts with old lender to position the Company for refinancing.

(4)

Represents the costs related to the idling of certain bag folding and other equipment deemed to have no future benefit to the Company.  At December 31, 2001, this equipment was not in use.  The liability with respect to remaining lease obligations was settled with the old lenders on January 10, 2002.  A $300 obligation remains outstanding at June 30, 2003.

(5)

The 2000 termination costs were incurred with respect to the relocation of certain administrative functions to Edmonton, Alberta, $301 of this amount remains outstanding at December 31, 2002 (June, 2003 - $67).  During 2003, the Company reduced its workforce by 33 employees in the Polymers segment and 2 employees in the Films segment, $890 of this amount remains outstanding at June 30, 2003.

(6)

Reflects amounts paid to the former chief executive officer under the terms of his employment contract.

(7)

Investment tax credits recoverable were written off during the six months ended June 30, 2003 as there is no longer reasonable assurance of realization due to factors described in Note 1.

(8)

Legal, consulting and other costs related to restructuring activities and existing debt facilities.

(9)

AT Plastics costs in connection with Acetex transaction (note 20)

15.

Financial instruments:

(a)

Risk management activities:

The cost of ethylene, the main raw material for the Speciality Polymers business, fluctuates with the price of natural gas.  As a means of hedging its ethylene cost exposure, the Company purchases natural gas call options because the correlation between changes in the prices of natural gas and ethylene provide protection against increases in the price of ethylene.  At December 31, 2001, the Company had natural gas call options outstanding that establish a cap price on the purchase of notional quantities amounting to 716,000 mm BTU’s and 1,018,600 gigajoules of natural gas at U.S. $3.75 per million BTU’s and Cdn. $4.72 per gigajoule, respectively to hedge anticipated purchase of ethylene.  These options were for February, 2002.

At December 31, 2002, the Company had natural gas call options outstanding that establish a cap price on the purchase of notional quantities amounting to 444,000 mm BTU's and 1,383,500 gigajoules of natural gas at U.S. $6.50 to $7.45 per million BTU's and Cdn. $8.65 to $10.00 per gigajoule, respectively to hedge anticipated purchases of ethylene.  These options covered the period January to March 2003.

At June 30, 2003, the Company has natural gas call options outstanding that establish a cap price on the purchase of notional quantities amounting to 536,500 mm BTU’s and 1,533,000 gigajoules of natural gas at U.S. $8.10 to $11.40 per million BTU’s and Cdn. $9.40 to $13.20 per gigajoule, respectively to hedge anticipated purchase of ethylene.  These options cover the period July to September, 2003.

In prior years, as part of a risk management program, the Company entered into forward foreign exchange contracts to hedge its foreign currency exposure on U.S. sales.  The contracts obliged the Company to sell U.S. dollars in the future at predetermined exchange rates.  The contracts were matched with anticipated future sales in U.S. dollars.  The Company's policy in prior years was to enter into forward foreign exchange contracts or other similar hedges of exchange risk for no more than 75% of export sales anticipated in each month during the following 12 months.  During 2001, the Company discontinued this hedging program and at December 31, 2001, there were no outstanding foreign exchange contracts.

At June 30, 2003, 3 customers accounted for approximately 25% of total accounts receivable (December 31, 2002 – 3 customers; 28%, December 31, 2001 – 3 customers; 25%).  The remaining accounts receivable are from customers widely dispersed primarily in North America with individual customers comprising generally less than 5% of the outstanding balance at any time during the year.  The Company mitigates credit risk by requesting letters of credit from selected customers.

15.

Financial instruments, continued:

(b)

Fair values:

The fair values of cash, cheques issued in excess of cash on deposit, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments.  The fair values of other financial assets and liabilities, both recognized and unrecognized, are as follows:

December 31

December 31

June 30

2001

2002

2003

Carrying

Fair

Carrying

Fair

Carrying

Fair

amount

value

amount

value

amount

value

(Unaudited)

Other financial assets:

Natural gas call
options

$

193

$

8

$

62

$

12

$

72

$

14

Other financial liabilities:

Long-term debt,

exclusive of related

warrants (note 9)

102,992

80,362

102,829

107,078

119,397

N/A

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

The fair value of natural gas call options is estimated using the market price of options with similar terms at period end.

The fair value of long-term debt was estimated based on the present value of contractual future payments of principal and interest, discounted at the current market rates of interest available to the Company for the same or similar debt instruments.  It is not practicable to estimate the fair value of the long-term debt at June 30, 2003 given the Company’s failure to meet certain of its debt covenants and other factors, as described in note 1.

16.

Commitments and contingencies:

(a)

Operating leases:

Under the terms of operating leases, the Company is committed, as at December 31, 2002, to rental payments until expiry of leases as follows:

Year ending December 31:

2003

$

2,477

2004

2,208

2005

2,114

2006

1,995

2007

1,701

Thereafter

5,651

(b)

Purchases:

The Company has entered into a 15-year ethylene supply contract that commenced in 1999 for approximately 125,000 tonnes per year under a limited take-or-pay arrangement.

(c)

Other:

Management believes that any costs resulting from environmental matters known to it will not have a material impact on the Company's financial position and results of operations.

17.

Segmented information:

As a result of the sale of the Company's Wire and Cable business and its Packaging business in 2001, the Company now conducts business in two business segments:  Specialty Polymers and Films.

Earnings before interest, taxes, depreciation and amortization, special charges, foreign exchange, gain on sale of assets, and discontinued operations, is the primary measure used by the chief operating decision maker to evaluate segment performance.  The Company’s calculation of this amount may be different than similarly titled measured provided by other companies.

(a)

Specialty Polymers:

The Company's Polymers business produces specialty ethylene-based plastic raw materials used in the manufacture of laminating products, adhesives, automotive applications, packaging, pipe and medical products.  This segment also included the Company's Flexet® business, which was sold on December 24, 2001 (note 5).

17.

Segmented information, continued:

(b)

Films:

The Company's Films business produces specialty films (plastics sheeting) used for coverings for greenhouses and agricultural storage products.

Results by business segment:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Segment revenue:

Specialty Polymers

$

151,504

$

139,122

$

132,911

$

65,709

$

77,285

Films

29,189

27,084

28,037

11,912

13,193

180,693

166,206

160,948

77,621

90,478

Elimination of intersegment
sales

(10,448)

(7,605)

(4,695)

(2,391)

(4,370)

$

170,245

$

158,601

$

156,253

$

75,230

$

86,108

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Earnings before interest, taxes,
amortization, special charges,
foreign exchange, gain on
sale of assets, and
discontinued operations:

Specialty Polymers

$

29,989

$

19,690

$

23,293

$

11,124

$

12,459

Films

3,133

1,625

1,382

558

1,209

Corporate and other

(3,832)

(1,236)

(2,350)

(896)

(2,024)

29,290

20,079

22,325

10,786

11,644

Amortization:

Specialty Polymers

12,120

12,033

9,487

4,636

5,248

Films

1,246

1,395

869

383

454

Corporate and other

858

2,718

2,180

143

171

14,224

16,146

12,536

5,162

5,873

Interest and fees on
long-term debt

13,035

14,282

14,180

7,788

9,030

Old lending facilities exit costs
and special charges

2,908

10,521

6,446

6,430

3,754

Other income/gains

780

(65)

(37)

–

–

Foreign exchange loss (gain)

1,136

399

(668)

(3,137)

(10,138)

Gain on sale of assets

–

(871)

–

–

–

Income (loss) before income
taxes and discontinued
operations, carried forward

(2,793)

(20,333)

(10,132)

(5,457)

3,125

17.

Segmented information, continued:

(b)

Films, continued:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Income (loss) before income
taxes and discontinued
operations, brought
forward

$

(2,793)

(20,333)

(10,132)

(5,457)

3,125

Income taxes

334

(3,945)

(2,220)

(2,370)

8,143)

Loss from continuing

    operations

(3,127)

(16,388)

(7,912)

(3,087)

(5,018)

Loss from discontinued
operations

(14,950)

(2,161)

-

-

-

Loss for the period

$

(18,077)

$

(18,549)

$

(7,912)

$

(3,087)

$

(5,018)

Identifiable assets:

Specialty Polymers

$

242,455

$

213,901

$

210,924

$

216,725

$

243,075

Films

25,165

21,320

23,103

29,402

35,745

267,620

235,221

234,027

246,127

278,820

Assets of discontinued

    businesses

39,928

–

–

–

–

Assets not included in

    segments

3,630

20,435

13,742

14,303

4,280

$

311,178

$

255,656

$

247,769

$

260,430

$

283,100

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Expenditures for fixed
assets:

Specialty Polymers

$

3,988

$

2,625

$

2,506

$

1,519

$

931

Films

774

724

1,113

526

347

Other

–

236

142

15

53

Discontinued operations

1,081

1,088

–

–

–

$

5,843

$

4,673

$

3,761

$

2,060

$

1,331

17.

Segmented information, continued:

(b)

Films, continued:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Segment revenue:

Canada

$

43,566

$

39,438

$

33,545

$

17,923

$

20,970

United States

109,341

102,944

110,375

50,474

58,742

Other

17,338

16,219

12,333

6,833

6,396

$

170,245

$

158,601

$

156,253

$

75,230

$

86,108

Identifiable assets:

Canada

$

297,915

$

242,954

$

234,571

$

245,019

$

268,664

United States

13,263

12,702

13,198

15,411

14,436

$

311,178

$

255,656

$

247,769

$

260,430

$

283,100

Geographic segment revenue represents revenue by customer location.

Corporate and other generally represent corporate headquarter functions and amounts relating to employee future benefit plans.

18.

Comparative figures:

Certain comparative figures have been reclassified to conform with the current financial statement presentation.

19.

United States generally accepted accounting principles:

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) which differ in certain respects from accounting principles generally accepted in the United States (“U.S. GAAP”).  The following table reconciles material issues that could give rise to measurement differences to these consolidated financial statements and their effect on the consolidated financial statements of the Company:

Consolidated statement of operations:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Loss for the period
in conformity with
Canadian GAAP

$

(18,077)

$

(18,549)

$

(7,912)

$

(3,087)

$

(5,018)

Adjustments:

Derivative financial
instruments (a)

(2,956)

1,277

135

126

(8)

Development costs (b)

2,486

2,231

(109)

10

(245)

Pensions benefits (c)

(1,074)

(1,828)

599

517

268

Pre-operating costs (d)

7,098

1,015

839

368

331

Income tax effect of the
foregoing adjustments
(note 12)

(2,022)

(993)

(532)

(369)

(194)

3,532

1,702

932

652

152

Net loss in conformity with
U.S. GAAP

$

(14,545)

$

(16,847)

$

(6,980)

$

(2,435)

$

(4,866)

Consolidated statement of comprehensive income:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Net loss in conformity with
U.S. GAAP

$

(14,545)

$

(16,847)

$

(6,980)

$

(2,435)

$

(4,866)

Other comprehensive
income (loss):

Additional minimum
pension liability,
net of tax

(75)

(1,043)

(2,465)

(1,611)

(3,145)

Cumulative translation
adjustment

(4,912)

(6,458)

1,244

5,579

20,638

Comprehensive income
(loss) in accordance with
U.S. GAAP

$

(19,532)

$

(24,348)

$

(8,201)

$

1,533

$

12,627

19.

United States generally accepted accounting principles, continued:

The following table details the computation of U.S. GAAP basic and diluted loss per share:

Year ended December 31

Six months ended June 30

2000

2001

2002

2002

2003

(Unaudited)

Loss available to
shareholders

$

(14,545)

$

(16,847)

$

(6,980)

$

(2,435)

$

(4,866)

Weighted average number
of common shares
outstanding (also see
Note 13):

Basic

31,385,566

39,288,722

49,935,934

49,935,934

49,935,934

Diluted

31,385,566

39,288,722

49,935,934

49,935,934

49,935,934

Loss per share:

Basic and diluted before
discontinued operations

$

(0.13)

$

(0.38)

$

(0.14)

$

(0.05)

$

(0.10)

Basic and diluted from
discontinued operations

$

(0.33)

$

(0.05)

$

–

$

–

$

–

Basic and diluted

$

(0.46)

$

(0.43)

$

(0.14)

$

(0.05)

$

(0.10)

The cumulative effect of these adjustments on shareholders’ equity of the Company is as follows:

As at December 31

As at June 30

2001

2002

2003

(Unaudited)

Shareholders’ equity based on
Canadian GAAP

$

125,410

$

123,192

$

139,147

Derivative financial instruments

(185)

(50)

(58)

Minimum pension liability

(1,741)

(5,461)

(6,727)

Pension asset

1,594

2,193

2,461

Development costs

(1,598)

(1,707)

(1,952)

Pre-operating costs

(1,838)

(999)

(669)

Restricted stock unit plan (e)

–

(142)

(109)

Income tax effect of foregoing adjustments

1,349

2,072

–

Shareholders’ equity based on U.S. GAAP

$

122,991

$

119,098

$

132,093

19.

United States generally accepted accounting principles, continued:

(a)

Derivative financial instruments:

Canadian GAAP does not require the recognition of derivative instruments on the consolidated balance sheet at fair values.  Under U.S. GAAP, entities must follow the recommendations of Statement of Financial Accounting Standards (SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” which requires the recognition of all derivatives on the balance sheet at fair value.  Derivatives that are not hedges must be adjusted to fair value through income.  If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings.

(i)

During 2000, the Company had forward exchange contracts to sell U.S. dollars at varying rates, which are accounted for as hedges under Canadian GAAP.  Under U.S. GAAP, these contracts are not considered hedges as they are not matched to specific sales, and gains and losses are determined at the reporting date and recorded in net income for the year.

(ii)

The Company’s main feedstock is ethylene, which is derived from natural gas.  The Company purchases natural gas call options [see note 15(a)] to mitigate its risk to ethylene price movements.  Under U.S. GAAP, these natural gas call options are not considered hedges and accordingly the change in the fair value of these call options is immediately recognized in earnings.

(b)

Development costs:

Certain costs for product development, which satisfy specified criteria for recoverability are deferred and amortized under Canadian GAAP.  Under U.S. GAAP, these costs, including fixed assets used only for product development, are expensed as incurred.

(c)

Pensions and post-retirement benefits:

Effective January 1, 2000, the Company adopted CICA Handbook Section 3461 retroactively without restatement.  Accordingly, there is a U.S. GAAP difference due to the Company having adopted the comparable U.S. GAAP pronouncements at earlier dates.  In addition, the Company is required to record an additional minimum liability (AML) if the unfunded accumulated benefit obligation exceeds the accrued pension liability or if there is a prepaid pension asset with respect to a plan.  If an AML is recognized, an intangible asset, in an amount not exceeding the unrecognized prior service cost, is also recognized.  The excess of the AML, over the intangible asset, if any, is charged to other comprehensive income, net of income tax effects.

19.

United States generally accepted accounting principles, continued:

(d)

Pre-operating costs:

Under Canadian GAAP, the Company defers the incremental costs relating to the development and pre-operating phases of new businesses and amortizes these costs on a straight-line basis over periods up to five years.  Under U.S. GAAP, these costs are expensed as incurred.

(e)

Restricted stock unit plan:

Under Canadian GAAP, the fair value of the awards granted under the Restricted Stock Unit Plan was credited to contributed surplus and included in other assets to be amortized to compensation expense over the vesting period.  Under U.S. GAAP, the deferred compensation associated with these awards is a deduction from shareholders’ equity.

(f)

Statements of cash flows:

Canadian GAAP permits bank advances to be included in the determination of cash and cash equivalents in the consolidated statements of cash flows.  U.S. GAAP requires that bank advances be reported as financing cash flows.  As a result, under U.S. GAAP, financing cash flows would be increased by $106 to $(2,795) in 2002 to report cash of $nil at December 31, 2002.  During the six month period ended June 30, 2002, cash flow would be increased by $117 to $3,099 to report cash of $nil at June 30, 2002.  During the six month period ended June 30, 2003, financing cash flow would be increased by $1,256 to $11,838 to report cash of $nil at June 30, 2003.

(g)

Recent United States accounting pronouncements:

In June 2001, the U.S. Financial Accounting Standards Board issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”), which addresses financial accounting and reporting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs.  SFAS 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.  The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset.  Subsequent to the initial measurement o! f the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.  If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.  The Company was required to adopt the provisions of SFAS 143 effective January 1, 2002.  The Company plans to operate its manufacturing facility indefinitely and thus is unable to make a reasonable estimate of the fair values of the associated asset retirement obligations.

19.

United States generally accepted accounting principles, continued:

(g)

Recent United States accounting pronouncements, continued:

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”), which is effective for exit or disposal activities that are initiated after December 31, 2002.  SFAS 146 requires that a liability be recognized for exit or disposal costs only when the liability is incurred, as defined in the FASB’s conceptual framework rather than when a company commits to an exit plan, and that the liability be initially measured at fair value.  The Company expects the adoption of this standard will affect the timing of recognizing liabilities, and the amount recognized, in respect of future exit activities, if any.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”  (“FIN 45”).  FIN 45 requires the recognition of a liability by a guarantor at the inception of certain guarantees entered into or modified after December 31, 2002.  FIN 45 requires the guarantor to recognize a liability for the non-contingent component of certain guarantees; that is, it requires the recognition of a liability for the obligation to stand ready to perform in the event that specified triggering events or conditions occur.  The initial measurement of this liability is the fair value of the guarantee at inception.  At December 31, 2002 and June 30, 2003, the Company has not provided any guarantees.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities”  (“FIN 46”).  Its consolidation provisions are applicable for all newly created entities created after January 31, 2003, and is applicable to existing variable interest entities as of the beginning of the Company’s third quarter beginning July 1, 2003.  With respect to entities that do not qualify to be assessed for consolidation based on voting interests, FIN 46 generally requires a company that has a variable interest(s) that will absorb a majority of the variable interest entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both to consolidate that variable interest entity.  For periods prior to FIN 46’s effective date! , certain disclosures will be required if it is reasonably possible that the Company will have a significant variable interest in or be the primary beneficiary of a variable interest entity when FIN 46 guidance is effective.  The Company is currently estimating the impact of adopting the requirements of FIN 46.

20.

Combination agreement with Acetex Corporation:

Pursuant to the terms of the Combination Agreement dated June 20, 2003 (the “Agreement”) between Acetex Corporation (“Acetex”), 2028569 Ontario Limited (“Subco”), a wholly-owned subsidiary of Acetex, and the Company, Acetex agreed to acquire all of the issued and outstanding equity securities of the Company (the “Acquisition”).  The Acquisition is to be consummated through the amalgamation of Subco and the Company and the concurrent issuance of equity securities by Acetex to the equity holders of the Company at that time.  The Agreement provides that upon the amalgamation becoming effective, Acetex will issue:

(i)

that number of common shares determined by multiplying the number of outstanding common shares of the Company by one-sixth (that is one common share for every six common shares of the Company tendered) (the “Exchange Ratio”);

(ii)

that number of common shares determined by multiplying the number of common shares of the Company that are subject to issued Restricted Stock Units by the Exchange Ratio;

(iii)

706,760 warrants to purchase common shares having an exercise price per share equal to the closing price of Acetex’s common shares on the Toronto Stock Exchange on the date of consummation of the amalgamation (the “Effective Date”) and 141,352 warrants having an exercise price per share of CDN $4.32 each, all expiring June 2, 2008, in exchange for all outstanding warrants of the Company; and

(iv)

options to purchase common shares of Acetex determined by multiplying the number of the Company’s options at the Effective Date by the Exchange Ratio having an exercise price per Acetex share equal to the exercise price per share of the particular option of the Company at the Effective Date divided by the Exchange Ratio.  Other than as provided above, the term, exercisability and all other terms and conditions of the Company’s options in effect at the Effective Date shall govern the Company’s options as so assumed by Acetex.

Based on the number of the Company’s common shares and restricted stock option units outstanding at June 20, 2003, Acetex will be required to issue approximately 8,341,649 common shares to consummate the acquisition.

The consummation of the transaction of the transaction is dependant on a number of conditions, including, among others, shareholder approval at a special meeting to be held on August 1, 2003 and that the Company will have entered into agreements with its term lenders providing that the credit facilities may be repaid after the effective date for the principal amount of the facilities plus an additional amount not to exceed U.S. $850 and providing that the warrants held by the lenders be cancelled in consideration for warrants to purchase Acetex shares.  The Company has obtained the consent of the lenders to the foregoing.

20.

Combination agreement with Acetex Corporation, continued:

The Company has agreed to pay to Acetex U.S. $5,000, or the equivalent value of common shares of the Company in lieu, as a termination fee if the directors of the Company change their recommendation in favour of the transaction or if the Company consummates a transaction with another party.

Acetex has agreed to pay the Company U.S. $5,000, or the equivalent value of common shares of Acetex in lieu, as a termination fee in certain circumstances if Acetex fails to complete the transaction as a result of its inability to arrange financing. Each of the Company and Acetex has agreed to pay to the other U.S. $1,000 or the equivalent value of common shares in lieu, in the event the transaction is terminated by either the Company or Acetex, as the case may be, as a result of breach by the other party of any of the representations, warranties or covenants contained in the agreement.

Pro Forma Consolidated Financial Statements

(Expressed in United States dollars)

ACETEX CORPORATION

Six months ended June 30, 2003 and 2002 Year ended December 31, 2002

(Unaudited)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based on the historical financial statements of the Company and AT Plastics incorporated by reference or included elsewhere in this prospectus.  Specifically, the pro forma consolidated financial statements have been compiled from information in the:

(a)

audited consolidated financial statements of the Company as at and for the year ended December 31, 2002;

(b)

unaudited consolidated financial statements of the Company as at June 30, 2003 and for the six months ended June 30, 2002 and 2003;

(c)

audited financial statements of AT Plastics as at and for the year ended December 31, 2002;

(d)

unaudited financial statements of AT Plastics as at June 30, 2003 and for the six months ended June 30, 2002 and 2003; and

(e)

the additional information described in the subsection below captioned “The Pro Forma Transactions”.

All of the consolidated financial statements used in the preparation of these pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP") in Canada.

The unaudited pro forma consolidated balance sheet as of June 30 2003 gives effect to the acquisition of AT Plastics, the issuance of the new notes and the repayment of term debt, related interest and fees of AT Plastics as if they had occurred on June 30, 2003.  The unaudited pro forma consolidated statements of operations for the six month periods ended June 30, 2002 and June 30, 2003, and the year ended December 31, 2002 give effect to the acquisition of AT Plastics, the issuance of the new notes and the repayment of term debt, related interest and fees of AT Plastics as if they had occurred on January 1, 2002.  The pro forma consolidated statements of operations do not give effect to synergies that might result from the transactions described below or any non-recurring charges or credits, and related tax effects, directly attributable to the tra! nsactions.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would actually have been had the AT Plastics Acquisition, the issuance of the new notes and the repayment of term debt, related interest and fees of AT Plastics in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations for any future period or financial position at any future date.  All pro forma adjustments are based on preliminary estimates and assumptions and are subject to revision upon completion of the transactions described herein.

UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The basic pro forma consolidated financial statements have been prepared in accordance with Canadian GAAP.  The separate consolidated financial statements of the Company and AT Plastics provide information with respect to material reconciling items between Canadian GAAP and U.S. GAAP.  Material measurement differences to pro forma consolidated net earnings (loss) and consolidated net earnings (loss) per share, which differences that are applicable to these pro forma statements have been extracted from those separate consolidated financial statements, are as follows:

Year ended

Six months ended

December 31,

June 30,

June 30,

2002

2002

2003

(thousands of United States dollars)

Pro forma net earnings (loss), Canadian GAAP

$ (6,884)

$ (10,408)

$   (979)

Reconciling adjustments:

Stock-based compensation expense of the Company

(275)

(152)

(24)

AT Plastics adjustments applicable to the pro forma

    financial statements:

Development costs incurred

(436)

(6)

(397)

Fair value adjustments on derivative instruments

135

126

(8)

Pro forma net earnings (loss), US GAAP

$ (7,460)

$ (10,440)

$ (1,408)

Pro forma net earnings (loss) per share, US GAAP

$ (0.22)

$ (0.30)

$ (0.04)

Pro forma weighted average number of shares outstanding

    (in thousands)

34,685

34,816

33,900

The reconciling items to U.S. GAAP set out above are those that have been extracted from the separate consolidated financial statements and have continuing relivance.  Other reconciling adjustments disclosed by AT Plastics in its separate consolidated financial statements have been excluded as the item is not applicable after giving effect to the AT Plastics Acquisition pro forma adjustments described below.

THE PRO FORMA TRANSACTIONS

Following is a summary of the transactions on which the Unaudited Pro Forma Consolidated Financial Information is based:

(a)

The AT Plastics Acquisition:

Pursuant to the terms of the Combination Agreement dated June 20, 2003 (the “Agreement”) between the Company, 2028569 Ontario Limited (“Subco”), a wholly-owned subsidiary of the Company, and AT Plastics, the Company agreed to acquire all of the issued and outstanding equity securities of AT Plastics (the “Acquisition”).  The Acquisition is to be consummated through the amalgamation of Subco and AT Plastics and the concurrent issuance of equity securities by the Company to the equity holders of AT Plastics at that time.  The Agreement provides that upon the amalgamation becoming effective, the Company will issue:

(i)

that number of common shares determined by multiplying the number of outstanding AT Plastics common shares by one-sixth (that is one common share for every six AT Plastics common shares tendered) (the “Exchange Ratio”);

(ii)

that number of common shares determined by multiplying the number of AT Plastics common shares that are subject to issued restricted stock units by the Exchange Ratio;

(a)

The AT Plastics Acquisition (continued):

(iii)

706,760 warrants to purchase common shares having an exercise price per share equal to the closing price of the Company’s common shares on the Toronto Stock Exchange on the date of consummation of the amalgamation (the “Effective Date”) and 141,352 warrants having an exercise price per share of CDN$4.32 each, all expiring June 2, 2008, in exchange for all outstanding warrants of AT Plastics; and

(iv)

vested options to purchase common shares of the Company determined by multiplying the number of AT Plastics options at the Effective Date by the Exchange Ratio and having an exercise price per Company share equal to the exercise price per share of the particular AT Plastics option at the Effective Date divided by the Exchange Ratio.  Other than as provided above, the term, exercisability and all other terms and conditions of the AT Plastics options in effect at the Effective Date shall govern the AT Plastics options as so assumed by the Company.

Based on the number of AT Plastics common shares, restricted stock units and obligations to issue shares by AT Plastics to its directors outstanding at June 30, 2003, the Company will be required to issue approximately 8,370,572 common shares to consummate the Acquisition.

For accounting purposes, the acquisition of AT Plastics by the Company will be accounted for as a purchase business combination with the Company identified as the acquirer.  Based on accounting principles for business combinations and the market price of the Company’s equity securities at the time the acquisition was agreed to and announced, the fair value of the consideration issued and net assets acquired have, for purposes of these pro forma consolidated financial statements, been assumed as set out in the tables below.

Fair value of consideration issued by the Company:

(thousands of United States dollars)

Common shares

$

39,371

Warrants

1,262

Options

404

Costs

9,100

$

50,137

The fair value of the options and warrants to be issued has been determined by application of the Black-Scholes option pricing model.

Costs include all incremental costs directly attributable to the Acquisition, but exclude costs directly related to the debt offering described below.

Assets acquired (liabilities assumed):

(thousands of United States dollars)

Current assets

$

69,297

Current liabilities

(23,650)

Working capital

45,647

Property, plant and equipment

137,711

Other long-term liabilities

(13,826)

Long-term debt, including current portion of long-term debt

(119,395)

$

50,137

The purchase price and its allocation to the net assets of AT Plastics acquired by the Company will only be finalized at the time of the consummation of the Acquisition based, in part, on the market value of the Company’s common shares, the finalization of direct acquisition costs and the fair value of AT Plastics net assets at that date.  The amounts set out above are preliminary only and are subject to change.

(b)

Debt offering:

Concurrent with the acquisition, the Company anticipates completing an increase to its existing bond indenture, having a face value of approximately $75.0 million bearing interest at 10-7/8% per annum maturing in August 2009.  For purposes of these pro forma consolidated financial statements, it is assumed that the bonds will be sold at a 9.5% premium, reflecting current market prices.  Estimated costs associated with the offering, including commissions and other direct costs, are $3.55 million.  Net proceeds of $78.6 million will be applied, together with cash on hand, to the repayment of the term debt of AT Plastics.  The CIT Revolving Credit Facility of AT Plastics with $35.7 million outstanding at June 30, 2003 is expected to remain in place following the Acquisition and will be amended as a condition to the offering! ..  The amortization of the premium, offset by the amortization of the financing costs, will be recognized over the remaining term of the debt by an adjustment to interest expense.

ACETEX CORPORATION

Pro Forma Consolidated Balance Sheet

(Unaudited)

(Expressed in thousands of United States dollars)

June 30, 2003

Acetex

Pro forma

Corporation

AT Plastics

adjustments

Pro forma

Assets

Current assets:

Cash and cash equivalents

$

71,438

$

-

$

(16,726)

(a)

$

54,712

Accounts receivable

53,924

30,419

-

84,343

Inventories

30,721

38,353

-

69,074

Prepaid expenses and other

7,004

525

-

7,529

163,087

69,297

(16,726)

215,658

Property, plant and equipment

111,065

205,629

(67,918)

(b)

248,776

Other assets

16,320

8,174

(4,624)

(c)

19,870

$

290,472

$

283,100

$

(89,268)

$

484,304

Liabilities and Shareholders’ Equity

Current liabilities:

Accounts payable and accrued

    liabilities

$

71,275

$

23,451

$

(2,458)

(d)

$

92,268

Current portion of long-term debt

-

115,564

(115,525)

(e)

39

71,275

139,015

(117,983)

92,307

Other long-term liabilities

5,234

4,882

8,944

(f)

19,060

Long-term debt

190,000

56

117,880

(g)

307,936

266,509

143,953

8,841

419,303

Shareholders’ equity:

Share capital

63,640

163,560

(163,560)

(h)

103,011

39,371

(i)

Additional paid-in capital

-

4,785

(4,785)

(h)

1,667

1,667

(i)

Deficit

(12,426)

(39,710)

39,710

(h)

(12,426)

Cumulative translation adjustment

(27,251)

10,512

(10,512)

(h)

(27,251)

23,963

139,147

(98,109)

65,001

$

290,472

$

283,100

$

(89,268)

$

484,304

See accompanying notes to pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

(tabular dollar amounts expressed in thousands of United States dollars)

(a)

reflects the net impact of the following:

Payment of direct acquisition costs

$

(9,100)

Proceeds of the notes offered herein, net of estimated fees and expenses

78,575

Payment of AT Plastics’ term debt and related accrued interest and fees

(86,201)

$

(16,726)

The payment of AT Plastics’ term debt and related accrued interest and fees is comprised of the following:

Principal amount of term debt

$

(79,289)

Deferred interest

(4,256)

Accrued interest and fees

(1,806)

Debt repayment fee

(850)

$

(86,201)

(b)

reflects the adjustment to the carrying value of AT Plastics’ property, plant and equipment as a result of the application of purchase accounting adjustments for the Acquisition, comprised of:

Value assigned to AT Plastics’ property, plant and equipment

$

137,711

Less:  property, plant and equipment carrying value in AT Plastics consolidated financial statements

205,629

Adjustment to the carrying value of AT Plastics’ property, plant and equipment as a result of the application of the purchase accounting adjustments for the Acquisition

$

(67,918)

(c)

reflects the net impact of the following:

Adjustment to the carrying value of AT Plastics’ other assets as a result of the application of purchase accounting adjustments for the Acquisition

$

(8,174)

Estimated fees and expenses of the notes offered herein

3,550

$

(4,624)

(d)

reflects the net impact of the following:

Adjustment to the carrying value of AT Plastics’ accounts payable and accrued liabilities as a result of the application of purchase accounting adjustments for the Acquisition

$

198

Payment of accrued interest and fees of $1.8 million and debt repayment fee of $0.85 million on AT Plastics’ term debt to be settled concurrent with the Acquisition

(2,656)

$

(2,458)

(e)

reflects the net impact of the following:

Adjustment to the carrying value of AT Plastics’ debt as a result of application of purchase accounting adjustments for the Acquisition

$

3,775

Principal amount of term debt to be repaid

(79,289)

Deferred interest to be repaid on term debt of AT Plastics

(4,256)

Reclassification of AT Plastics’ revolving credit facility from current liabilities to long-term liabilities

(35,755)

$

(115,525)

The revolving credit facility is classified as a current liability in the AT Plastics consolidated financial statements due to the non-compliance with certain covenants at June 30, 2003.  Due to the debt offering, including the concurrent repayment of long-term debt, and the revision to certain covenants in the revolving credit facility, upon completion of the pro forma transactions the revolving credit facility is in compliance with its covenants and, accordingly, the amount has been reclassified to long-term liabilities.

(f)

reflects the adjustment to the carrying value of AT Plastics’ other long-term liabilities as a result of application of purchase accounting adjustments for the Acquisition, comprised of:

Unfunded defined benefit pension plans

$

13,486

Unfunded other benefit plans

340

Value assigned to AT Plastics’ other long-term liabilities

13,826

Other long-term liabilities in AT Plastics’ consolidated financial statements

(4,882)

$

8,944

(g)

reflects the net impact of the following:

Notes offered herein, including premium

$

82,125

Reclassification of AT Plastics’ revolving credit facility to long-term liabilities from current liabilities

35,755

$

117,880

(h)

reflects the impact of the elimination of shareholders’ equity balances of AT Plastics as a result of the application of purchase accounting for the Acquisition.

(i)

reflects the value assigned to common shares, options and warrants issued by the Company as a result of the application of purchase accounting for the Acquisition.

Pro forma consolidated share capital at June 30, 2003 is calculated as follows:

Number

of shares

Amount

The Company, outstanding at June 30, 2003

25,496,864

$

63,640

Shares issued on acquisition of AT Plastics

8,370,572

39,371

33,867,436

$

103,011

ACETEX CORPORATION

Pro Forma Consolidated Statement of Operations

(Unaudited)

(Expressed in thousands of United States dollars, except per share data)

Year ended December 31, 2002

Acetex

AT Plastics

Pro forma

Corporation

Inc.

adjustments

Pro forma

Sales

$

205,529

$

156,253

$

(10,229)

(a)

$

351,553

Cost of goods sold and operating

    expenses

178,249

133,928

(10,322)

(b)

301,855

Amortization

16,248

12,536

(5,870)

(c)

22,914

Restructuring costs

-

16

-

16

194,497

146,480

(16,192)

324,785

Operating income

11,032

9,773

5,963

26,768

Other expenses:

Interest expense

20,480

14,180

(5,162)

(e)

29,498

Foreign exchange loss (gain)

3,504

(668)

730

(f)

3,566

Other

(29)

6,393

(6,430)

(g)

(66)

23,955

19,905

(10,862)

32,998

Earnings (loss) before income taxes

(12,923)

(10,132)

16,825

(6,230)

Income tax expense (recovery)

-

(2,220)

2,874

(h)

654

Net earnings (loss)

$

(12,923)

$

(7,912)

$

13,951

$

(6,884)

Net loss per common share

$

(0.49)

(i)

$

(0.20)

Weighted average number of common

    shares outstanding (thousands)

26,314

34,685

See accompanying notes to pro forma consolidated financial statements.

ACETEX CORPORATION

Pro Forma Consolidated Statement of Operations

(Unaudited)

(Expressed in thousands of United States dollars, except per share data)

Six months ended June 30, 2002

Acetex

AT Plastics

Pro forma

Corporation

Inc.

adjustments

Pro forma

Sales

$

99,198

$

75,230

$

(4,580)

(a)

$

169,848

Cost of goods sold and operating expenses

90,158

64,444

(4,627)

(b)

149,975

Amortization

7,804

5,162

(1,829)

(c)

11,137

97,962

69,606

(6,456)

161,112

Operating income

1,236

5,624

1,876

8,736

Other expenses:

Interest expense

9,993

7,788

(3,408)

(e)

14,373

Foreign exchange loss (gain)

3,692

(3,137)

3,718

(f)

4,273

Other

190

6,430

(6,430)

(g)

190

13,875

11,081

(6,120)

18,836

Earnings (loss) before income taxes

(12,639)

(5,457)

7,996

(10,100)

Income tax expense (recovery)

-

(2,370)

2,678

(h)

308

Net earnings (loss)

$

(12,639)

$

(3,087)

$

5,318

$

(10,408)

Net loss per common share

$

(0.48)

(i)

$

(0.30)

Weighted average number of common

    shares outstanding (thousands)

26,445

34,816

See accompanying notes to pro forma consolidated financial statements.

ACETEX CORPORATION

Pro Forma Consolidated Statement of Operations

(Unaudited)

(Expressed in thousands of United States dollars, except per share data)

Six months ended June 30, 2003

Acetex

AT Plastics

Pro forma

Corporation

Inc.

adjustments

Pro forma

Sales

$

140,299

$

86,108

$

(5,510)

(a)

$

220,897

Cost of goods sold and operating

    expenses

118,709

74,464

(5,557)

(b)

187,616

Amortization

10,322

5,873

(2,540)

(c)

13,655

Restructuring costs

-

3,754

(2,516)

(d)

1,238

129,031

84,091

(3,520)

202,509

Operating income

11,268

2,017

5,103

18,388

Other expenses:

Interest expense

10,466

9,030

(4,291)

(e)

15,205

Foreign exchange loss (gain)

1,427

(10,138)

12,577

(f)

3,866

Other

79

-

-

79

11,972

(1,108)

8,286

19,150

Earnings (loss) before income taxes

(704)

3,125

(3,183)

(762)

Income tax expense (recovery)

-

8,143

(7,926)

(h)

217

Net earnings (loss)

$

(704)

$

(5,018)

$

4,743

$

(979)

Net loss per common share

$

(0.03)

(i)

$

(0.03)

Weighted average number of common

    shares outstanding (thousands)

25,529

33,900

See accompanying notes to pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

(tabular dollar amounts expressed in thousands of United States dollars)

Year ended

Six months ended

December 31,

June 30,

June 30,

2002

2002

2003

(a)

to reclassify AT Plastics’ recovery of shipping and handling costs to conform to the presentation adopted by the Company

$ (10,229)

$ (4,580)

$ (5,510)

(b)

reflects the net impact of the following:

•

reclassification of AT Plastics’ recovery of shipping and handling costs

$ (10,229)

$ (4,580)

$ (5,510)

•

reversal of amortization of employer future benefits that are fully recognized in the purchase accounting adjustments

(93)

(47)

(47)

$ (10,322)

$ (4,627)

$ (5,557)

(c)

to adjust amortization expense to the amounts calculated based on the assigned value to AT Plastics’ property, plant and equipment as a result of the application of purchase accounting adjustments for the Acquisition

$ (5,870)

$ (1,829)

$ (2,540)

(d)

to eliminate AT Plastics’ expenses related to the Acquisition of $0.6 million and the write-off of investment tax credits receivable of $1.9 million that would not have been recognized as a result of application of purchase accounting for the Acquisition

$ -

$ -

$ (2,516)

(e)

net impact of the following:

•

elimination of interest expense on AT Plastics’ term debt to be repaid

$ (12,722)

$ (7,188)

$ (8,071)

•

interest expense on notes
offered herein including amortization of financing costs related thereto

7,560

3,780

3,780

$   (5,162)

$ (3,408)

$ (4,291)

AT Plastics’ interest as presented in its separate consolidated financial statements is comprised of the following:

Year ended

Six months ended

December 31,

June 30,

June 30,

2002

2002

2003

Interest expense related to AT Plastics’ term debt to be repaid:

Cash

$ 10,023

$ 4,750

$ 6,537

Deferred interest and amortization of financing fees

2,699

2,438

1,534

12,722

7,188

8,071

Interest on revolving credit facility not to be repaid concurrent with the Acquisition

1,458

600

959

$ 14,180

$ 7,788

$ 9,030

Based on the outstanding principal amount of AT Plastics’ revolving credit facility at June 30 2003, each 0.25% change in interest rates will effect interest expense for a twelve-month period by approximately $90,000 and for a six month period by approximately $45,000.

(f)

reflects the elimination of the foreign exchange gain realized by AT Plastics’ on term debt to be repaid

$ 730

$ 3,718

$ 12,577

(g)

reflects the elimination of debt refinancing costs incurred by AT Plastics’ on term debt to be repaid

$ (6,430)

$ (6,430)

$ -

(h)

reflects the elimination of future income tax recovery (expense) of AT Plastics’ that would not have been recognized as a result of the application of purchase accounting for the Acquisition

$ (2,874)

$ 2,678

$ (7,926)

(i)

For purposes of the calculation of pro forma net earnings (loss) per share, the weighted average number of shares outstanding of the Company during each of the periods presented has been increased by the number of common shares to be issued to the holders of the common shares and restricted stock units of AT Plastics as if such shares had been issued at the beginning of the periods presented.

Supplemental Information

(Expressed in United States dollars)

ACETEX CORPORATION

Years ended December 31, 2002, 2001 and 2000 Six months ended June 31, 2003 and 2002 (unaudited)

REPORT ON INDEPENDENT ACCOUNTANTS

To the Board of Directors

Acetex Corporation

Under date of February 7, 2003, we reported on the consolidated balance sheets of Acetex Corporation as at December 31, 2002 and 2001, and the consolidated statements of operations and retained earnings (deficit) and cash flows for each of the years in the three year period ended December 31, 2002, which are included in the Annual Report of the Company dated March 31, 2003.  These consolidated financial statements and our report thereon are incorporated by reference in the Annual Report on Form 40-F for the year 2002.  In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related supplemental information entitled “Item 18 - Reconciliation with United States Generally Accepted Accounting Principles.”  This supplemental information is the responsibility of the Company’s management.  Our resp! onsibility is to express an opinion on this supplemental information based on our audits.

In our opinion, such supplemental information, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

(signed)  KPMG LLP

Chartered Accountants

Vancouver, Canada

February 7, 2003

#

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Acetex Corporation (the “Company”) prepares its consolidated financial statements in accordance with generally accepted accounting principles in Canada (“Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States (“US GAAP").  Material issues that could give rise to differences to these consolidated financial statements are as follows:

(a)

Foreign exchange:

Under Canadian GAAP, in prior years foreign exchange gains and losses related to long-term monetary liabilities were deferred in the consolidated balance sheet and amortized to income over the term of the related item.  Under US GAAP, these gains and losses are recognized in the determination of income as they arise.  In the year ended December 31, 2002, the Company retroactively changed its accounting policy under Canadian GAAP as described in note 2(j) and now accounts for such items on a consistent basis.  As a result, there is no longer a Canadian GAAP:US GAAP difference for this item.

(b)

Stock-based compensation:

As described in note 8, the Company has granted stock options to certain directors and employees.  These options are granted for services provided to the Company.  For US GAAP purposes, Statement of Financial Accounting Standards No. 123 (SFAS 123) requires that an enterprise recognize or, at its option, disclose the impact of the fair value of stock options and other forms of stock-based compensation in the determination of income.  The Company has elected under SFAS 123 to continue to measure compensation cost on the intrinsic value basis set out in APB Opinion No. 25.  Although options are granted at exercise prices based on the market value of the Company’s share at the date of Board approval, due to a requirement for shareholder approval in a prior year, for accounting purposes the grant date of certain options was ! at a subsequent date.  Based on market and exercise prices at the date of shareholder approval, stock compensation expense of $275,000 (2001 - $308,000; 2000 - nil; (unaudited) six months ended June 30, 2003 - $24,000; June 30, 2002 - $152,000) has been recognized.

During the year ended December 31, 1999, the Company repriced certain outstanding options held by non-executive employees.  Such options, to the extent they were still outstanding, were required to be accounted for as variable plan options with effect from July 1, 2000.  In addition, during the year ended December 31, 2000 the Company cancelled certain options which resulted, for accounting purposes, in an effective repricing.  The deemed replacement options issued are also accounted for as variable plan options with effect from the later of date of cancellation and their grant date for accounting purposes.  Under variable plan accounting, compensation expense is recorded to the extent that the market price of the Company’s shares exceeds the price at the measurement date until such options are exercised, cancelled or fo! rfeited.  Based on market prices at the relevant dates, no variable plan stock compensation expense is required to have been recorded to December 31, 2002.

#

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(c)

Financial instruments and derivatives:

The Company accounts for financial instruments, other than derivatives, at cost less allowances for impairment.

Commencing January 1, 2001, the Company has recognized derivative instruments on the consolidated balance sheet at their fair value.  On the date a derivative contract is entered into, the Company either designates the derivative as a hedge of the fair value, cash flows or foreign currency risks of an underlying transaction or balance, as appropriate in the circumstances, or accounts for the derivative as a speculative instrument.  Where the derivative is to be accounted for as a hedge, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking the hedge transaction.  The Company will also formally assess, both at the hedge’s inception and on an ongoing basis, where the derivatives used in hedging transactions are highly! effective in offsetting changes in the fair values or cash flows of the hedged items.  When it is determined that a derivative is not highly effective as a hedge, the Company will discontinue hedge accounting prospectively.

Changes in fair value of a derivative that is identified and highly effective as a hedge are excluded from income to be recognized at the time of the underlying transaction.  Changes in the fair value of derivatives that are not accounted for as hedges are recognized in the determination of income as they occur.

At January 1, 2001 and to June 30, 2003, the Company had no derivative instruments outstanding.  For US GAAP purposes, the unrecognized gain at January 1, 2001 of $2.4 million from the settlement of the natural gas contract disclosed in note 10(b) has been reclassified as a transition adjustment to other comprehensive income.  In addition, the deferred gain recognized during the year ended December 31, 2001 as an adjustment of the cost of natural gas purchased of $2.4 million has been reflected as a reduction in other comprehensive income.

(d)

Shipping and handling costs:

As discussed in note 2(h), sales are disclosed net of recovered shipping and handling costs.  Under US GAAP, such costs would not be netted against sales but would increase cost of goods sold.

Accordingly, under US GAAP sales and cost of goods sold would be as follows:

Years ended

Six months ended

December 31,

June 30,

2000

2001

2002

2002

2003

(unaudited)

Sales

$

236,733

$

249,002

$

233,683

$

114,364

$

155,514

Cost of goods sold

177,969

198,507

194,612

99,160

127,722

#

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(e)

Comprehensive income:

Under US GAAP, the Company is required to report and display comprehensive earnings (loss) which includes both net earnings and other gains and losses affecting shareholders’ equity that are excluded from net earnings (loss).  The only components of comprehensive earnings (loss) are the net earnings (loss) for the year, the foreign currency translation component of shareholders’ equity and the transition adjustment and reduction.  This information is presented below.  Accumulated other comprehensive loss at December 31, 2002 and 2001 equals the cumulative translation adjustment account balance as reported in the consolidated balance sheet prepared in accordance with Canadian GAAP.

(f)

Impact of differences:

These differences would have affected the reported loss and retained earnings (deficit) as follows:

Years ended

Six months ended

December 31,

June 30,

2000

2001

2002

2002

2003

(unaudited)

Net earnings (loss) –

    Canadian GAAP

$

16,885

$

1,644

$

(12,923)

$

(12,639)

$

(704)

Stock compensation

    expense (b)

-

(308)

(275)

(152)

(24)

Net earnings (loss) - US GAAP

16,885

1,336

(13,198)

(12,791)

(728)

Other comprehensive

    earnings (loss):

Cumulative translation

    adjustment

(12,781)

(10,320)

30,943

21,434

16,081

Transition adjustment (c)

-

2,454

-

-

-

Reduction in unrecognized

    gain on cash flow derivative (c)

-

(2,454)

-

-

-

Comprehensive earnings

    (loss) - US GAAP (e)

$

4,104

$

(8,984)

$

17,745

$

8,643

$

15,353

Basic net earnings (loss) per

    common share - US GAAP

$

0.65

$

0.05

$

(0.50)

$

(0.48)

$

(0.03)

Diluted net earnings (loss) per

    common share - US GAAP

$

0.63

$

0.05

$

(0.50)

$

(0.48)

$

(0.03)

Weighted average number of

    shares outstanding

    (in thousands):

Basic

26,019

26,310

26,314

26,445

25,529

Diluted

26,866

26,988

26,314

26,445

25,529

#

G:\058746\0020\F-3 v.11.doc

(f)

Impact of differences (continued):

December 31,

June 30,

2001

2002

2003

(unaudited)

Retained earnings (deficit) - Canadian GAAP

$

1,677

$

(11,563)

$

(12,426)

Stock compensation expense

(308)

(583)

(607)

Retained earnings - US GAAP

$

1,369

$

(12,146)

$

(13,033)

(g)

Pro forma stock compensation disclosures:

Years ended

Six months ended

December 31,

June 30,

2000

2001

2002

2002

2003

(unaudited)

Net earnings (loss) –

    US GAAP

$

16,885

$

1,336

$

(13,198)

$

(12,791)

$

(728)

Add:  Stock compensation

    expense recognized

-

308

275

152

24

Deduct:  Fair value stock

    compensation expense

(1,032)

(2,061)

(1,302)

(762)

(643)

Pro forma net income (loss)

$

15,853

$

(417)

$

(14,225)

$

(13,401)

$

(1,347)

Pro forma net earnings

    (loss) per share:

Basic

$

0.61

$

(0.02)

$

(0.54)

$

(0.51)

$

(0.05)

Diluted

0.59

(0.02)

(0.54)

(0.51)

(0.05)

Weighted average fair

    value of stock options granted

3.27

3.84

1.06

-

-

Risk free interest rate (average)

5.18%

4.18%

4.00%

-

-

Expected life

5 yrs

5 yrs

4 yrs

-

-

Expected volatility

62%

63%

70%

-

-

No dividend yield is assumed for all periods presented.

#

G:\058746\0020\F-3 v.11.doc

(h)

Other disclosures:

The following additional information would be presented if these consolidated financial statements were presented in accordance with US GAAP:

(i)

Accounts receivable:

As of the dates indicated, substantially all accounts receivable are trade accounts receivable.

December 31,

June 30,

2001

2002

2003

(unaudited)

Allowance for doubtful accounts

$

144

$

612

$

578

Changes in the allowance for doubtful accounts for each of the years in the three-year period ended December 31, 2002 are as follows:

Years ended December 31,

2000

2001

2002

Opening balance

$

404

$

156

$

144

Expense

129

-

398

Settlements, write-offs and other adjustments

(377)

(12)

70

Closing balance

$

156

$

144

$

612

(ii)

Accounts payable and accrued liabilities:

Accounts payable and accrued liabilities calculated in accordance with US GAAP, is comprised as follows:

December 31,

June 30,

2001

2002

2003

(unaudited)

Trade payables

$

26,526

$

36,456

$

45,993

Accrued employee compensation

7,601

9,841

10,783

Accrued interest

8,971

8,898

8,841

Income taxes payable

99

86

17

Other

4,873

4,725

5,641

$

48,070

$

60,006

$

71,275

#

G:\058746\0020\F-3 v.11.doc

(h)

Other disclosures (continued):

(iii)

Impairment of long-lived assets:

For US GAAP purposes, the Company evaluates whether an impairment of a long-lived asset has occurred by reference to whether the estimated future undiscounted cash flows, excluding interest, exceeds the carrying value of the asset.  If such asset is considered to be impaired, the impairment charge to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Fair value is generally measured equal to the estimated future discounted net cash flows from the asset or assets.  This differs from the Canadian GAAP assessment and impairment calculation both of which compare the estimated future undiscounted cash flows to the carrying value.  However, no impairment in property, plant and equipment has been required under either Canadian or US GAAP for any of the periods pres! ented.

(iv)

Undistributed earnings of equity accounted for investee:

At December 31, 2001 and 2002 and June 30, 2003, the Company had received cumulative distributions from its equity accounted for investee Erfei in excess of cumulative earnings of $1.9 million, $2.2 million and $2.3, respectively.

(v)

Revenue recognition:

Sales agreements generally provide for shipping terms and title to transfer to the customer “FOB Shipping Point”

(vi)

Expense classifications:

Cost of goods sold include all materials, direct labour and other production costs, applicable overhead and, under U.S. GAAP shipping and handling costs reimbursed by the customer (see (d)).  Selling, general and administration expenses include managerial costs, other overhead not properly applied to production or inventory, sales and marketing and other administrative expenses.

(vii)

Debt covenants:

The Company’s 10-7/8% senior unsecured notes have financial and other covenants which, if violated, would limit its ability to make certain types of expenditures or enter into certain types of transactions in the future.  For all periods presented, the Company was in compliance with these debt covenants.

#

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(i)

Recent accounting pronouncements:

(i)

Statement of Financial Accounting Standards No. 143:

SFAS No. 143, Accounting for Asset Retirement Obligations, provides accounting requirements for retirement obligations associated with tangible long-lived assets for which the legal obligation to settle is a result of an existing legal obligation, including those obligations to settle due to an existing or enacted law, written or oral contract, or by legal construction under the doctrine of promissory estoppel.  Such an obligation would be recognized in the period in which it meets the definition of a liability, and on initial recognition, the liability would be measured at fair value.  SFAS 143 requires the recognition of changes in the liability resulting from the (1) passage of time and (2) revisions in cash flow estimates.  In addition, SFAS 143 includes certain disclosure requirements.  For the Company, SFAS 143 is effective in fiscal 2003.

(ii)

Statement of Financial Accounting Standards No. 144:

In August 2001, the Financial Accounting Standards Board issued FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144).  SFAS 144 provides guidance for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale.  SFAS 144 also provides guidance on how to present discontinued operations in the income statement and includes a component of an entity (rather than a segment of a business).

The Company is required to adopt SFAS 144 no later than the year beginning after December 15, 2001.  The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities.

(iii)

Statement of Financial Accounting Standards No. 146:

SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, addresses the financial accounting and reporting for costs associated with exit or disposal activities.  SFAS 146 relates to the recognition of a liability for a cost associated with an exit or disposal activity and requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability under the FASB's conceptual framework.  SFAS 146 is effective for exit and disposal activities initiated after December 31,2002.

(iv)

FASB Interpretation No. 45:

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, addresses the disclosure to be made by a guarantor in its financial statements about its obligations under guarantees.  FIN 45 further requires the guarantor to recognize a liability for the non-contingent component of the guarantee, this is the obligation to stand ready to perform in the event that specified triggering events or conditions occur, initially at the guarantee's fair value.  The recognition of the liability is required regardless of the probability that payments will be required.

#

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(i)

Recent accounting pronouncements (continued):

There was no material impact on the adoption of SFAS 143 by the Company on January 1, 2003 as the extent and timing of any retirement settlement obligation is indeterminate.  In preparing the consolidated financial statements, the Company has considered the disclosure requirements of FIN 45.  There has been no impact from the adoption of SFAS 144 or 146.

(j)

Consolidating schedules:

The Company’s long-term debt described in note 7 to its annual consolidated financial statements has been guaranteed by specified subsidiaries of the Company.  The accompanying condensed consolidating financial information as at December 31, 2001 and 2002 and (unaudited) June 30, 2003 and for the years ended December 31, 2001 and 2002 and (unaudited) for the six month periods ended June 30, 2002 and 2003, has been prepared in accordance with US GAAP.  The information under the column headed “Acetex Corporation” is for the parent company only.  Investments in subsidiaries are accounted for by the equity method in the separate columns for the parent company and the guarantor subsidiaries.  Each guarantor subsidiary is wholly-owned by Acetex Corporation.  The non-guarantor subsidiaries are directly or in! directly wholly-owned by the guarantor subsidiaries.  All guarantees are full and unconditional.

Consolidating Balance Sheet

December 31, 2001

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash and cash equivalents

6,711

-

-

44,894

-

51,605

Accounts receivable

4,143

71,400

-

44,481

(75,543)

44,481

Inventories

-

-

-

25,075

-

25,075

Prepaid expenses and other

186

-

-

5,580

-

5,766

11,040

71,400

-

120,030

(75,543)

126,927

Property, plant and equipment

464

-

-

94,845

-

95,309

Investment in and advances to

    subsidiaries and affiliates

249,050

230,000

(40,102)

8,957

(447,905)

-

Other assets

5,970

-

-

5,983

-

11,953

266,524

301,400

(40,102)

229,815

(523,448)

234,189

Accounts payable and accrued

    liabilities

9,269

-

-

116,306

(77,505)

48,070

Pension obligation

-

-

-

3,139

-

3,139

Long-term debt

190,000

-

-

230,000

(230,000)

190,000

199,269

-

-

349,445

(307,505)

241,209

Shareholders' equity

67,255

301,400

(40,102)

(119,630)

(215,943)

(7,020)

266,524

301,400

(40,102)

229,815

(523,448)

234,189

#

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(j)

Consolidating schedules:

Consolidating Statement of Operations and Retained Earnings (Deficit)

Year ended December 31, 2001

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Sales

-

-

-

249,002

-

249,002

Cost of goods sold

-

-

-

198,507

-

198,507

Amortization

-

-

-

14,854

-

14,854

-

-

-

35,641

-

35,641

Other operating expenses

4,229

-

-

5,634

-

9,863

Operating income

(4,229)

-

-

30,007

-

25,778

Interest expense, net

(16,480)

33,002

-

(34,773)

-

(18,251)

Other income (expenses)

22,045

-

(4,178)

1,650

(25,708)

(6,191)

Income (loss) before income taxes

1,336

33,002

(4,178)

(3,116)

(25,708)

1,336

Income taxes

-

-

-

-

-

-

Net income (loss)

1,336

33,002

(4,178)

(3,116)

(25,708)

1,336

Retained earnings (deficit),

    beginning of year

33

63,112

(45,972)

(52,937)

35,797

33

Dividends paid

-

(24,714)

-

-

24,714

-

Retained earnings (deficit), end of year

1,369

71,400

(50,150)

(56,053)

34,803

1,369

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement Of Cash Flows

Year ended December 31, 2001

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash provided by (used in):

Operating activities:

Net income (loss)

1,336

33,002

(4,178)

(3,116)

(25,708)

1,336

Amortization

-

-

-

14,854

-

14,854

Loss on debt refinancing

4,478

-

-

1,874

-

6,352

Pension expense

-

-

-

499

-

499

Amortization of deferred

    financing costs

-

-

-

890

              -

    890

Distribution from equity

    investment in excess of income

(4,344)

-

4,178

(501)

995

328

Other

308

-

-

-

-

308

Changes in non-cash working

    capital, net

5,927

(8,288)

-

1,220

(7,587)

(8,728)

7,705

24,714

-

15,720

(32,300)

15,839

Investing activities:

Purchase of property, plant and

    equipment

-

-

-

(2,920)

-

(2,920)

Other

-

-

-

(1,101)

-

(1,101)

-

-

-

(4,021)

-

(4,021)

Financing activities:

Increase in share capital

505

-

-

-

-

505

Proceeds from issuance of

    long-term debt

190,000

-

-

-

-

190,000

Repayment of long-term debt

(180,000)

-

-

-

-

(180,000)

Costs incurred in refinancing debt

(11,867)

-

-

-

-

(11,867)

Decrease in pension obligation

-

-

-

(61)

-

(61)

Dividend paid

-

(24,714)

-

-

24,714

-

(1,362)

(24,714)

-

(61)

24,714

(1,423)

Foreign exchange gain (loss) on cash

    and cash equivalents held in

    foreign currencies

(205)

-

-

(9,746)

7,586

(2,365)

Increase (decrease) in cash

    during the year

6,138

-

-

1,892

-

8,030

Cash and cash equivalents,

    beginning of year

573

-

-

43,002

-

43,575

Cash and cash equivalents, end of year

6,711

-

-

44,894

-

51,605

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Balance Sheet

December 31, 2002

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash and cash equivalents

12,992

-

-

48,898

-

61,890

Accounts receivable

5,781

75,805

-

43,699

(81,586)

43,699

Inventories

-

-

-

28,481

-

28,481

Prepaid expenses and other

259

-

-

3,379

-

3,638

19,032

75,805

-

124,457

(81,586)

137,708

Property, plant and equipment

371

-

-

109,820

-

110,191

Investment in and advances to

    subsidiaries and affiliates

226,840

229,319

(60,837)

9,352

(404,674)

-

Other assets

5,553

-

-

10,423

-

15,976

251,796

305,124

(60,837)

254,052

(486,260)

263,875

Accounts payable and accrued

    liabilities

9,320

-

-

132,118

(81,432)

60,006

Pension obligation

-

-

-

4,725

-

4,725

Long-term debt

190,000

-

-

230,000

(230,000)

190,000

199,320

-

-

366,843

(311,432)

254,731

Shareholders’ equity

52,476

305,124

(60,837)

(112,791)

(174,828)

9,144

251,796

305,124

(60,837)

254,052

(486,260)

263,875

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Operations and Retained Earnings (Deficit)

Year ended December 31, 2002

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Sales

-

-

-

233,683

-

233,683

Cost of goods sold

-

-

-

194,612

-

194,612

Amortization

-

-

-

16,248

-

16,248

-

-

-

22,823

-

22,823

Other operating expenses

2,753

-

-

9,313

-

12,066

Operating income (loss)

(2,753)

-

-

13,510

-

10,757

Interest expense, net

(18,353)

30,844

-

(32,971)

-

(20,480)

Other income (expenses)

7,908

-

(20,735)

3,113

6,239

(3,475)

Income (loss) before income taxes

(13,198)

30,844

(20,735)

(16,348)

6,239

(13,198)

Income taxes

-

-

-

-

-

-

Net income (loss)

(13,198)

30,844

(20,735)

(16,348)

6,239

(13,198)

Retained earnings (deficit),

    beginning of year

1,369

71,400

(50,150)

(56,053)

34,803

1,369

Excess repurchase price of

    common shares

(317)

-

-

-

-

(317)

Dividends paid

-

(27,120)

-

-

27,120

-

Retained earnings (deficit),

    end of year

(12,146)

75,124

(70,885)

(72,401)

68,162

(12,146)

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Cash Flows

Year ended December 31, 2002

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash provided by (used in):

Operating activities:

Net income

(13,198)

30,844

(20,735)

(16,348)

6,239

(13,198)

Amortization

-

-

-

16,248

-

16,248

Pension expense

-

-

-

(36)

-

(36)

Amortization of deferred

    financing costs

-

-

-

971

-

971

Distribution from equity

    investment in excess of income

16,510

-

20,735

(3,916)

(33,358)

(29)

Other

1,286

-

-

-

-

1,286

Changes in non-cash

    working capital, net

3,539

(3,724)

-

15,367

(2,631)

12,551

8,137

27,120

-

12,286

(29,750)

17,793

      Investing activities:

      Purchase of property, plant

         and equipment

-

-

-

(12,893)

-

(12,893)

Other

-

-

-

(246)

-

(246)

-

-

-

(13,139)

-

(13,139)

Financing activities:

Proceeds from issuance

    of shares

449

-

-

-

-

449

Dividend paid

-

(27,120)

-

-

27,120

-

Shares repurchased

(2,305)

-

-

-

-

(2,305)

Decrease in pension obligation

-

-

-

589

-

589

(1,856)

(27,120)

-

589

27,120

(1,267)

Foreign exchange gain (loss) on cash

    and cash equivalents held in foreign

    currencies

-

-

-

4,268

2,630

6,898

Increase (decrease) in cash during

    the year

6,281

-

-

4,004

-

10,285

Cash and cash equivalents,

    beginning of year

6,711

-

-

44,894

-

51,605

Cash and cash equivalents,

    end of year

12,992

-

-

48,898

-

61,890

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Operations and Retained Earnings (Deficit)

Six months ended June 30, 2002

(Unaudited)

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Sales

-

-

-

114,364

-

114,364

Cost of goods sold

-

-

-

99,160

-

99,160

Amortization

-

-

-

7,804

-

7,804

-

-

-

7,400

-

7,400

Other operating expenses

1,269

-

-

5,047

-

6,316

Operating income (loss)

(1,269)

-

-

2,353

-

1,084

Interest expense, net

(9,159)

15,347

-

(16,181)

-

(9,993)

Other income (expense)

(2,363)

-

(16,655)

(2,391)

17,527

(3,882)

Income (loss) before income taxes

(12,791)

15,347

(16,655)

(16,219)

17,527

(12,791)

Income taxes

-

-

-

-

-

-

Net income (loss)

(12,791)

15,347

(16,655)

(16,219)

17,527

(12,791)

Retained earnings (deficit),

    beginning of period

1,369

71,400

(50,150)

(56,053)

34,803

1,369

Excess repurchase price of

    common shares

(168)

-

-

-

-

(168)

Dividends paid

-

(9,987)

-

-

9,987

-

Retained earnings (deficit),

    end of period

(11,590)

76,760

(66,805)

(72,272)

62,317

(11,590)

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Cash Flows

Six months ended June 30, 2002

(Unaudited)

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash provided by (used in):

Operating activities:

Net income (loss)

(12,791)

15,347

(16,655)

(16,219)

17,527

(12,791)

Amortization

-

-

-

7,804

-

7,804

Pension expense

-

-

-

191

-

191

Amortization of deferred

    financing costs

-

-

-

478

-

478

Distribution from equity investment

    in excess of income

11,394

-

16,655

(346)

(27,513)

190

Other

152

-

-

-

-

152

Changes in non-cash

    working capital, net

494

(5,360)

-

1,961

3,590

685

(751)

9,987

-

(6,131)

(6,396)

(3,291)

Investing activities:

Purchase of property,

    plant and equipment

-

-

-

(2,791)

-

(2,791)

Other

-

-

-

(227)

-

(227)

-

-

-

(3,018)

-

(3,018)

Financing activities:

Proceeds from issuance of shares

172

-

-

-

-

172

Dividend paid

-

(9,987)

-

-

9,987

-

Shares repurchased

(426)

-

-

-

-

(426)

Decrease in pension obligation

-

-

-

(33)

-

(33)

(254)

(9,987)

-

(33)

9,987

(287)

Foreign exchange gain (loss) on cash

    and cash equivalents held in

    foreign currencies

-

-

-

7,745

(3,591)

4,154

Increase in cash during the period

(1,005)

-

-

(1,437)

-

(2,442)

Cash and cash equivalents,

    beginning of period

6,711

-

-

44,894

-

51,605

Cash and cash equivalents,

    end of period

5,706

-

-

43,457

-

49,163

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Balance Sheet

June 30, 2003

(Unaudited)

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash and cash equivalents

9,517

-

-

61,921

-

71,438

Accounts receivable

5,222

80,358

-

53,924

(85,580)

53,924

Inventories

-

-

-

30,721

-

30,721

Prepaid expenses and other

836

-

-

6,168

-

7,004

15,575

80,358

-

152,734

(85,580)

163,087

Property, plant and equipment

333

-

-

110,732

-

111,065

Investment in and advances to

    subsidiaries and affiliates

228,787

226,638

(65,670)

9,897

(399,652)

-

Other assets

5,531

-

-

10,789

-

16,320

250,226

306,996

(65,670)

284,152

(485,232)

290,472

Accounts payable and accrued

    liabilities

9,012

-

-

149,116

(86,853)

71,275

Pension obligation

-

-

-

5,234

-

5,234

Long-term debt

190,000

-

-

230,000

(230,000)

190,000

199,012

-

-

384,350

(316,853)

266,509

Shareholders’ equity

51,214

306,996

(65,670)

(100,198)

(168,379)

23,963

250,226

306,996

(65,670)

284,152

(485,232)

290,472

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Operations and Retained Earnings (Deficit)

Six months ended June 30, 2003

(Unaudited)

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Sales

-

-

-

155,514

-

155,514

Cost of goods sold

-

-

-

127,722

-

127,722

Amortization

-

-

-

10,322

-

10,322

-

-

-

17,470

-

17,470

Other operating expenses

1,115

-

-

5,110

-

6,226

Operating income (loss)

(1,115)

-

-

12,360

-

11,244

Interest expense, net

(9,162)

15,566

-

(16,870)

-

(10,466)

Other income (expense)

9,549

-

(4,833)

37

(6,260)

(1,506)

Income (loss) before income taxes

(728)

15,566

(4,833)

(4,473)

(6,260)

(728)

Income taxes

-

-

-

-

-

-

Net income (loss)

(728)

15,566

(4,833)

(4,473)

(6,260)

(728)

Retained earnings (deficit),

    beginning of period

(12,146)

75,124

(70,885)

(72,401)

68,162

(12,146)

Excess repurchase price of

    common shares

(159)

-

-

-

-

(159)

Dividends paid

-

(10,331)

-

-

10,331

-

Retained earnings (deficit),

    end of period

(13,033)

80,359

(75,718)

(76,874)

72,233

(13,033)

#

G:\058746\0020\F-3 v.11.doc

(j)

Consolidating schedules (continued):

Consolidating Statement of Cash Flows

Six months ended June 30, 2003

(Unaudited)

Guarantors

Acetex

Acetex

Acetex

Combined

Corporation

LLC

BV

non-guarantors

Eliminations

Consolidated

Cash provided by (used in):

Operating activities:

Net income (loss)

(728)

15,566

(4,833)

(4,473)

(6,260)

(728)

Amortization

-

-

-

10,322

-

10,322

Pension expense

-

-

-

203

-

203

Amortization of deferred

    financing costs

-

-

-

560

-

560

Distribution from equity investment

    In excess of income

(240)

-

4,833

(446)

(4,068)

79

Other

24

-

-

-

-

24

Changes in non-cash working

    capital, net

(1,974)

(5,235)

-

1,723

2,762

(2,724)

(2,918)

10,331

-

7,889

(7,566)

7,736

Investing activities:

Purchase of property, plant and

    equipment

-

-

-

(1,204)

-

(1,204)

Other

-

-

-

(73)

-

(73)

-

-

-

(1,277)

-

(1,277)

Financing activities:

Proceeds from issuance

    of shares

40

-

-

-

-

40

Dividend paid

-

(10,331)

-

-

10,331

-

Shares repurchased

(597)

-

-

-

-

(597)

Decrease in pension obligation

-

-

-

(122)

-

(122)

(557)

(10,331)

-

(122)

10,331

(679)

Foreign exchange gain (loss) on cash

    and cash equivalents held in

    foreign currencies

-

-

-

6,533

(2,765)

3,768

Increase (decrease) in cash

    during the period

(3,475)

-

-

13,023

-

9,548

Cash and cash equivalents,

    beginning of period

12,992

-

-

48,898

-

61,890

Cash and cash equivalents,

    end of period

9,517

-

-

61,921

-

71,438

#

G:\058746\0020\F-3 v.11.doc

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.

Indemnification of Directors and Officers

Acetex is incorporated under the Business Corporation Act (Alberta) and pursuant to that statute a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)

the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Acetex's bylaws provide that it shall indemnify its officers and directors, or former officers and directors to the extent permitted by the Business Corporations Act (Alberta).

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the Articles and the Business Corporations Act (Alberta).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 10 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended.

Item 9.

Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title

4.1	Specimen Common Share Certificate
4.2	Registration Rights Agreement, dated June 22, 2003, between Acetex Corporation and Perry Partners LLP and Perry Partners International, Inc.
2.1	Combination Agreement dated June 20, 2003 among Acetex Corporation, 2028569 Ontario Limited and AT Plastics Inc.
5.1	Opinion of Burnet Duckworth & Palmer LLP as to the legality of the common shares being registered hereby
23.1	Consent of Acetex's auditor - KPMG LLP
23.2	Consent of AT Plastics' auditor - KPMG LLP
23.3	Consent of Burnet Duckworth & Palmer LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-5 of this Registration Statement)

Item 10.

  Undertakings

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the! effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10! (a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to an meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has! been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on October 6, 2003.

ACETEX CORPORATION

By: (signed) "Brooke N. Wade"

Brooke N. Wade

Chairman and Chief Executive Officer

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POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Acetex Corporation whose signature appears below constitutes and appoints Brooke N. Wade and Donald K. Miller, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purpose! s as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on October 6, 2003.

Signature

Title

(signed) "Brooke N. Wade"

Chairman and Chief Executive Officer and Director

Brooke N. Wade

(Principal Executive Officer)

(signed) "Donald K. Miller"

Chief Financial Officer (Principal Financial Officer

Donald K. Miller

and Principal Accounting Officer)

(signed) "Kenneth E. Vidalin"

Director

Kenneth E. Vidalin

(signed) "John B. Zaozirny"

Director

John B. Zaozirny

(signed) "John L. Garcia"

Director

John L. Garcia

(signed) "Pierre Dutheil"

Director

Pierre Dutheil

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of Acetex Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of New York, New York on October 6, 2003.

AT Plastics Corporation

(Authorized Representative)

By: (signed) "Gary Connaughty"

Gary Connaughty

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EXHIBIT INDEX

Exhibit Number	Description	Page No.

4.1	Specimen Share Certificate	II-9
4.2	Registration Rights Agreement, dated June 22, 2003, between Acetex Corporation and Perry Partners LLP and Perry Partners International, Inc.	II-12
2.1	Combination Agreement dated June 20, 2003 among Acetex Corporation, 2028569 Ontario Limited and AT Plastics Inc.	II-25
5.1	Opinion of Burnet Duckworth & Palmer LLP as to the legality of the common shares being registered hereby	II-71
23.1	Consent of Acetex's auditor – KPMG LLP	II-72
23.2	Consent of AT Plastics' auditor – KPMG LLP	II-73
23.3	Consent of Burnet Duckworth & Palmer LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on page II-5 of this Registration Statement)

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Exhibit 4.1

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Exhibit 4.1

ACETEX CORPORATION

INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)
CONSTITUÉE EN VERTU DE LA LOI DITE "BUSINESS CORPORATIONS ACT" (ALBERTA)

CUSIP 003910 10 6

SHARES - ACTIONS
SPECIMEN

NUMBER - NUMÉRO
C 00680

This certifies that
Les présentes attestent que ***SPECIMEN*** ***SPECIMEN***

is the registered holder of
est le porteur inscrit de ***SPECIMEN***

COMMON SHARES OF ACTIONS ORDINAIRES DE

ACETEX CORPORATION

transferable on the books of the Corporation in person or by attorney duly authorized in writing, only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the transfer agent and registrar.

In Witness Whereof *the Corporation has caused this certificate to be signed by its duly authorized officers*

lesquelles ne peuvent être transférées dans les livres de la Société soit en personne soit par mandataire dûment autorisé par écrit que sur remise du présent certificat dûment endossé. Le présent certificat ne sera valide que s'il est contresigné par l'agent des transferts et agent chargé de la tenue des registres.

En foi de quoi, *la Société a fait signer le présent certificat par ses dirigeants dûment autorisés*

this
ce ***SPECIMEN***

COUNTERSIGNED AND REGISTERED - CONTRESIGNÉ ET INSCRIT:
MONTREAL TRUST COMPANY OF CANADA CALGARY
COMPAGNIE MONTRÉAL TRUST DU CANADA TORONTO
TRANSFER AGENT AND REGISTRAR
AGENT DES TRANSFERTS ET AGENT CHARGÉ DE LA TENUE DES REGISTRES

BY - PAR ***SPECIMEN***
AUTHORIZED OFFICER - REPRÉSENTANT AUTORISÉ

PRESIDENT - PR ENT S ETAR ÉCRÉTAIRE

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE OFFICE OF MONTREAL TRUST COMPANY OF CANADA IN THE CITIES OF CALGARY AND TORONTO, CANADA.

LES ACTIONS REPRÉSENTÉES PAR CE CERTIFICAT PEUVENT ÊTRE TRANSFÉRÉES AU BUREAU DE COMPAGNIE MONTRÉAL TRUST DU CANADA, DANS LES VILLES DE CALGARY ET TORONTO, AU CANADA.

B A BANKNOTE PRINTED IN CANADA IMPRIMÉ AU CANADA

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Exhibit No. 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT dated as of June 22, 2003 (together with all schedules hereto, and as each may be amended, supplemented or otherwise modified from time to time, the “Agreement”) is between ACETEX CORPORATION, a Canadian corporation (the “Company”), PERRY PARTNERS L.P., a limited partnership organized under the laws of New York, and PERRY PARTNERS INTERNATIONAL, INC., a corporation organized in the Cayman Islands, hereinafter collectively referred to as the “Shareholders.”

WHEREAS, the Company and AT Plastics Inc. (“AT Plastics”) are entering into a Combination Agreement as of the date hereof (the “Combination Agreement”) pursuant to which the Company will establish a wholly-owned subsidiary that will amalgamate with AT Plastics (the “Amalgamation”) on and subject to the terms and conditions set out in the Combination Agreement;

WHEREAS, the shares of common stock of AT Plastics held by the Shareholders have not been registered under the Securities Act (as hereinafter defined) or any state securities laws; and the certificates representing such shares of common stock bear a legend restricting their transfer;

WHEREAS, the shares of common stock of AT Plastics held by the Shareholders will be exchanged for shares of common stock of the Company pursuant to the Amalgamation;

WHEREAS, in connection with the foregoing, the Company has agreed, subject to the terms, conditions and limitations set forth in this Agreement, to provide the Shareholders and their respective successors, assigns and transferees as permitted herein with certain registration rights in respect of shares of Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1. Definitions.  Capitalized words and phrases used and not otherwise defined in this Agreement shall have the following meanings:

Commission: means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

Common Stock: means the common shares of the Company and any shares hereafter authorized of any class of the Company, and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Company with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

Company: includes, in addition to the Company, any successor or assignee corporation or corporations into which or with which the Company may be merged or consolidated; any corporation for whose shares the Common Stock may be exchanged; and any assignee of or successor to all or substantially all of the assets of the Company.

Exchange Act: means the Securities Exchange Act of 1934, as amended.

Holder: means each Shareholder, and each Person who is a Permitted Transferee of any Shareholder.

register, registered, and registration: when used with respect to the capital stock of the Company, mean a registration effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act which has been declared or ordered effective in accordance with the Securities Act.

Permitted Transferee: means any corporation, partnership, limited liability company or other entity controlled by, controlling or under common control with any Shareholder (collectively, the “Shareholder Associates”) to whom any Shareholder or any Shareholder Associate has Transferred shares of Common Stock; Notwithstanding any Person’s status as a Permitted Transferee, any Transfer of Registrable Securities shall be subject to the provisions of Section 9.1.

Person: means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

Registrable Securities: means the Common Stock held by a Holder. Shares of Common Stock shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares of Common Stock shall have become effective under the Securities Act pursuant to Section 2.1 or Section 3.1 of this Agreement and such shares of Common Stock shall have been disposed of pursuant to such registration statement, (ii) such shares of Common Stock shall have been sold or otherwise distributed pursuant to Rule 144 (or any successor provision) and Rule 145 (or any successor provision) under the Securities Act, (iii) with respect to Common Stock held by any Holder, registration under the Securities Act or any applicable state law is not required to permit the distribution of all of such ! securities to the public or an exemption from registration is available therefor, including, without limitation, at such time as such securities are eligible for sale or other distribution under Rule 144 (or any successor provision) and Rule 145 (or any successor provision) in accordance with the volume and other limitations thereof, and (iv) such shares of Common Stock shall have ceased to be outstanding.

Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

Transfer: means any transfer, sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other voluntary or involuntary transfer of title or beneficial interest, whether or not for value, including, without limitation, any disposition by operation of law or any grant of a derivative or economic interest therein.

ARTICLE 11
DEMAND REGISTRATION

2.1 Registration.  (a) The Company shall prepare and file with the Commission no later than July 20, 2003 a registration statement on Form F-3 (or other applicable form) with respect to the Shareholders’ Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable but no later than 90 days following said filing and keep such registration statement effective for a period ending no earlier than 366 days from the date the Amalgamation is effected or until the distribution described in the registration statement relating thereto has been completed, whichever shall first occur.

(b) The Shareholders and each Holder or any number of Holders of Registrable Securities may at any time when the registration statement referred to in (a) above is not effective (including at any time following the 365th day that the Amalgamation is effective) make a written request to the Company that the Company file a registration statement or similar document under the Securities Act with respect to all or any part of such Holder’s or Holders’ Registrable Securities (a “Demand Registration”). Subject to the provisions of Section 2.1 (c) and Section 4.1, the Company shall cause such registration statement or similar document to be filed with the Commission and shall use its best efforts to include in such registration statement the Registrable Securities which the Company has ! been requested to register by the requesting Holders and to cause all such Registrable Securities to be registered under the Securities Act within 90 days of receipt of the requesting Holders’ request. Collectively, the Holders shall be entitled to request one (1) Demand Registration.

(c) The Company agrees not to issue any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued pursuant to the Company’s option or other benefit plans, pursuant to a registration identified in clauses (i)-(iii) of Section 3.1(a), or securities issued by the Company included in any Demand Registration or securities issued upon conversion of outstanding warrants or common stock issued in connection with the refinancing of debt issued in connection with the Amalgamation), for the period commencing 30 days prior to the closing of the offering of securities included in any Demand Registration and ending on the 30th day following such closing.  The Holders shall give the Company notice of the anticipated closing date of such offering.

2.2 Expenses.  With respect to the registration contemplated by Section 2.1 (a) and any Demand Registration, the Company shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with such registrations, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel for all participating Holders, but not any underwriting or brokerage fees or commissions nor any expenses of underwriters or brokers.

ARTICLE 111
PIGGYBACK REGISTRATION

3.1

Notice of Registration.  (a) In the event that the Company proposes to register any of its Common Stock, either for its own account or for the account of any Person other than the Holders, but not including a registration (i) relating to employee stock option or purchase plans, (ii) relating to a transaction pursuant to Rule 145 under the Securities Act, or (iii) pursuant to a registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (a “Piggyback Registration”), the Company will:

(X)

promptly give written notice thereof to the Holders; and

(Y)

use its best efforts to include in such Piggyback Registration and in any underwriting involved therein up to all of the Registrable Securities which the Holders request in writing to be so included within 15 days after receipt of such written notice from the Company.

(i)

(b)

Notwithstanding the provisions of Section 3.1(a), the Company shall not be required to include any Registrable Securities in any Piggyback Registration during any period in which a shelf registration statement shall have become and be maintained effective; provided that such shelf registration statement shall register under the Securities Act all Registrable Securities and shall not be subject to (x) any stop order suspending its effectiveness or (y) any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such shelf registration statement.

3.2

Expenses.  The Company shall pay, and shall reimburse each Holder for paying, any expenses incurred in connection with a Piggyback Registration requested pursuant to Section 3.1, including, without limitation, all registration, qualification, printing and accounting fees and all fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel for all participating Holders, but not any underwriting or brokerage fees or commissions nor any expenses of underwriters or brokers.

3.3

Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1, and the right of the Holders to include Registrable Securities in such registration shall be conditioned upon the Holders’ participation in such underwriting and the entry of the participating Holders (together with the Company and other holders distributing their securities through such underwriting) into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

3.4

Priority.  If the underwriter of the registered public offering referred to in Section 3.3 shall advise the Company in writing that marketing factors require a limitation of the amount of securities to be underwritten, securities shall be included in such offering in the following priority: first, the Common Stock proposed to be registered by the Company; second, Registrable Securities requested to be included in such registration by requesting Holders pursuant to Section 3.1; and third, other securities for the account of Persons other than Holders, allocated among such Persons in accordance with the priorities then existing among the Company and such Persons. Any securities excluded pursuant to the provisions of this Section 4.4 shall be withdrawn from and shall not be included in such Piggyback Registration.

ARTICLE IV
PERMITTED DELAYS IN REGISTRATION; HOLDBACK AGREEMENTS

4.1

Suspension of Company Obligations.  Notwithstanding anything to the contrary set forth in this Agreement, the Company’s obligation under Article II of this Agreement to file any registration statement and to use its best efforts to cause Registrable Securities to be registered as provided therein shall be suspended in the event either (i) the Company is engaged in an underwritten primary offering and the Company is advised in writing by the underwriters that the sale of Registrable Securities would have a material adverse effect on such primary offering or (ii) in the good faith opinion of counsel to the Company, effecting the filing of a Registration Statement pursuant to 2.1(b) hereof would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public ! disclosure of information the public disclosure of which would have a material adverse effect upon the Company (any of the events set forth in clauses (i) and (ii) being hereinafter referred to as a “Suspension Event”), but such suspension shall occur on not more than one occasion in a 365 day period and shall continue only for so long as such event or its effect is continuing, but in no event will any such suspension exceed 180 days. The Company shall promptly notify the Holders in writing of the existence of any Suspension Event, and with such notice shall provide the Holders with a copy of such underwriters’ determination (in the case of clause (i) above), or such opinion of counsel the Board of Directors (in the case of clause (ii) above).

4.2

No Participation in Other Securities Offerings.  The rights granted by the Company hereunder shall be the exclusive rights granted to Holders with respect to Registrable Securities. Except as otherwise provided herein, Holders shall have no rights to participate in any offering of securities by the Company to third parties, including without limitation, any offering of Common Stock, whether such offering is effected pursuant to registration under the Securities Act or pursuant to an exemption from registration thereunder. The Company may, in its sole and absolute discretion, elect to waive the applicability in any particular instance of the provisions of this Section 4.2.

ARTICLE V

REGISTRATION PROCEDURES

5.1

Registration Procedures.  In the case of each registration to be effected by the Company pursuant to this Agreement in which any Holder is participating, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with each such offering, the Company shall as expeditiously as possible, at its sole expense:

(a)

prepare and file with the Commission a registration statement with respect to such Holder’s Registrable Securities and use its best efforts to cause such registration statement to become effective and to remain effective for a period of at least 180 days (except with respect to the registration statement contemplated by 2.1(a) hereof which shall remain effective at least until 366 days from the date the Amalgamation is effected) or until the distribution described in the registration statement relating thereto has been completed, whichever shall first occur;

(b)

in connection with the preparation and filing of a registration statement, give the Holder, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder’s and such underwriters’ respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act;

(c)

furnish to the Holder and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and other documents incident thereto as such underwriters and the Holder from time to time may reasonably request;

(d)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(e)

register or qualify the Registrable Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be requested by the Holder for the distribution of the Registrable Securities covered by the registration statement to be sold by the Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)

enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holder and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten, in whole or in part; provided that the Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Holder shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Holder and the Holder’s intended method of distribution and any other representation or warranty required by law;

(g)

notify the Holder at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)

furnish, at the request of the Holder on the date that any Registrable Securities are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the u! nderwriters, if any, and to the Holder; and

(i)

list all Registrable Securities covered by such registration statement on such securities exchange as may be mutually agreed upon by the parties.

ARTICLE VI

INDEMNIFICATION

6.1

Indemnification by the Company.  In the event of any registration of any Registrable Securities pursuant to this Agreement under the Securities Act, the Company will, and hereby does, indemnify and hold harmless each participating Holder, each of its directors, officers and controlling persons, if any, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, to which such participating Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Secu! rities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse each participating Holder and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, f! inal prospectus, summary prospectus, amendment or supplement ! in reliance upon and in conformity with written information furnished to the Company by any participating Holder, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any participating Holder or any such underwriter or controlling person and shall survive the transfer of such securities by the Holder.

6.2

Indemnification by Participating Holders.  Each of the participating Holders whose Registrable Securities are included or to be included in any registration statement, as a condition to including Registrable Securities in such registration statement, agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statem! ent or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any participating Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The obligation to provide indemnification pursuant to this Section 6.2 shall be several, and not joint and several, among such participating Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or any such underwriter or controlling person and shall survive the transfer of such securities by any participating Holder.

6.3

Notices of Claims.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1 or 6.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.1 or 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respe! ct of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party may participate in such defense at the indemnified party’s expense and provided, further, that all indemnified parties shall have the right to employ one counsel to represent them if, in the reasonable judgment of such indemnified parties, it is advisable for them to be represented by separate counsel by reason of having ! legal defenses which are different from or in addition to tho! se available to the indemnifying party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all l! iability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

6.4

Other Indemnification.  Indemnification similar to that specified in the preceding Sections of this Article VI (with appropriate modifications) shall be given by the Company and any participating Holder with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

6.5

Indemnification Payments.  The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6

Contribution.  If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability (a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission); or (b) if the allocation provided by clause (! a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount otherwise payable hereunder, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

INFORMATION BY PARTICIPATING HOLDERS

7.1

Information Regarding Participating Holders.  If any Registrable Securities are included in any registration, each participating Holder shall furnish to the Company and any applicable underwriter such information regarding such Holder and the distribution proposed by such Holder as the Company or such underwriter may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

ARTICLE VIII

RULE 144 AND RULE 145 SALES

8.1

Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities (and shares of Common Stock held by any Holder which are eligible for sale or distribution under Rule 144 (or any successor provision) and Rule 145 (or any successor provision) promulgated under the Securities Act) to the public without registration or through short form registration forms the Company agrees to:

(a) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(b) furnish to each Holder, so long as such Holder owns any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144 and Rule 145), forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and Rule 145, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission permitting such Holder to sell any such securities without registration.

(c) Rule 144 and Rule 145 Sales.  In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities (or any shares of Common Stock which are eligible for sale or distribution under Rule 144 and Rule 145) pursuant to Rule 144 and Rule 145, upon the delivery to the Company of an opinion of counsel to the Holder (such counsel to be reasonably satisfactory to the Company) to the effect that such securities may be sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions can be removed upon the consummation of such sale, the Company shall provide such Holder with certificates representing the Common Stock, free and clear of all transfer restrictions and legends. The Company agrees promptly to deliver such leg! end-free certificates to the Holder for such number of shares of Common Stock and registered in such names as the Holder may reasonably request.

ARTICLE IX

TRANSFER OF RIGHTS

9.1

Transfer or Assignment.  The rights granted hereunder by the Company may be assigned or otherwise conveyed to the respective transferees of the Shareholders. It shall be a condition to any Transfer that (a) such Transfer is effected in accordance with applicable federal and state securities laws, (b) such transferee or assignee becomes a party to this Agreement or agrees in writing to be subject to the terms hereof to the same extent as if it were the Holder hereunder, and (c) the Company is given written notice by the Holder of said Transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned.

ARTICLE X

TERMINATION

10.1

Termination.  This Agreement and the rights provided hereunder shall terminate and be of no further force and effect with respect to each Holder on the earlier of the date such Holder shall no longer hold any Registrable Securities.

ARTICLE XI

MISCELLANEOUS

11.1

Remedies for Breach.  It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements herein, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Agreement would otherwise be entitled.

11.2

Successors and Assigns.  Subject to the provisions of Section 9.1, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the parties If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

11.3

Notices.  All notices and other communications provided for hereunder shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid or delivered in person or by courier, telecopier or electronic mail, and shall be deemed to have been duly given when received, by the party to whom such notice is to be given at its address set forth below, or at such other address for the party as shall be specified by notice given pursuant hereto:

(a)

if to the Company, to:

Acetex Corporation
750 World Trade Center
999 Canada Place
Vancouver, British Columbia
Canada
Attention:  Brooke Wade

with a copy to:

Burnet Duckworth & Palmer LLP
350 Seventh Avenue, SW
Calgary, Alberta
Canada
Attention:  David Ross

(b)

if to a Holder, to:

Perry Capital LLC
599 Lexington Avenue
New York, NY 10022
Attention: Richard C. Perry

with a copy to:

Cadwalader, Wickersham & Taft
100 Maiden Lane New York, NY 10038
Attention: Dennis J. Block, Esq.

11.4

Governing Law.  This Agreement and any controversy or claim arising out of or relating to this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws.

11.5

Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.6

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 11.6.

11.7

Severability.  In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

11.8

Headings.  The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

11.9

Gender and Other References.  Unless the context clearly indicates otherwise, the use of any gender pronoun in this Agreement shall be deemed to include all other genders, and singular references shall include the plural and vice versa.

11.10

Cooperation in Private Resales.  The Company shall reasonably cooperate with any Holder who seeks to sell any Registrable Securities in a transaction exempt from the requirements of the Securities Act, including any private placement or block trade. Such cooperation shall include, without limitation, assisting the Holder by providing information regarding the Company and reasonable access to Company facilities and personnel to potential buyers of Registrable Securities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ACETEX CORPORATION

Per:

(signed) "Brooke N. Wade"

Name: Brooke Wade

Title:

Chairman & Chief Executive Officer

PERRY PARTNERS L.P. BY PERRY CORP., ITS GENERAL PARTNER

Per:

(signed) "Randall Borkenstein"

Name: Randall Borkenstein

Title:

Managing Director and Chief Financial Officer

PERRY PARTNERS INTERNATIONAL, INC. BY PERRY CORP., ITS INVESTMENT MANAGER

Per:

(signed) "Randall Borkenstein"

Name: Randall Borkenstein
Title:

Managing Director and Chief

Financial Officer

Exhibit 2.1

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT is made as of June 20, 2003,

AMONG

ACETEX CORPORATION, a body corporate existing under the laws of Alberta with its head office in the City of Vancouver, in the Province of British Columbia (hereinafter called "Acetex")

AND

2028569 ONTARIO LIMITED, a body corporate existing under the laws of Ontario with its registered office in the City of Toronto, in the Province of Ontario (hereinafter called "Acetex Sub")

AND

AT PLASTICS INC., a body corporate existing under the laws of the Province of Ontario with its head office in the City of Brampton, in the Province of Ontario (hereinafter called "AT Plastics")

WHEREAS Acetex and AT Plastics wish to propose a combination of their businesses;

AND WHEREAS the parties hereto intend to carry out the transactions contemplated herein by way of an amalgamation of AT Plastics and Acetex Sub pursuant to which the shareholders of AT Plastics will dispose of their shares and receive shares of Acetex.

AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such amalgamation;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree as follows.

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, unless the context otherwise requires:

"Acetex Option Plan" means the Acetex Employee Stock Option Plan, as amended and restated effective August 17, 2000;

"Acetex Shares" means common shares in the capital of Acetex;

"Acetex Shareholders" means the holders of Acetex Shares;

"Acetex Sub" means 2028569 Ontario Limited;

"Acetex Substitute Warrants #1" and "Acetex Substitute Warrants #2" means those warrants to acquire Acetex Shares as set out in Schedule E hereto;

"Acquisition Proposal" means any merger, amalgamation, consolidation, arrangement, business combination, recapitalization, take-over bid, sale of material assets, material sale of treasury shares or rights or interests therein or thereto (other than a public offering of treasury shares) or similar transactions involving Acetex or AT Plastics or any Material Subsidiary of Acetex or AT Plastics, or a proposal to do so, excluding the Amalgamation;

"Amalgamation" means the amalgamation involving AT Plastics and Acetex Sub pursuant to the provisions of Section 175 of the OBCA, on the terms and conditions set forth in herein;

“Amalgamated Corporation” means the corporation continuing on the amalgamation of Acetex Sub and AT Plastics;

"Articles of Amalgamation" means the articles of amalgamation in form attached as Schedule A hereto;

"AT Plastics Amalgamation Resolution" means the special resolution of AT Plastics Shareholders approving the Amalgamation;

"AT Plastics Circular" means the management information circular to be prepared and sent to the AT Plastics Shareholders in connection with the AT Plastics Meeting;

"AT Plastics Meeting" means the special meeting of AT Plastics Shareholders to approve the Amalgamation;

"AT Plastics Option Plan" means the AT Plastics Employee Stock Option Plan, as amended and restated May 1, 2002;

"AT Plastics Optionholders" means the holders of AT Plastics Options;

"AT Plastics Options" means AT Plastics Employee Stock Options;

"AT Plastics Shareholders" means the holders of AT Plastics Shares;

"AT Plastics Shares" means the common shares in the capital of AT Plastics;

"AT Plastics Support Obligations" means those obligations described in Schedule F hereto

"AT Plastics Warrants" means warrants outstanding pursuant to Warrant Certificates dated June 2, 2003 entitling Peninsula Funds III, L.P to acquire 4,240,568 AT Plastics Shares at a price of $1.57 per share and Connecticut General Life Insurance Company; to acquire 843,113 AT Plastics Shares at a price of $.72 per share;

"AT Plastics Warrantholders" means Peninsula Fund III, L.P. and Connecticut General Life Insurance Company;

"business day" means any day, other than Saturday, Sunday and a statutory holiday in the Province of Ontario;

"Competition Act" means the Competition Act, R.S.C. 1985, c. C-34, as amended;

"Confidentiality Agreement" means the Confidentiality Agreement dated April 5, 2003 between Acetex and AT Plastics;

“Depository” means Computershare Trust Company, or any successor thereto;

"Director" means the Director of Corporations appointed pursuant to Section 278 of the OBCA;

"Effective Date" means the date upon which the Amalgamation becomes effective under the OBCA;

"Encumbrance" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"Environmental Approvals" means all permits, certificates, licenses, authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Entities pursuant to Environmental Laws;

"Environmental Laws" means all applicable Laws, including applicable common laws, relating to the protection of the environment and employee and public health and safety;

"Governance Arrangements" means the arrangements set forth in Schedule D hereto;

"Governmental Entity" means any (a) multi-national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any applicable Environmental Law;

"Laws" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Entity;

"Lender Consents" means the consents of the lenders to AT Plastics to the Amalgamation;

"Letter of Transmittal" means the letter of transmittal sent by AT Plastics to the AT Plastics Shareholders concurrently with the sending of the AT Plastics Circular for the AT Plastics Meeting;

"material adverse change" or "material adverse effect" means, when used in connection with Acetex or AT Plastics, any change, effect, event, occurrence or change in a state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such Party and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence or change in a state of facts principally caused by a change, effect, event, occurrence or change in a state of facts in (i) the Canadian or United States economies or financial, currency exchange, securities or commodities markets in general, (ii) the trading price of the Acetex Shares or AT Plastics Shares, respectively, or other securities of Acetex or AT Plastics immediately following and reasonably attributable to the announc! ement of this Agreement and the transactions contemplated hereby, (iii) the chemical manufacturing industry in general, and (iv) specific matters disclosed in the disclosure memoranda delivered pursuant to Section 1.10;

"Material Subsidiary" in respect of a Party means a Subsidiary of that Party the total assets of which constitute more than 10% of the consolidated assets of the Party or the total revenues of which constitute more than 10% of the consolidated revenues of that Party, in each case based on the unaudited interim financial statements for the three months ended March 31, 2003;

"Meeting Date" means August 1, 2003 or such other date as the parties may agree upon;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B-16, as may be amended;

"Parties" means Acetex, Acetex Sub and AT Plastics and "Party" means any one of them;

"Returns" means all material reports, information statements and returns relating to or as required to be filed in connection with any Taxes;

"Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

"Superior Proposal" shall have the meaning as set forth in Section 5.5(a);

"Tax Act" means the Income Tax Act, R.S.C. 1985, c. 1 (5th supp.), as amended; and

"Taxes" means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Entity; which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal, state and provincial income taxes), capital taxes, payroll and employee withholding taxes, unemployment insurance, social insurance taxes (including Canada Pension Plan payments), sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, pension assessment and other governmental charges, and other obligations of the same or of a similar na! ture to any of the foregoing, which one of the Parties or any of its Subsidiaries is required to pay, withhold or collect.

1.2

Interpretation

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party will not be applicable in the interpretation of this Agreement.

1.3

Article References

Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.4

Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any Governmental Entity).

1.5

Date for Any Action

If the date on which any action is required to be taken hereunder by any of the Parties is not a day of business in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a day of business in such place.

1.6

Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.7

Schedules

Schedules A, B, C, D, E and F annexed to this Agreement; being the Articles of Amalgamation, the representations and warranties of Acetex and AT Plastics, Governance Arrangements, Acetex Substitute Warrants #1 and #2 and AT Plastics Support Obligations respectively, are incorporated by reference into this Agreement and form a part hereof.

1.8

Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature required to be made shall be made in a manner consistent with, Canadian generally accepted accounting principles.

1.9

Material

The terms "material" and "materially" shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a Party and its Subsidiaries, taken as a whole, or would significantly impede the ability to complete the Amalgamation in accordance with this Agreement.

1.10

Disclosure

Where in this Agreement reference is made to disclosure in writing, or disclosed in writing on or prior to the date hereof, such disclosure shall be made in writing in separate memorandum, dated the date hereof and signed by an officer of each of Acetex or AT Plastics, as the case may be, and delivered to the other immediately prior to the execution of this Agreement. Such disclosure memoranda shall make specific reference to the applicable Sections and paragraphs of this Agreement in respect of which such disclosure is made.

ARTICLE 2
THE COMBINATION

2.1

Amalgamation

(a)

Subject to the terms and conditions hereof:

(i)

AT Plastics and Acetex Sub shall amalgamate pursuant to the provisions of section 175 of the OBCA and the Articles of Amalgamation shall be filed;

(ii)

Shareholders of AT Plastics shall receive 1/6 of an Acetex Share for each AT Plastics Share held;

(iii)

Acetex shall receive one share of the Amalgamated Corporation for each share of Acetex Sub held.

(b)

On the Effective Date each AT Plastics Option will, without any further action on the part of any AT Plastics Optionholder, become an option (remaining under the AT Plastics Option Plan) to purchase the number of Acetex Shares determined by dividing the number of AT Plastics Shares subject to the particular AT Plastics Option at the Effective Date by 6, at an exercise price per Acetex Shares equal to the exercise price per share in the particular AT Plastics Option at the Effective Time multiplied by 6. If the foregoing calculation results in an option being exercisable for a fraction of an Acetex Share then the number of Acetex Shares subject to such option will be rounded down to the nearest whole number of shares, and the exercise price per whole Acetex Share will be as determined above. The obligations of AT Plastics under the AT P! lastics Options so converted shall be assumed by Acetex and Acetex shall be substituted for AT Plastics under the AT Plastics Option Plan, the address for exercise of such converted options shall be the registered office of Acetex in Calgary, Alberta, Attention: Corporate Secretary, and the AT Plastics Options will be further modified as necessary to effect such conversion. Except as provided in this subsection, the term, exerciseability and all other terms and conditions of the AT Plastics Options in effect at the Effective Date shall govern the AT Plastics Options as so converted.

(c)

On the Effective Date the AT Plastics Warrants shall be cancelled and extinguished and in consideration therefore Peninsula Fund III, L.P. shall be entitled to receive Acetex Substitute Warrant #1 entitling it to acquire 706,760 Acetex Shares at an exercise price equal to the closing price of the Acetex Shares on the Toronto Stock Exchange on the Effective Date or if there is no closing price on the Effective Date the next day on which there is a trade on the Toronto Stock Exchange and Connecticut General Life Insurance shall be entitled to receive Acetex Substitute Warrant #2 entitling it to acquire 141,352 Acetex Shares at an exercise price of $4.32.

(d)

As of the Effective Date:

(i)

An AT Plastics Shareholder who is entitled to dissent with respect to the Amalgamation in accordance with the OBCA and who duly exercises such right; and

(A)

is ultimately entitled to be paid fair value for such shareholder’s AT Plastics Shares shall be deemed to have transferred such shares to the Amalgamated Corporation for cancellation on the Effective Date; or

(B)

is ultimately not entitled to be paid fair value for such shareholder’s AT Plastics Shares, for any reason, shall be deemed to have participated in the Amalgamation on the same basis as at and from the Effective Date as any other non-dissenting AT Plastics Shareholder;

(ii)

Acetex shall not be required to recognize AT Plastics Shareholders described in paragraph 2.1(c)(i)(A) above as holding AT Plastics Shares on or after the Effective Date and the names of such holders shall be deleted from the registers of AT Plastics;

(iii)

The Amalgamated Corporation will possess all of the property, rights and assets of each of Acetex Sub and AT Plastics and will assume all of their respective obligations;

(iv)

The first director of the Amalgamated Corporation shall be Brooke N. Wade Vancouver, British Columbia;

(v)

The by-laws of the Amalgamated Corporation shall be the by-laws of Acetex Sub;

(vi)

The registered office of the Amalgamated Corporation shall be Suite 1800 BCE Place, 181 Bay Street, Toronto, Ontario M5J 2T9.

2.2

Issuance of Certificates Representing Acetex Shares

At or promptly after the Effective Date, Acetex shall deposit with the Depository, for the benefit of the former AT Plastics Shareholders who exchanged AT Plastics Shares pursuant to the Amalgamation, certificates representing the Acetex Shares issued pursuant to the Amalgamation. Upon surrender to the Depository, at any of its offices specified in the Letter of Transmittal, of a certificate which prior to the Effective Date represented outstanding AT Plastics Shares, and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depository shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Acetex Shares which such holder received pursuant! to the Amalgamation (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of AT Plastics Shares which is not registered in the transfer records of AT Plastics, a certificate representing the proper number of Acetex Shares (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) shall be delivered to a transferee if the certificate formerly representing such AT Plastics Shares is presented to the Depository at its offices as aforesaid, accompanied by the foregoing documents together with all other documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 2.2, each certificate which prior to the Effective Dat! e represented outstanding AT Plastics Shares shall be deemed ! at any time after the Effective Date, to represent only the right to receive upon such surrender (a) the certificate representing Acetex Shares as contemplated by this Section 2.2, (b) a cash payment in lieu of any fractional Acetex Shares as contemplated by Section 2.4, and (c) any dividends or distributions with a record date on or after the Effective Date theretofore paid or payable with respect to Acetex Shares as contemplated by Section 2.3.

2.3

Dividends and Other Distributions

No dividends or other distributions declared or made on or after the Effective Date with respect to the Acetex Shares with a record date on or after the Effective Date shall be paid to the holder of any certificates formerly representing outstanding AT Plastics Shares which are not surrendered pursuant to Section 2.2 and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 (and no interest will be earned and payable thereon), unless and until the certificate representing such AT Plastics Shares shall be surrendered in accordance with Section 2.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the holder of the Acetex Shares issued pursuant to the Amalgamation, i! n all cases without interest, (a) the amount of any cash payable in lieu of a fractional Acetex Shares to which such holder is entitled pursuant to Section 2.4, (b) the amount of dividends or other distributions with a record date on or after the Effective Date theretofore paid with respect to such Acetex Shares, and (c) the amount of dividends or other distributions with a record date on or after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such Acetex Shares.

2.4

No Fractional Shares

No certificates or scrip representing fractional Acetex Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 2.2, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of Acetex. In lieu of any such fractional interests, each person entitled thereto, will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the average of the closing trading price for Acetex Shares on the Toronto Stock Exchange for the first three trading days on which Acetex Shares are traded following the Effective Date, such amount to be provided to the Depository by Acetex upon request.

2.5

Lost Certificates

If any certificate which prior to the Effective Date represented outstanding AT Plastics Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depository will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Acetex Shares (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) deliverable in respect thereof as determined in accordance with Section 2.2.  When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Acetex Shares are to be issued shall, as a condition precedent to the issuance! thereof, give a bond satisfactory to Acetex and its transfer agent, in such sum as Acetex may direct or otherwise indemnify Acetex and its transfer agent in a manner satisfactory to Acetex and its transfer agent against any claim that may be made against Acetex or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

2.6

Extinguishment of Rights

Any certificate which prior to the Effective Date represented outstanding AT Plastics Shares and has not been deposited on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or a holder of Acetex Shares or AT Plastics Shares. On such date, the Acetex Shares (and any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Acetex, together with all entitlements to dividends, distributions, cash and interest thereon held for such former holder, for no consideration, and such shares and rights shall thereupon be can! celled and the name of the former registered holder shall be removed from the register of holders of such shares.

2.7

Converted AT Plastics Option

As soon as practical after the Effective Date, Acetex shall confirm in writing to each of the former holders of AT Plastics Options the terms of their options for Acetex Shares into which their AT Plastics Options have been converted pursuant to subsection 2.1(b).

2.8

AT Plastics Meeting

Subject to compliance with the terms and conditions contained herein, AT Plastics shall call the AT Plastics Meeting on August 1, 2003, or such other date as the Parties may agree to for the purpose of considering and, if deemed advisable:

(a)

approving by a special resolution at the AT Plastics Meeting the AT Plastics Amalgamation Resolution in accordance with the terms and conditions hereof; and

(b)

passing such other resolutions as Acetex and AT Plastics may agree are necessary or desirable for the purposes hereof.

2.9

AT Plastics Directors' Approval

(a)

AT Plastics represents as of the date hereof that its Board of Directors, after considering the Amalgamation, has determined unanimously that:

(i)

the Amalgamation is fair to AT Plastics Shareholders  and AT Plastics Optionholders and is in the best interests of AT Plastics; and

(ii)

it will recommend in the AT Plastics Circular that AT Plastics Shareholders vote in favour of the AT Plastics Amalgamation Resolution;

(b)

AT Plastics represents as of the date hereof that its Board of Directors has received an opinion from W. Y. Campbell & Company, financial advisors to AT Plastics, to the effect that the consideration to be received by the AT Plastics Shareholders and AT Plastics Optionholders under the Amalgamation is fair to AT Plastics Shareholders and AT Plastics Optionholders from a financial point of view, subject, in each case, to the assumptions and limitations described in such opinion; and

(c)

AT Plastics represents as of the date hereof that its directors, Chief Executive Officer and Chief Financial Officer have advised it that they intend to vote all AT Plastics Shares held by them in favour of the AT Plastics Amalgamation Resolution and will, accordingly, so represent in the AT Plastics Circular.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF ACETEX

3.1

Representations and Warranties

Acetex hereby makes to AT Plastics the representations and warranties as set forth in Schedule B to this Agreement and acknowledges that AT Plastics is relying upon those representations and warranties in connection with entering into this Agreement.

3.2

Investigation

Any investigation by AT Plastics and its advisors shall not mitigate, diminish or affect the representations and warranties of Acetex pursuant to this Agreement.

3.3

Survival of Representations and Warranties

The representations and warranties of Acetex contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated and extinguished upon the Amalgamation becoming effective.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF AT PLASTICS

4.1

Representations and Warranties

AT Plastics hereby makes to Acetex the representations and warranties as set forth in Schedule C to this Agreement and acknowledges that Acetex is relying upon those representations and warranties in connection with entering into this Agreement.

4.2

Investigation

Any investigation by Acetex and its advisors shall not mitigate, diminish or affect the representations and warranties of AT Plastics pursuant to this Agreement.

4.3

Survival of Representations and Warranties

The representations and warranties of AT Plastics contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated and extinguished upon the Amalgamation becoming effective.

ARTICLE 5
COVENANTS

5.1

Corporate Governance

The Parties agree to use their best efforts to cause the Governance Arrangements set out in Schedule D, including without limitation, the matters contained in Section 1 of Schedule D, to become effective upon the Amalgamation becoming effective or immediately thereafter.

5.2

Consultation

Acetex and AT Plastics agree to consult with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Amalgamation and in making any filing with any Governmental Entity or with any stock exchange with respect thereto. Each Party shall use all reasonable commercial efforts to enable the other Party to review and comment on all such press releases prior to the release thereof and to enable the other Party to review and comment on such filings prior to the filing thereof. The Parties agree to issue jointly a press release with respect to this Agreement as soon as practicable, in a form acceptable to both Parties.

5.3

Mutual Covenants

Each of the Parties covenants and agrees that, except as contemplated in this Agreement or the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

(a)

except as previously disclosed in writing to, or with the prior written consent of, the other Party hereto, it shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action except in, the usual, ordinary and regular course of business and consistent with past practices;

(b)

except as previously disclosed in writing to the other Party, including in paragraph 2 of Schedule C hereto or except in respect of internal transactions involving a Party and its wholly-owned Subsidiaries or among such Subsidiaries, it shall not, without the prior written consent of the other Party hereto, which shall not be unreasonably withheld or delayed, directly or indirectly, including through a Subsidiary, do or permit to occur any of the following:

(i)

issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

(A)

any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of it or any of its Subsidiaries, except pursuant to the exercise of stock options currently outstanding or under existing share issuance plans which have been disclosed to the other Party to this Agreement and except for stock options issued to new hires in accordance with past practices and shares issued in respect thereof; and as Acetex may deem appropriate or necessary for purposes of refinancing the debt of the Amalgamated Corporation; or

(B)

except in the usual, ordinary and regular course of business and consistent with past practice, any material assets of it or any of its Material Subsidiaries;

(ii)

amend or propose to amend its articles or by-laws or those of any of its Material Subsidiaries;

(iii)

split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares;

(iv)

redeem, purchase or offer to purchase (or permit any of its Material Subsidiaries to redeem, purchase or offer to purchase) any shares or other securities of it or any of its Material Subsidiaries, unless otherwise required by the terms of such securities;

(v)

reorganize, amalgamate or merge it or any of its Material Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

(vi)

except in the usual, ordinary and regular course of business and consistent with past practice, acquire, agree to acquire, dispose of or agree to dispose of any person, corporation, partnership, joint venture or other business organization or division or acquire, agree to acquire, dispose of or agree to dispose of any assets, which, in each case, are individually or in the aggregate material;

(vii)

except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities which are individually or in the aggregate material; (B) relinquish any contractual rights which are individually or in the aggregate material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments; or

(viii)

except in the usual, ordinary and regular course of business and consistent with past practice, and except for the purpose of the renewal of or the replacement of existing credit facilities where such renewal or replacement facilities are for a principal amount approximately the same as or less than the principal amount of the facilities renewed or replaced, incur or commit to provide guarantees, incur any indebtedness for borrowed money or issue any amount of debt securities which are individually or in the aggregate material;

(c)

except as may be required under the Lender Consents, without the prior written consent of the other Party hereto, which shall not be unreasonably withheld or delayed, it shall not, and shall cause each of its Subsidiaries not to:

(i)

other than as previously disclosed in writing to the other Party hereto or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it or any Subsidiary;

(ii)

other than as previously disclosed in writing to the other Party hereto or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees of it or any of its Subsidiaries who are not officers or directors, take any action with respect to the entering into or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any! increase of benefits payable (provided that Acetex consents to the acceleration of vesting of all options under the AT Plastics Option Plan upon the Amalgamation becoming effective); or

(iii)

except as set forth in the Parties' previously approved respective capital budgets (copies of which have been previously provided to the other Party), incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding $250,000;

(d)

it shall use its reasonable commercial efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate have a material adverse effect, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(e)

it shall:

(i)

use its reasonable commercial efforts, and cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

(ii)

not take any action, or permit any of its Subsidiaries to take any action that would interfere with or be inconsistent with the completion of the transactions contemplated hereunder or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date if then made (other than a change of recommendation in accordance with Section 5.4 and the communication of such change); and

(iii)

promptly notify the other Party to this Agreement of any material adverse change, or any change which could reasonably be expected to become a material adverse change, in respect of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(f)

except in connection with the Lender Consents, it shall not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Amalgamation prior to the Effective Date without the prior written consent, not to be unreasonably withheld or delayed, of the other Party to this Agreement;

(g)

except in the usual, ordinary and regular course of business and consistent with past practice, or except as previously disclosed in writing to the other Party hereto or as required by applicable Laws, it and its Subsidiaries shall not enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would be material to a Party hereto or which would have a material adverse effect on a Party hereto;

(h)

it shall use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Amalgamation, including using its reasonable commercial efforts to:

(i)

obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

(ii)

obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Laws;

(iii)

effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Amalgamation and participate and appear in any proceedings of either Party before Governmental Entities in connection with the Amalgamation;

(iv)

oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby or by the Amalgamation;

(v)

fulfill all conditions and satisfy all provisions of this Agreement and the Amalgamation, including delivery of the certificates of their respective officers contemplated by Section 6.2 and Section 6.3; and

(vi)

cooperate with the other Party to this Agreement in connection with the performance by it of its obligations hereunder;

(vii)

it shall not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Amalgamation (other than a change of recommendation in accordance with Section 5.4 and the communication of such change);

(i)

subject to the Confidentiality Agreement and Section 5.7, it will, in all material respects, conduct itself so as to keep the other Parties to this Agreement fully informed as to the material decisions required to be made or actions required to be taken with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained or is with respect to customer specific or competitively sensitive information relating to areas or projects where Acetex and AT Plastics are competitors;

(j)

it shall discuss and consider such Pre-Amalgamation Steps as may be proposed by the other Party hereto and implement such Pre-Amalgamation Steps that it considers to be in the best interests of its shareholders, provided such steps are agreed to in writing by the other Party hereto;

(k)

it shall make or cooperate as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Laws; and

(l)

it shall use its reasonable commercial efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct in all material respects on and as of the Effective Date as if made thereon.

5.4

Recommendation of Boards of Directors

The AT Plastics Circular shall include the recommendation and representation of the AT Plastics Board of Directors to its security holders in respect of the Amalgamation as set out in Section 2.9. Notwithstanding any other provision of this Agreement, the Board of Directors of AT Plastics may change its recommendation to its securityholders in respect of the Amalgamation from that set forth in Sections 2.9, if such Board concludes, in good faith, after receiving the advice of outside counsel and financial advisors that is reflected in the minutes of a meeting of the Board, that such action is necessary for such Board to act in a manner consistent with its fiduciary duty or applicable Laws and, in the event that Sections 5.5, 5.6 or 8.2 are applicable, if such Party and its Board are in compliance with those sections and such Party has p! aid any fee applicable under Article 8. The foregoing shall not relieve the Board of Directors of AT Plastics from its obligation to proceed to call and hold the AT Plastics Meeting, solicit proxies for such meeting and to hold the vote of AT Plastics Shareholders.

5.5

Mutual Covenant Regarding Non-Solicitation

(a)

Neither Acetex nor AT Plastics, nor their respective Subsidiaries shall, directly or indirectly, through any officer, director, employee, representative or agent of Acetex or AT Plastics, as the case may be, solicit, initiate, invite or knowingly encourage (including by way of furnishing confidential information or entering into any form of agreement, arrangement or understanding) the initiation of or participate in, any inquiries or proposals regarding an Acquisition Proposal, provided that nothing contained in this Section 5.5 or other provisions of this Agreement shall prevent the Board of Directors of Acetex or AT Plastics from considering, negotiating, approving or recommending to its shareholders an agreement in respect of an unsolicited bona fide written Acquisition Proposal (i) in respect of which any required financing has bee! n demonstrated to the satisfaction of the Board of Directors of the Party subject to the Acquisition Proposal, acting in good faith, to be reasonably likely to be obtained, (ii) which is not subject to a due diligence access condition which allows access to the books, records and personnel of a Party hereto or any of its Subsidiaries or their representatives beyond 5:00 p.m. (Eastern Daylight Time) on the third business day after which access is afforded to the person making the Acquisition Proposal (provided, however, the foregoing shall not restrict the ability of such person to continue to review the information provided); (iii) in respect of which the Board of Directors of the Party subject to the Acquisition Proposal determines (having consulted outside counsel) that in the exercise of its fiduciary duty it would be necessary for such Board of Directors to take such action in order to avoid breaching its fiduciary duties; and (iv) in respect of which the Board of Direct! ors of the Party subject to the Acquisition Proposal determin! es in good faith, after consultation with financial advisors, if consummated in accordance with its terms, would result in a transaction more favourable to its shareholders than the Amalgamation (any such Acquisition Proposal that satisfies clauses (i) through (iv) above being referred to herein as a "Superior Proposal").

(b)

Subject to the ability of the Parties to carry on business in accordance with Section 5.3, Acetex and AT Plastics shall continue to refrain from participating in any discussions or negotiations with any parties (other than the other Party hereto) with respect to any potential Acquisition Proposal. Acetex and AT Plastics agree not to release any third party from any confidentiality agreement in respect of an Acquisition Proposal to which such third party is a party. Acetex and AT Plastics further agree not to release any third party from any standstill agreement to which such third party is a party, unless such third party has made a Superior Proposal. Acetex and AT Plastics shall immediately request the return or destruction of all confidential information provided to any third parties who have previously entered into a confidentiality! agreement in respect of an Acquisition Proposal with Acetex or AT Plastics, as the case may be, and shall use all reasonable efforts to ensure that such requests are honoured.

(c)

Each of Acetex and AT Plastics shall immediately notify the other Party (orally and in writing) of any future Acquisition Proposal of which such Party's directors or senior officers become aware, or any amendments to the foregoing, or any request for non-public information relating to Acetex or AT Plastics, as the case may be, or any of such Party's Material Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records or for a list of the shareholders of such Party or any Material Subsidiary by any person or entity that informs such Party or such Material Subsidiary that it is considering making an Acquisition Proposal. Such notice shall include a copy, of all written communications and a description of the material terms and conditions of any proposal and provide such details of the proposa! l, inquiry or contact as the other Party hereto may reasonably request, including without limitation the identity of the person and controlling person, if any, making such proposal, inquiry or contact.

(d)

If Acetex or AT Plastics receives a request for material non-public information from a person who proposes a bona fide Acquisition Proposal in respect of Acetex or AT Plastics, and the Board of Directors of such Party determines that such proposal would be a Superior Proposal pursuant to Section 5.5(a), assuming the satisfactory outcome of a due diligence condition which conforms to Section 5.5(a), then, and only in such case, the Board of Directors may, subject to the execution of a confidentiality agreement containing a standstill provision substantially similar to that contained in Article 7 of the Confidentiality Agreement (provided, however, the person making the Acquisition Proposal shall not be precluded thereunder from making the Acquisition Proposal as proposed) and provided such Party sends a copy of any such confidentiality ! agreement to the other Party immediately upon its execution, only provide such person with access, in accordance with Section 5.5(a) to the same information previously provided to the other Party. The Party providing access shall provide the other Party with a list of the information provided to the person making the Superior Proposal.

(e)

Each Party hereto shall ensure that its directors and officers and its Subsidiaries and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section, and it shall be responsible for any breach of this Section 5.5 by its financial advisors or other advisors or representatives.

5.6

Notice of Superior Proposal Determination

Neither Acetex nor AT Plastics shall accept, approve or recommend or enter into any agreement (except for a confidentiality agreement pursuant to Section 5.5(d)) in respect of an Acquisition Proposal on the basis that it constitutes a Superior Proposal unless (i) it has provided the other Party hereto with a copy of the Acquisition Proposal document which has been determined to be a Superior Proposal, with such deletions as are necessary to protect confidential portions of such Acquisition Proposal document, provided that the material terms, conditions and the identity of the person, and controlling person, if any, making the Acquisition Proposal may not be deleted; (ii) five (5) business days (the "Notice Period") shall have elapsed from the later of the date the other Party received notice of the determination to accept, app! rove or recommend an agreement in respect of such Acquisition Proposal, and the date such Party received a copy of the Acquisition Proposal document; (iii) it has paid to the other Party the fee payable under Sections 8.1 or 8.2, as the case may be; and (iv) it concurrently terminates this Agreement pursuant to Sections 9.1(e) or (f), as the case may be. During the Notice Period, the Party receiving or subject to the Superior Proposal shall provide a reasonable opportunity to the other Party to consider, discuss and offer such adjustments in the terms and conditions of this Agreement as would enable the Party receiving the Superior Proposal to proceed with its recommendation to securityholders with respect to the Amalgamation; provided however that any such adjustment shall be at the discretion of the Parties at the time. The Board of Directors of the Party receiving or subject to the Superior Proposal will review in good faith any offer made by the other Party to amend the ! terms of this Agreement in order to determine, in its discret! ion, as part of its exercising its fiduciary duties, whether the proposed amendments would, upon acceptance, result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of the Party determines that the Superior Proposal would cease to be a Superior Proposal, it will so advise the other Party and will accept the offer by the other Party to amend the terms of this Agreement and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing. If the Board of Directors of the Party subject to or receiving the Superior Proposal continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects the amendments offered by the other Party hereto, that Party may, subject to the terms of this Agreement including the payment of applicable fees under Article 8, accept, approve, recommend or ! enter into an agreement, understanding or arrangement in respect of such Superior Proposal. Each successive material modification of any Acquisition Proposal or a Superior Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 5.6 and shall require a five (5) business day Notice Period from the date such amendment is communicated to the other Party hereto (other than an amendment to improve upon a Superior Proposal in respect of which the other Party has been provided with an opportunity to amend the terms of this Agreement and such Superior Proposal has not ceased to be a Superior Proposal prior to the proposed amendment). Information provided hereunder shall constitute confidential information under the Confidentiality Agreement.

5.7

Access to Information

Subject to the Confidentiality Agreement and applicable Laws, upon reasonable notice, AT Plastics shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") of Acetex access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, AT Plastics shall (and shall cause each of its Subsidiaries to) furnish promptly to Acetex all information concerning its business, properties and personnel as Acetex may reasonably request. Subject to the Confidentiality Agreement and applicable Laws, upon reasonable notice, Acetex shall (and shall c! ause each of its Subsidiaries to) provide the same access to AT Plastics and its Representatives on the same terms and conditions. Nothing in the foregoing shall require Acetex or AT Plastics to disclose information subject to a written confidentiality agreement with third parties or competitively sensitive information relating to areas or projects where Acetex and AT Plastics are competitors. For greater certainty, until the earlier of the Effective Date and the termination of this Agreement, access to and exchange of competitively sensitive confidential information ("Confidential Data") as between the Parties shall be limited to that which is reasonably necessary for the purposes of securing all necessary regulatory approvals, the preparation and settlement of definitive documents and the advancement of the Amalgamation as contemplated herein and shall be further limited such that the dissemination of such Confidential Data shall be confined to those representati! ves of the Parties and their advisors who have a need to know! such information for these purposes and who agree to respect such confidentiality in their dealings with such Confidential Data. In particular, with reference to access to and the sharing of Confidential Data of one Party with representatives of the other Party for the purposes of preparing any filings or submissions under the Competition Act in respect of the Amalgamation, the general principle which shall be applied is that such information shall be made available to, exchanged or shared with counsel to the Parties rather than the Parties or their representatives.

5.8

Covenants of AT Plastics

AT Plastics covenants and agrees that, except as contemplated in this Agreement or pursuant to the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, it will:

(a)

in a timely and expeditious manner:

(i)

prepare, in consultation with Acetex, and file the AT Plastics Circular in all jurisdictions where the same is required to be filed and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to the Amalgamation and AT Plastics and not containing any misrepresentation, as defined under such applicable Laws, with respect thereto;

(ii)

solicit proxies for the approval of the AT Plastics Amalgamation Resolution in accordance with the AT Plastics Circular;

(iii)

convene the AT Plastics Meeting and distribute copies of this Agreement (or a written summary thereof prepared by AT Plastics in form and substance satisfactory to Acetex acting reasonably); and

(iv)

provide notice to Acetex of the AT Plastics Meeting and allow Acetex's representatives to attend the AT Plastics Meeting; and

(v)

conduct the AT Plastics Meeting in accordance with  the by-laws of AT Plastics and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws;

(b)

in a timely and expeditious manner, prepare (in consultation with Acetex) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the AT Plastics Circular with respect to the AT Plastics Meeting and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(c)

subject to the satisfaction of the conditions precedent in favour of AT Plastics and the receipt of the written confirmation of Acetex that the conditions precedent in favour of Acetex have been satisfied, file the Articles of Amalgamation with the Director in order for the Amalgamation to become effective;

(d)

except for individual proxies and other non-substantive communications, furnish promptly to Acetex a copy of each notice, report, report of proxies submitted, schedule or other document or communication delivered, filed or received by AT Plastics in connection with the Amalgamation the AT Plastics Meeting or any other meeting of AT Plastics security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

(e)

subject to Section 5.7, in a timely and expeditious manner, provide to Acetex all information as may be reasonably requested by Acetex with respect to AT Plastics and its Subsidiaries and their respective businesses and properties; and

(f)

assist and cooperate in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities of Canada of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada for the issue by Acetex of Acetex Shares pursuant to the terms of the  Amalgamation and the resale of such Acetex Shares.

5.9

Covenants of Acetex

Acetex covenants and agrees that, except as contemplated in this Agreement or pursuant to the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, it will:

(a)

in a timely and expeditious manner prepare, in consultation with AT Plastics, the AT Plastics Circular in so far as information contained therein relates to Acetex and provide to AT Plastics for inclusion in the circular all such information and financial statements required under applicable Laws which information shall constitute full, true and plain disclosure of all material facts relating to the Amalgamation and Acetex and shall not contain any misrepresentation, as defined under such applicable Laws, with respect thereto and shall provide a certificate to that effect in the Circular.

(b)

in a timely and expeditious manner, prepare (in consultation with AT Plastics) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the AT Plastics Circular with respect to the Acetex Meeting and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(c)

except for non-substantive communications, furnish promptly to AT Plastics a copy of each notice, report, schedule or other document or communication delivered, filed or received by Acetex in connection with the Amalgamation, any meeting of Acetex Security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

(d)

subject to Section 5.7, in a timely and expeditious manner, provide to AT Plastics all information as may be reasonably requested by AT Plastics with respect to Acetex and its Subsidiaries and their respective businesses and properties;

(e)

prepare and file with all applicable securities commissions or similar securities regulatory authorities of Canada all necessary applications to seek exemptions if required by applicable securities Laws or this Agreement, from the prospectus, registration and other requirements of the applicable securities Laws of Canada for the issue by Acetex of Acetex Shares pursuant to the terms of the Amalgamation and the resale of such Acetex Shares;

(f)

apply for and use all reasonable efforts to obtain the listing on The Toronto Stock Exchange, as of the Effective Date, of the Acetex Shares which are to be issued pursuant to the Amalgamation and issuable upon the exercise of the AT Plastics Options;

(g)

subject to the satisfaction of the conditions precedent in favour of Acetex and the receipt of the written confirmation of AT Plastics that the conditions precedent in favour of AT Plastics have been satisfied, cause Acetex Sub to file the Articles of Amalgamation with the Director in order for the Amalgamation to become effective;

(h)

issue the Acetex Shares, in accordance with the terms of the terms hereof to those AT Plastics Shareholders who are entitled to receive Acetex Shares pursuant to the Amalgamation, which Acetex Shares shall be validly issued as fully paid and non-assessable shares;

(i)

assume, in accordance with the terms hereof, the obligations of AT Plastics under the AT Plastics Options in accordance with the terms hereof; and

(j)

issue the Acetex Substitute Warrants #1 and Acetex Substitute Warrants #2 in accordance with the terms hereof.

5.10

Indemnification of Directors and Officers, Corporate Indemnities and Insurance

(a)

For a period of six years after the Effective Date, AT Plastics shall and Acetex shall cause AT Plastics to (i) maintain in effect the current or substantially similar (subject to any changes required by applicable Laws in the jurisdiction in which AT Plastics may exist from time to time) provisions regarding indemnification of officers and directors contained in the constating documents of AT Plastics and its Subsidiaries and any directors', officers' or employees' indemnification agreements of AT Plastics and its Subsidiaries; (ii) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AT Plastics and its Subsidiaries (provided that Acetex may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are! , in the aggregate, not materially less advantageous to the insured) with respect to claims arising from facts or events which occurred on or before the Effective Date; and (iii) indemnify the directors and officers of AT Plastics and its Subsidiaries to the fullest extent to which AT Plastics and its Subsidiaries are permitted to indemnify such officers and directors under its articles and bylaws and applicable Laws in the jurisdiction in which AT Plastics may continue to exist from time to time. Acetex shall unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees, the obligations of AT Plastics and its Subsidiaries under the foregoing indemnification arrangements.

(b)

The provisions of this Section 5.10 are (i) for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs, executors, administrators and other legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise, and such rights shall be held by AT Plastics or Acetex, as the case may be, in trust for such person provided however that no approval of any beneficiary of such trust shall be required in connection with an amendment or variation of this Section 5.10 prior to the Effective Date.

(c)

Notwithstanding the foregoing, this Section 5.10 shall not restrict or prohibit Acetex or AT Plastics from entering into any transaction subsequent to the Effective Date, including a merger, amalgamation, arrangement, dissolution, liquidation, reorganization of capital or sale of all or substantially all of the assets of Acetex or AT Plastics or a Subsidiary of either of them to another entity, causing Acetex, AT Plastics or a Subsidiary of either of them to assume the liabilities of another entity or otherwise reorganizing or restructuring Acetex, AT Plastics or a Subsidiary of either of them or their respective businesses.

5.11

Merger of Covenants

The covenants set out in this Agreement, except for Section 5.10 and Article 10 (other than Section 10.5), shall not survive the completion of the Amalgamation, and shall expire and be terminated without recourse between the Parties upon such completion.

ARTICLE 6
CONDITIONS

6.1

Mutual Conditions

The obligations of AT Plastics and Acetex to complete the transactions contemplated hereby are subject to fulfillment of the following conditions on or before the Effective Date or such other time as is specified below:

(a)

the AT Plastics Amalgamation Resolutions set forth in the AT Plastics Circular shall have been passed at the AT Plastics Meeting, in accordance with the by-laws of AT Plastics;

(b)

the Effective Date shall be on or before September 30, 2003, subject to any extension of up to thirty (30) days from September 30, 2003, available to a Party pursuant to Section 6.4;

(c)

there shall be no action taken under any Laws or by any Governmental Entity, that:

(i)

makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Amalgamation or any other transactions or agreements contemplated herein; or

(ii)

results in a judgment or assessment of damages, directly or indirectly, which is materially adverse to the transactions or agreements contemplated herein;

(d)

if applicable, the relevant waiting period in section 123 of the Competition Act shall have expired and (i) an advance ruling certificate ("ARC") pursuant to section 102 of the Competition Act shall have been issued by the Commissioner of the Competition Bureau ("Commissioner") appointed under the Competition Act; or (ii) a "no action letter" satisfactory to Acetex and AT Plastics, acting reasonably, indicating that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act shall have been received from the Commissioner, and any terms and conditions attached to any such letter shall be acceptable to Acetex and AT Plastics, acting reasonably; and, in addition, in the event that the ARC or "no action" letter described in (i) or (ii) in the forego! ing is issued, there shall be no threatened or actual application by the Commissioner for an order under section 92 or 100 of the Competition Act;

(e)

all other consents, waivers, permits, orders and approvals of any Governmental Entity (other than as contemplated in Sections 6.1(g) or 6.1(i)) or other person, and the expiry or termination of any waiting periods, in connection with, or required to permit, the consummation of the Amalgamation, the failure of which to obtain or the non-expiry of which would be materially adverse to Acetex or AT Plastics, as the case may be, or materially impede the completion of the Amalgamation, shall have been obtained, received or occurred on terms that will not have a material adverse effect on either Acetex or AT Plastics and reasonably satisfactory evidence thereof shall have been delivered to each Party;

(f)

The Toronto Stock Exchange shall have conditionally approved for listing, subject to compliance with the usual requirements of such exchanges, the Acetex Shares issuable pursuant to the terms of the Amalgamation and issuable upon the exercise of the AT Plastics Options;

(g)

Acetex and AT Plastics shall have each received a legal opinion from United States counsel to Acetex and United States counsel to AT Plastics in connection with the Amalgamation, each in form and substance satisfactory to Acetex and to AT Plastics, acting reasonably, to the effect that, assuming compliance with the procedures specified in such legal opinions, the issuance of Acetex Shares pursuant to the terms of the Amalgamation are exempt from the registration requirements of the United States Securities Act of 1933, as amended;

(h)

any required prospectus exemptions under Canadian federal, provincial or territorial securities Laws and any required registration exemptions under state securities Laws shall have been obtained or perfected or be otherwise available so that the Acetex Shares issuable pursuant to the terms of the Amalgamation shall not be subject to any prospectus or registration requirements or resale restrictions under any of such securities Laws, other than such requirements or restrictions in respect of control persons or affiliates and subject to requirements of general application; and

(i)

rights of dissent shall not have been exercised, nor shall proceedings have been initiated to exercise such rights by AT Plastics Shareholders which exceed 10% of the AT Plastics Shares issued and outstanding or such other amount which in the opinion of the board of directors of Acetex and AT Plastics, acting reasonably, may have a material adverse effect upon the business, property or financial condition of Acetex or AT Plastics.

The foregoing conditions are for the mutual benefit of AT Plastics and Acetex and may be waived, in whole or in part, in writing by both AT Plastics and Acetex at any time. If any of the said conditions precedent shall not be complied with or waived in writing as aforesaid on or before the date required for the performance thereof, either AT Plastics or Acetex may rescind and terminate this Agreement by written notice to the other Party (provided such non-compliance did not arise from the acts or omissions of the Party purporting to rescind and terminate this Agreement) and shall have no other right or remedy, except as set forth in Article 8 or 9.

6.2

AT Plastics Conditions

The obligation of AT Plastics to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

(a)

the representations and warranties made by Acetex in this Agreement shall, in the reasonable judgment of AT Plastics, be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have, or would not reasonably be expected to have, a material adverse effect on Acetex or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement), and Acetex shall have provided to AT Plastics the certificate of a senior officer of Acetex certifying such accuracy on the Effective Date;

(b)

Acetex shall have complied with its covenants herein, except to the extent the failure, in the reasonable judgment of AT Plastics, to comply with such covenants has not had, or would not reasonably be expected to have, individually or in the aggregate a material adverse effect on Acetex or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement, and Acetex shall have provided to AT Plastics the certificate of a senior officer of Acetex certifying that Acetex has so complied with its covenants herein; and

(c)

from the date hereof and up to and including the Effective Date, there shall have been no change, effect, event, occurrence or change in state of facts which has had or, in the reasonable judgment of AT Plastics has or would reasonably be expected to have, a material adverse effect on Acetex.

The foregoing conditions precedent are for the benefit of AT Plastics and may be waived, in whole or in part, by AT Plastics in writing at any time. If any of the said conditions shall not be complied, with or waived in writing by AT Plastics on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of AT Plastics, then AT Plastics may rescind and terminate this Agreement by written notice to Acetex and shall have no other right or remedy against Acetex, except as set forth in Article 8 or 9.

6.3

Acetex Conditions

The obligation of Acetex to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

(a)

the representations and warranties made by AT Plastics in this Agreement shall be, in the reasonable judgment of Acetex, true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have, or would not reasonably be expected to have, a material adverse effect on AT Plastics or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement), and AT Plastics shall have provided to Acetex the certificate of a senior officer of AT Plastics certifying such accuracy on the Effective Date;

(b)

AT Plastics shall have complied with its covenants herein, except to the extent the failure, in the reasonable judgment of Acetex, to comply with such covenants has not had, or would not reasonably be expected to have, individually or in the aggregate a material adverse effect on AT Plastics or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement, and AT Plastics shall have provided to Acetex the certificate of a senior officer of AT Plastics certifying that AT Plastics has so complied with its covenants herein;

(c)

from the date hereof and up to and including the Effective Date, there shall have been no change, effect, event, occurrence or change in state of facts which has had or in the reasonable judgment of Acetex has or would reasonably be expected to have, a material adverse effect on AT Plastics;

(d)

Acetex, acting reasonably shall have determined that it is able to arrange financing which in its opinion is adequate to refinance the debt of the Amalgamated Corporation such that Acetex will be in compliance with the terms and conditions of its 10 7/8% Senior Notes due 2009 on the Effective Date;

(e)

AT Plastics has entered into agreements in form and substance satisfactory to Acetex providing that after the Effective Date the Amalgamated Corporation may refinance its debts owing to AT Plastics Warrantholders for the principal amount thereof and an additional amount not to exceed US$850,000 and which provide for the cancellation and extinguishment of the AT Plastics Warrants in consideration for the Acetex Substitute Warrants #1 and Acetex Substitute Warrants #2; and

(f)

Acetex is satisfied that AT Plastics has not issued any options or issued warrants to acquire its stock save as disclosed in writing since March 31, 2003.

The foregoing conditions precedent are for the benefit of Acetex and may be waived, in whole or in part, by Acetex in writing at any time. If any of the said conditions shall not be complied with or waived in writing by Acetex on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of Acetex, then Acetex may rescind and terminate this Agreement by written notice to AT Plastics and shall have no other right or remedy against AT Plastics, except as set forth in Article 8 or 9.

6.4

Notice and Cure Provisions

Each of AT Plastics and Acetex will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence of failure would, or would be likely to:

(a)

cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof; or

(b)

result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder.

No Party may elect not to complete the transactions contemplated hereby pursuant to the non-fulfillment of the conditions precedent contained in Sections 6.1, 6.2 and 6.3 or, any termination right arising therefrom and no payments are payable pursuant to Sections 8.1 or 8.2 as a result of such election unless forthwith and in any event prior to the filing of the Articles of Amalgamation for acceptance by the Director, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a Party is procee! ding diligently to cure such matter and such matter is capable of being cured (except matters arising out of the failure to make appropriate disclosure in the disclosure memoranda delivered on the date of execution of this Agreement pursuant to Section 1.10 hereof) no Party may terminate this Agreement until the later of September 30, 2003 and (except with respect to the condition set out in 6.3(d)) the expiration of a period of thirty (30) days from such notice and then only if such matter is not cured in all material respects. If such notice has been delivered prior to the date of the AT Plastics Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the filing of the Articles of Amalgamation with the Director, such application and such filing shall be postponed until the expiry of such period.

6.5

Merger of Conditions

The conditions set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released upon the filing of Articles of Amalgamation as contemplated by this Agreement. Notwithstanding the foregoing, the covenants set forth in Section 5.10 and Article 10 (other than Section 10.5) shall survive the filing of Articles of Amalgamation, as contemplated by this Agreement.

ARTICLE 7
AMENDMENT

7.1

Amendment

This Agreement may, at any time and from time to time before or after the holding of the AT Plastics Meeting, be amended by mutual written agreement of the Parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation:

(a)

change the time for performance of any of the obligations or acts of the Parties;

(b)

waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants herein contained and waive or modify, performance of any of the obligations of the Parties; and

(d)

waive compliance with or modify any conditions precedent herein contained;

provided that: (i) notwithstanding the foregoing, following the approval of the AT Plastics Amalgamation Resolution, the number of Acetex Shares which the AT Plastics Shareholders shall have the right to receive in the Amalgamation may not be decreased without the further approval of the AT Plastics Shareholders given in the same manner as required for the approval of the Amalgamation; and (ii) any such change, waiver or modification does not invalidate any required securityholder approval of the Amalgamation.

ARTICLE 8
AGREEMENT AS TO COMPENSATION AND OTHER ARRANGEMENTS

8.1

Acetex Compensation

(a)

If at any time after the execution of this Agreement:

(i)

the Board of Directors of AT Plastics has withdrawn, qualified or changed any of its recommendations or determinations referred to in Section 2.9(a) in a manner adverse to Acetex or shall have resolved to do so prior to the Effective Date;

(ii)

a bona fide Acquisition Proposal is publicly announced, proposed, offered or made to the AT Plastics Shareholders or to AT Plastics, and (A) such Acquisition Proposal has not expired or been withdrawn at the time of the AT Plastics Meeting, (B) the AT Plastics Shareholders do not approve the Amalgamation and (C) such Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, is consummated within 12 months of the termination of this Agreement; or

(each of the above being an "Acetex Payment Event"), then AT Plastics shall pay to Acetex in immediately available funds the amount of US$5,000,000 to an account designated by Acetex , within three business days after any one of Sections 8.1(a)(i) or (ii) being satisfied or if requested by Acetex issue and deliver to Acetex (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of AT Plastics Shares of its capital, as fully paid and non-assessable as is equal to US$5,000,000 divided by the closing price of the AT Plastics Shares on the business day immediately preceding the date of the Acetex Payment Event, within three business days thereof.

(b)

If this Agreement is terminated by Acetex in accordance with Section 9.1(b) in reliance on the condition contained in Section 6.3(a), then AT Plastics shall pay to Acetex in immediately available funds the amount of US$1,000,000 to an account designated by Acetex , within three business days or if requested by Acetex issue and deliver to Acetex (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of AT Plastics Shares of its capital, as fully paid and non-assessable as is equal to US$1,000,000 divided by the closing price of the AT Plastics Shares on the business day immediately preceding the date of such termination, within three business days thereof.

(c)

Notwithstanding anything to the contrary contained herein, if a payment has been made under any of Sections 8.1(a)(i) or (ii) or 8.1(b) above, no further payment shall be required under Sections 8.1 (a)(i) or (ii) or 8.1(b).

8.2

AT Plastics Compensation

(a)

If at any time after the execution of this Agreement: Acetex does not waive the condition set out in Section 6.3(d) by September 30, 2003 and its failure to do so is not principally attributable to the failure of AT Plastics to co-operate and assist Acetex with respect to the matters provided therein and/or the failure of AT Plastics to perform the AT Plastics Support Obligations (an "AT Plastics Payment Event"), then Acetex shall pay to AT Plastics US$5,000,000 as liquidated damages in immediately available funds to an account designated by AT Plastics within three business days thereof or if requested by AT Plastics issue and deliver to AT Plastics (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange)  that number of Acetex Shares, as fully paid and non-assessable as is eq! ual to US$5,000,000 divided by the closing price of the Acetex Shares on the business day immediately preceding the Acetex Payment Event, within three business days thereof

(b)

If this Agreement is terminated by AT Plastics in accordance with Section 9.1(b) in reliance on the condition contained in Section 6.2(a), then Acetex shall pay to AT Plastics in immediately available funds the amount of US$1,000,000 to an account designated by AT Plastics, within three business days thereof issue or if requested by AT Plastics issue and deliver to AT Plastics (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of Acetex Common Shares of its capital, as fully paid and non-assessable as is equal to US$1,000,000 divided by the closing price of the Acetex  Shares on the business day immediately preceding the date of such termination, within three business days thereof.

(c)

Notwithstanding anything to the contrary contained herein, if a payment has been made under any of Sections 8.2(a)or 8.2(b) above, no further payment shall be required under Sections 8.2(a) or 8.2(b).

8.3

Liquidated Damages

Each Party acknowledges that the amounts set out in this Article 8 represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which the Party entitled to such damages will suffer or incur as a result of the event (subject to Section 6.4) giving rise to such damages and resultant termination of this Agreement, and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.

8.4

Limited Remedy

For greater certainty, the Parties agree that the compensation or damages to be received pursuant to this Article 8 is the sole remedy in compensation or damages of the party receiving such payment; provided however that nothing contained in this Article 8 or Section 9.1, including the payment of an amount under this Article 8 shall relieve or have the effect of relieving any Party in any way from liability for damages incurred or suffered by a Party as a result of a breach of this Agreement by a Party acting in bad faith with a clear intent and design to prevent the conditions precedent to this Agreement's completion from being satisfied. Nothing herein shall preclude a Party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agree! ment or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith.

ARTICLE 9
TERMINATION

9.1

Termination

This Agreement may be terminated at any time prior to the Effective Date:

(a)

by mutual written consent of Acetex and AT Plastics;

(b)

as provided in Sections 6.1, 6.2 and 6.3, subject to the right to cure pursuant to Section 6.4;

(c)

by Acetex upon the occurrence of an Acetex Payment Event as provided in Section 8.1;

(d)

by AT Plastics upon the occurrence of an AT Plastics Payment Event as provided in Section 8.2;

(e)

by Acetex upon the acceptance of an Acquisition Proposal pursuant to, and in accordance with, Sections 5.5 and 5.6 (and provided payment of the applicable amounts under Section 8.2(a) to, AT Plastics have been made);

(f)

by AT Plastics upon the acceptance of an Acquisition Proposal pursuant to, and in accordance with, Sections 5.5 and 5.6 (and provided payment of the applicable amounts under Section 8.1(a) to Acetex have been made); and

(g)

by either Acetex or AT Plastics if: at the AT Plastics Meeting the requisite vote of AT Plastics Shareholders is not obtained;

(h)

In the event of the termination of this Agreement in the circumstances set out in any of paragraphs (a) through (g) of this Section 9.1, this Agreement shall forthwith be terminated and neither Party shall have any liability or further obligation to the other Party hereunder, except with respect to the obligations set forth in Article 8 and Article 10 (other than Section 10.5) which shall survive such termination.

ARTICLE 10
GENERAL

10.1

Expenses

(a)

The Parties agree that, except in the event of the termination of this Agreement, all out-of-pocket third party transaction expenses of the Amalgamation, including legal fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.  If this Agreement is terminated, Acetex and AT Plastics agree to share equally the fees and filing fees in respect of the Competition Act.

(b)

Acetex and AT Plastics represent and warrant to each other that, except for Griffiths McBurney Partners and UBS Securities, LLC in the case of Acetex, and W.Y. Campbell & Company in the case of AT Plastics, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation. Each Party to this Agreement has provided to the other Party a correct and complete copy of all agreements relating to the arrangement between it and its financial advisors as are in existence at the date hereof and agrees not to amend the terms of any such agreements relating to the payment of fees and expenses or enter into an engagement letter with any strategic advisor without the prior written approval of the other Party of the fees and! expenses to be incurred.

10.2

Notices

Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to any other Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, if not, the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. at the point of delivery in which case it shall be deemed to have been given and rece! ived on the next business day.

The address for service of each of the parties hereto shall be as follows:

(a)

if to Acetex or 2028569 Ontario Limited:

Acetex Corporation
750 World Trade Centre
Vancouver, British Columbia  V6C 3C1

Attention: Brooke N. Wade
Fax: (604) 680-9620

with a copy to:

Burnet, Duckworth & Palmer LLP
1400, 350 – 7th Avenue S.W.
Calgary, Alberta  T2P 3N9

Attention:  David Ross
Fax: (403) 260-0337

(b)

if to AT Plastics:

134 Kennedy Road South
Brampton, Ontario  L6W 3G5

Attention : Gary Connaughty

with a copy to:

Aird & Berlis LLP
#1800, 181 Bay Street
Toronto, Ontario  M5J 2T9

Attention:  Margaret Nelligan

10.3

Time of Essence

Time shall be of the essence in this Agreement.

10.4

Entire Agreement

This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties and cancel and supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof. To the extent that provisions of the Confidentiality Agreement conflict with provisions of this Agreement, the provisions of this Agreement shall govern. The Board of Directors of each of the Parties hereby consents under Section 11.1 of the Confidentiality Agreement (for so long as this Agreement remains in effect and has not been terminated) to the actions of the other taken to consummate the Amalgamation and the transactions contemplated thereby or action taken to propose amendments thereto under Section 5.6 of this Agreement. The Parties hereby amend the Confidentiality Agreement such that the Confidentialit! y Agreement shall terminate upon the Amalgamation becoming effective or at the end of the 12th calendar month following the termination of this Agreement, whichever is first to occur and the exclusivity provisions of the Confidentiality Agreement contained in Article 3 thereof are hereby terminated.

10.5

Further Assurances

Each Party hereto shall, from time to time, and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.6

Governing Law

This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each Party hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

10.7

Execution in Counterparts

This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and the counterparts collectively are to be conclusively deemed to be one instrument.

10.8

Waiver

No waiver by any Party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

10.9

Enurement and Assignment

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party hereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

ACETEX CORPORATION		AT PLASTICS INC.

Per:	(signed) "Brooke N. Wade"	Per:	(signed) "Gary Connaughty"
	Name: Brooke N. Wade Title: Chairman & Chief Executive Officer		Name: Gary Connaughty Title: President & Chief Executive Officer

Per:	(signed) "Ken E. Vidalin"
Name: Ken E. Vidalin Title: President & Chief Operating Officer

2028569 ONTARIO LIMITED

Per:	(signed) "Brooke N. Wade"
Name: Brooke N. Wade Title: Chairman & Chief Executive Officer

Per:	(signed) "Ken E. Vidalin"
Name: Ken E. Vidalin Title: President & Chief Operating Officer

SCHEDULE “A”

Articles of Amalgamation

[OBCA Form]

1.

NAME OF CORPORATION.

Acetex (Ontario) Inc.

2.

CORPORATE ACCESS NO.

3.

4.

THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

An unlimited number of common shares

5.

RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No restrictions.

6.

NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

Minimum of three (3), maximum of twelve (12).

7.

RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

No restrictions.

8.

OTHER RULES OR PROVISIONS IF ANY.

The directors of the Corporation are authorized to appoint from time to time between annual meetings one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the end of the most recently completed annual general meeting of the Corporation.

9.

NAME OF AMALGAMATING CORPORATIONS.

AT Plastics Inc

Acetex (Ontario) Inc.

10.

CORPORATE ACCESS NO.

DATE

SIGNATURE

TITLE

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF ACETEX

2.

Organization.

Each of Acetex and its Material Subsidiaries has been duly incorporated or formed under the Laws of its jurisdiction of incorporation or other organization, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as presently owned and conducted. All of the outstanding shares in the capital of and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Acetex are (except as disclosed in writing to AT Plastics or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholder, partnership or joint venture agreements for or pursuant to existing financing arr! angements involving Subsidiaries which are not wholly owned): (i) owned free and clear of all material liens, claims or encumbrances and (ii) there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

3.

Capitalization.

The authorized capital of Acetex consists of an unlimited number of Acetex Shares.  As of the date hereof there are 25,491,864 Acetex Shares outstanding and 2,869,188 Acetex Shares issuable under the Acetex Option Plan.  Except as described in the immediately preceding sentence or otherwise disclosed in writing, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Acetex or any Subsidiary to issue or sell (other than to a wholly-owned Subsidiary of Acetex or any of its Subsidiaries) any shares of Acetex or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Acetex, any Subsidiary or any other person, nor (except for rights under the Acetex Option Plans), is there outstanding any stock appreciatio! n rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Acetex or any Subsidiary. There have been no Acetex Shares issued since 2000, other than pursuant to the exercise of stock option entitlements. Since 2000, Acetex has granted Acetex Options only in the ordinary course of business.

4.

Authority.

Acetex has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acetex and the consummation by Acetex of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Acetex and, subject to approval by the Acetex Shareholders, no other corporate proceedings on the part of Acetex are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acetex and constitutes a valid and binding obligation of Acetex, enforceable against Acetex in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors' rights generally, to general pr! inciples of equity and public policy. Except as disclosed in writing to AT Plastics on or prior to the date hereof and subject to obtaining all consents and approvals contemplated by this Agreement, the execution and delivery by Acetex of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation and the transactions contemplated thereby, will not:

(a)

result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

(i)

its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any person holding an ownership interest in any Material Subsidiary;

(ii)

any law, regulation, order, judgment or decree; or

(iii)

any contract, agreement, license, franchise or permit to which Acetex or any Material Subsidiary is bound or is subject or is the beneficiary;

(b)

give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

(c)

result in the imposition of any Encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Acetex or any Material Subsidiary to carry on the business of Acetex or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future;

which would individually or in the aggregate have a material adverse effect on Acetex or materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

5.

Absence of Changes.

Since December 31, 2002, and except as has been previously disclosed in writing to AT Plastics or has been publicly disclosed prior to the date hereof in any document filed with the Alberta Securities Commission (the "Securities Authorities") (i) Acetex has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Acetex or which materially and adversely affects the ability of Acetex to consummate the transactions contemplated hereby have been incurred, (iii) there has not been any material change, as defined under the Securities Act! (Alberta), in the affairs of Acetex or in the financial condition, results of operations or business of Acetex and (iv) as of the execution hereof, there are no material change reports filed with the Securities Authorities which remain confidential.

6.

Employment Agreements.

(a)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof, or except as set forth in the proxy circular prepared in connection with the Annual General Meeting of Acetex held on May 24, 2003, neither Acetex nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive.

(b)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or threatened strikes or lockouts at either Acetex or any Material Subsidiary that would individually or in the aggregate have a material adverse effect on Acetex.

(c)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation, actual or threatened, relating to its employees or independent contractors (including any termination of such persons) other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on Acetex.

(d)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof or as are not material, Acetex and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or threatened proceedings before any board or tribunal with respect to any of the areas listed herein other than where the failure to so operate or such proceedings which, individually or in the aggregate would not have a material adverse effect on Acetex.

7.

Disclosure.

Acetex has publicly disclosed in documents filed with the Securities Authorities or disclosed to AT Plastics in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on Acetex or materially and adversely affects the ability of Acetex to consummate the transactions contemplated hereby.

8.

Financial Statements.

Except as disclosed in writing to AT Plastics on or prior to the date hereto, the audited consolidated balance sheet and related consolidated statements of income, retained income and cash flows of Acetex, for the fiscal years ended December 31, 2002 and 2001 and the unaudited interim consolidated financial statements of Acetex for the periods ended March 31, 2003, were prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Acetex's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated fina! ncial condition of Acetex at the respective dates indicated and the results of operations of Acetex (on a consolidated basis) for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

9.

Books and Records.

The corporate records and minute books of Acetex and the Material Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

10.

Litigation, etc.

Except as set forth or specifically reflected in any document filed with the Securities Authorities, or as disclosed in writing to AT Plastics on or prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of Acetex, threatened against or relating to Acetex or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on Acetex or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation, nor is Acetex aware of any basis for any such claim, action, proceeding or investigation. Neither Acetex nor any Material Subsidiary is subject to any outstanding order, writ, injunction or decree ! that has had or is reasonably likely to have a material adverse effect on Acetex or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation.

11.

Environmental.

All operations of Acetex and its Material Subsidiaries, have been and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on Acetex. Except as has been disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is aware of, or is subject to:

(a)

any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(b)

any demand or notice with respect to the breach of any Environmental Laws applicable to Acetex or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances;

which individually or in the aggregate would have a material adverse effect on Acetex.

12.

Insurance.

Policies of insurance in force as of the date hereof naming Acetex as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Acetex and the Material Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Acetex reasonable to seek such insurance rather than provide for self insurance. All such policies of insurance shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Amalgamation other than such cancellations as would not individually or in the aggregate have a material adverse effect on Acetex.

13.

Tax Matters.

(a)

Returns Filed and Taxes Paid.  All Returns required to be filed by or on behalf of Acetex or any Material Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects.  Except as disclosed in writing by Acetex to AT Plastics on or prior to the date hereof, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by Acetex or any Material Subsidiaries with respect to items or periods covered by such Returns.

(b)

Tax Reserves.  Acetex has paid or provided adequate accruals in its consolidated financial statements for the year ended December 31, 2002 for Taxes assessed, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada.

(c)

Tax Deficiencies; Audits.  Except as has been disclosed in writing to AT Plastics, no deficiencies exist or have been asserted with respect to Taxes of Acetex or any Material Subsidiary, neither Acetex nor any Material Subsidiary is a Party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against Acetex or any Material Subsidiary or any of their respective assets, except where such deficiencies, actions or proceedings are not material to Acetex or the Amalgamation.

14.

Pension and Employee Benefits.

(a)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof, Acetex has complied, in all material respects, with all the terms of and all applicable Laws in respect of the pension and other employee compensation and benefit obligations of Acetex and its Material Subsidiaries, including the terms of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Acetex or any of its Material Subsidiaries (collectively referred to as the "Acetex Plans") and all Acetex Plans are fully funded and in good standing with such regulatory ! authorities as may be applicable.

(b)

No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Acetex Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Acetex Plans or their assets which individually or in the aggregate would have a material adverse effect o! n Acetex:

(c)

Other than as disclosed in writing to AT Plastics on or prior to the date hereof, no event has occurred or condition exists with respect to any of the Acetex Plans or relating to any employee of Acetex or a Material Subsidiary which, individually or in the aggregate, is reasonably likely to result in a material liability to Acetex.

15.

Property.

Acetex and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by Acetex and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to the other Party hereto on or prior to the date hereof and except for such failures of title that would, individually or in the aggregate, not have a material adverse effect on Acetex. All trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the business of Acetex and its Material Subsidiaries are validly and beneficially owned ! by Acetex or the relevant Material Subsidiary with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto and the conduct of the Acetex and its Material Subsidiaries does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person;

16.

Reports.

Acetex has filed with the Securities Authorities, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 except for such forms, reports, schedules, statements or other documents which were not material (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any financial statements or schedules included therein, are referred to as the "Acetex Documents"). The Acetex Documents, at the time filed, (a) did not contain any misrepresentation and (b) complied in all material respects with the requirements of applicable securities legislation.

17.

Compliance with Laws.

Since December 31, 2002, and except as has been publicly disclosed prior to the date hereof in any document filed with the Securities Authorities, Acetex and its Material Subsidiaries and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not, individually or in the aggregate, have a material adverse effect on Acetex or which would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

18.

Licenses, etc.

Except as disclosed in writing to AT Plastics on or prior to the date hereof, Acetex and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not, individually or in the aggregate, have a material adverse effect on Acetex or would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

19.

Certain Contracts.

Except as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any of its Material Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of Acetex or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have material portion of the business of Acetex or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have a material adverse effect, on Acetex or would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transacti! ons contemplated hereby.

20.

Regulatory Matters

The aggregate value of the assets of Acetex and its Subsidiaries in Canada does not exceed (Cdn.) $9 million in the aggregate, determined as of December 31, 2002 and in such manner as is prescribed for purposes of the Competition Act (Canada); and the gross revenues from sales in, from or into Canada of Acetex and its Subsidiaries, determined for the year ended December 31, 2002 and in such manner as is prescribed for purposes of the Competition Act (Canada), do not exceed (Cdn.) $150 million in the aggregate  Acetex is a “Canadian” as that term is defined pursuant to the provisions of the Investment Canada Act.

21.

Acetex Sub

Acetex Sub has no liabilities or obligations other than those arising pursuant to the Agreement and has no assets save for cash of $10.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF AT PLASTICS

22.

Organization.

Each of AT Plastics and its Material Subsidiaries has been duly incorporated or formed under the Laws of its jurisdiction of incorporation or other organization, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as presently owned and conducted. All of the outstanding shares in the capital of and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by AT Plastics are (except as disclosed in writing to Acetex or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholder, partnership or joint venture agreements for or pursuant to existing financin! g arrangements involving Subsidiaries which are not wholly owned): (i) owned free and clear of all material liens, claims or encumbrances and (ii) there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

23.

Capitalization.

The authorized capital of AT Plastics consists of: (a) an unlimited number of AT Plastics Shares and two classes of preferred shares.  As of the date hereof there are 49,935,934 AT Plastics Shares outstanding and no preferred shares outstanding and 4,013,497 AT Plastics Shares were issuable pursuant to outstanding AT Plastics Options.  Except as described in the immediately preceding sentence or as disclosed in writing to Acetex and except for: (a)the AT Plastics Warrants; the compensation arrangement with Arnold Cader; and (c) the compensation arrangement with certain directors of AT Plastics, there are no options, warrants, conversion privileges or other rights; agreements, arrangements or commitments obligating AT Plastics or any Subsidiary to issue or sell (other than to a wholly-owned Subsidiary of AT Plastics or any of i! ts Subsidiaries) any shares of AT Plastics or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of AT Plastics, any Subsidiary or any other person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of AT Plastics or the Subsidiary. Except as disclosed in writing to Acetex, there have been no AT Plastics Shares issued since December 31, 2002 other than pursuant to the exercise of stock option entitlements.

24.

Authority.

AT Plastics has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by AT Plastics and the consummation by AT Plastics of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of AT Plastics and, subject to approval by the AT Plastics Shareholders, no other corporate proceedings on the part of AT Plastics are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by AT Plastics and constitutes a valid and binding obligation of AT Plastics, enforceable against AT Plastics in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws rela! ting to or affecting creditors' rights generally, to general principles of equity and public policy. Except as disclosed in writing to Acetex on or prior to the date hereof and subject to obtaining all consents and approvals contemplated by this Agreement, the execution and delivery by AT Plastics of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation and the transactions contemplated thereby, will not:

(a)

result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

(i)

its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any Person holding an ownership interest in any Material Subsidiary;

(ii)

any law, regulation, order, judgment or decree; or

(iii)

any contract, agreement, license, franchise or permit to which AT Plastics or any Material Subsidiary is bound or is subject or is the beneficiary;

(b)

give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

(c)

result in the imposition of any Encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of AT Plastics or any Material Subsidiary to carry on the business of AT Plastics or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future;

which would individually or in the aggregate have a material adverse effect on AT Plastics or materially impair the ability of AT Plastics to perform its obligations hereunder or materially delay the consummation of the transactions contemplated hereby.

25.

Absence of Changes.

Since December 31, 2002, and except as has been previously disclosed in writing to Acetex or has been publicly disclosed prior to the date hereof in any document filed with the Alberta Securities Commission (the "Securities Authorities") (i) AT Plastics has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to AT Plastics or which materially and adversely affects the ability of AT Plastics to consummate the transactions contemplated hereby have been incurred, (iii) there has not been any material change, as defined under the Secu! rities Act (Alberta), in the affairs of AT Plastics or in the financial condition, results of operations or business of AT Plastics and (iv) as of the execution hereof, there are no material change reports filed with the Securities Authorities which remain confidential.

26.

Employment Agreements.

(a)

Except as disclosed in writing to Acetex on or prior to the date hereof, or except as set forth in the proxy circular prepared in connection with the Annual General Meeting of AT Plastics held on May 22, 2003·, neither AT Plastics nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive.

(b)

Other than as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or threatened strikes or lockouts at either AT Plastics or any Material Subsidiary that would individually or in the aggregate have a material adverse effect on AT Plastics.

(c)

Other than as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation, actual or threatened, relating to its employees or independent contractors (including any termination of such persons) other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on AT Plastics.

(d)

Other than as disclosed in writing to Acetex on or prior to the date hereof or as are not material, AT Plastics and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or threatened proceedings before any board or tribunal with respect to any of the areas listed herein other than where the failure to so operate or such proceedings which, individually or in the aggregate would not have a material adverse effect on AT Plastics.

27.

Disclosure.

AT Plastics has publicly disclosed in documents filed with the Securities Authorities or disclosed to Acetex in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on AT Plastics or materially and adversely affects the ability of AT Plastics to consummate the transactions contemplated hereby.

28.

Financial Statements.

The audited consolidated financial statements of AT Plastics for the fiscal year ended December 31, 2002 and the unaudited interim consolidated financial statements of AT Plastics for the period ended March 31, 2003 were prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of AT Plastics's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial condition of AT Plastics at the respective dates indicated and the results of operations of AT Plastics (on a consolidated basis) for the per! iods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

29.

Books and Records.

The corporate records and minute books of AT Plastics and the Material Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

30.

Litigation, etc.

Except as set forth or specifically reflected in any document filed with the Securities Authorities, or as disclosed in writing to Acetex on or prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of AT Plastics, threatened against or relating to AT Plastics or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on AT Plastics, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation, nor is AT Plastics aware of any basis for any such claim, action, proceeding or investigation. Neither AT Plastics nor any Material Subsidiary is subject to any outstanding order, writ, ! injunction or decree that has had or is reasonably likely to have a material adverse effect on AT Plastics or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation.

31.

Environmental.

All operations of AT Plastics and its Material Subsidiaries, have been and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would, not, individually or in the aggregate, have a material adverse effect on AT Plastics. Except as has been disclosed in, writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is aware of, or is subject to:

(a)

any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(b)

any demand or notice with respect to the breach of any Environmental Laws applicable to AT Plastics or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances;

which individually or in the aggregate would have a material adverse effect on AT Plastics.

32.

Insurance.

Policies of insurance in force as of the date hereof naming AT Plastics as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of AT Plastics and the Material Subsidiaries for which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is in the opinion of AT Plastics reasonable to seek such insurance rather than provide for self insurance. All such policies of insurance shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Amalgamation other than such cancellations as would not individually or in the aggregate have a material adverse effect on A! T Plastics.

33.

Tax Matters.

(a)

Returns Filed and Taxes Paid.  All Returns required to be filed by or on behalf of AT Plastics or any Material Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. Except as disclosed in writing by AT Plastics to Acetex on or prior to the date hereof, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by AT Plastics or any Material Subsidiaries with respect to items or periods covered by such Returns.

(b)

Tax Reserves.  AT Plastics has paid or provided adequate accruals in its consolidated financial statements for the year ended December 31, 2002 for Taxes assessed, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada.

(c)

Tax Deficiencies; Audits.  Except as has been disclosed in writing to Acetex, no deficiencies exist or have been asserted with respect to Taxes of AT Plastics or any Material Subsidiary, neither AT Plastics nor any Material Subsidiary is a Party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against AT Plastics or any Material Subsidiary or any of their respective assets, except where such deficiencies, actions or proceedings are not material to AT Plastics or the Amalgamation.

34.

Pension and Employee Benefits.

(a)

Other than as disclosed in writing to Acetex on or prior to the date hereof, AT Plastics has complied, in all material respects, with all the terms of and all applicable Laws in respect of the pension and other employee compensation and benefit obligations of AT Plastics and its Material Subsidiaries, including the terms of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon AT Plastics or any of its Material Subsidiaries

(collectively referred to as the "AT Plastics Plans") and all AT Plastics Plans are fully funded and in good standing with such regulatory authorities as may be applicable.

(b)

No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any AT Plastics Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the AT Plastics Plans or their assets which individually or in the aggregate would have a material advers! e effect on AT Plastics.

(c)

Other than as disclosed in writing to Acetex on or prior to the date hereof, no event has occurred or condition exists with respect to the AT Plastics Plans or relating to any employee of AT Plastics or a Material Subsidiary which, individually or in the aggregate, is reasonably likely to result in a material liability to AT Plastics.

35.

Property.

AT Plastics and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by AT Plastics and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to the other Party hereto on or prior to the date hereof and except for such failures of title that would, individually or in the aggregate, not have a material adverse effect on AT Plastics. All trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the business of AT Plastics and its Material Subsidiaries are validly and! beneficially owned by AT Plastics or the relevant Material Subsidiary with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto and the conduct of the AT Plastics and its Material Subsidiaries does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person.

36.

Reports.

AT Plastics has filed with the Securities Authorities, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 except for such forms, reports, schedules, statements or other documents which were not material (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any financial statements or schedules included therein, are referred to as the "AT Plastics Documents"). The AT Plastics Documents, at the time filed, (a) did not contain any misrepresentation not subsequently corrected and (b) complied in all material respects with the requirements of applicable securities legislation.

37.

Compliance with Laws.

Since December 31, 2002, and except as has been publicly disclosed prior to the date hereof in any document filed with the Securities Authorities, AT Plastics and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on AT Plastics or which would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

38.

Licenses, etc.

Except as disclosed in writing to Acetex on or prior to the date hereof, AT Plastics and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not individually or in the aggregate have a material adverse effect on AT Plastics or would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

39.

Certain Contracts.

Except as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any of its Material Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of AT Plastics or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have a material adverse effect on AT Plastics or would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

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SCHEDULE D

GOVERNANCE ARRANGEMENTS

40.

Transitional

Between the date hereof and the Effective Date, the Chief Executive Officers of each of Acetex and AT Plastics shall agree on an organizational structure to be implemented as soon as practicable after the Effective Date and shall agree on the placement of individuals in respect of significant management positions.

It is the intention of Acetex and AT Plastics that there be a reasonable sharing of employment positions for the combined business operations after the Effective Date; it being understood that determinations in respect of such positions shall be made in a manner consistent with the efficient operation of the combined business operations.

41.

Options

AT Plastics and Acetex anticipate that, following the completion of the Amalgamation; the Board of Directors of Acetex will conduct an assessment of Acetex's outstanding options.  This may result in additional options being granted or in the surrender of options in conjunction with the grant of new options, all in accordance with the terms of the Acetex Option Plan and subject to any required stock exchange and shareholder approvals.  All determinations with respect of the foregoing matters described in this paragraph shall be at the discretion of the Board of Directors of Acetex.

SCHEDULE E

Acetex Substitute Warrants

(attached)

SCHEDULE F

AT Plastics Support Obligations

AT Plastics shall on or before July 10, 2003 prepare and deliver financial statements in U.S. dollars (prepared as a translation of convenience):

(b)

Audited consolidated balance sheets at December 31, 2001 and December 31, 2002

(c)

Audited consolidated statements of income, retained earnings and cash flows for the twelve month periods ending December 31, 2000, December 31, 2001 and December 31, 2002,

(d)

Unaudited consolidated balance sheets at June 30, 2003 subject to auditors review sufficient for a comfort letter;

(e)

Unaudited consolidated statements of income, retained earnings and cash flows for the six month periods ending June 30, 2002 and June 30, 2003 subject to auditor's review sufficient for a comfort letter;

(f)

All the above statements reconciled to U.S. generally accepted accounting principles as required for Form 20F, item 17 status.

(g)

Actuarial reports with respect to AT Plastics pension plans for funding purposes as at June 30, 2003.

AT Plastics shall provide access to its facilities, employees, executives and consultants as may be reasonably requested by Acetex to allow Acetex to complete its financing arrangements as contemplated by section 6.3(d).

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Exhibit 5.1

October 6, 2003

Acetex Corporation

750 World Trade Centre

999 Canada Place

Vancouver BC  V6C 3E1

Ladies and Gentlemen:

Re:

Registration Statement of Form F-3 (the "Registration Statement") with respect to shares to be issued pursuant to the acquisition by Acetex Corporation ("Acetex") of AT Plastics Inc. ("AT Plastics")

We, Burnet, Duckworth & Palmer LLP of Suite 1400, 350 – 7th Avenue S.W., Calgary, Alberta, T2P 3N9, have acted as counsel to Acetex Corporation ("Acetex") in connection with the registration by Acetex of 2,395,598 common shares (the "Shares"), issuable as set forth in the Registration Statement on Form F-3 (the "Registration Statement") that is being filed on the date hereof by Acetex with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein.

Based on the foregoing, we are of the opinion that the Shares have been legally issued as fully paid and nonassessable.

We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Yours truly,

BURNET, DUCKWORTH & PALMER LLP

(signed) "Burnet, Duckworth & Palmer LLP"

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Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Acetex Corporation

We consent to the use of our reports dated February 7, 2003  incorporated herein by reference or included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

(Signed) “KPMG LLP”

Vancouver, Canada

September 29, 2003

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Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

AT Plastics Inc.

We consent to the use of our report dated February 19, 2003, except as to Notes 1, 9 and 20 which are as of June 30, 2003, with respect to the consolidated balance sheets of AT Plastics Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2002, included herein and to the reference to our firm under the heading “Experts” in the prospectus.  Our report dated February 19, 2003, except as to Notes 1, 9 and 20 which are as of June 30, 2003, contains additional comments for U.S. readers that states that the financial statements are affected by conditions and events that cast substantial doubt on AT Plastics Inc.’s ability to continue as a going concern.  The consolidated financial statements do not includ! e any adjustments that might result from the outcome of that uncertainty.  In addition, the additional comments for U.S. readers refers to changes in accounting policies for goodwill, foreign currency translation and stock-based compensation and other stock-based payments.

(Signed) “KPMG LLP”

Edmonton, Canada

September 29, 2003

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